Exhibit 10.1

EXECUTION VERSION

Published CUSIP Number: __________
Revolving Credit Advance CUSIP Number: __________
Term Advance CUSIP Number: __________

$750,000,000
CREDIT AGREEMENT

Dated as of July 8, 2011

among

CRACKER BARREL OLD COUNTRY STORE, INC.,
as Borrower,

THE SUBSIDIARY GUARANTORS NAMED HEREIN,

as Guarantors,

THE LENDERS, SWING LINE BANK AND ISSUING BANK NAMED HEREIN,

BANK OF AMERICA, N.A. and SUNTRUST BANK,
as Co-Syndication Agents

REGIONS BANK,
FIFTH THIRD BANK
and
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH,
as Co-Documentation Agents

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

WELLS FARGO SECURITIES, LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Bookrunners

T A B L E O F C O N T E N T S

i

ii

SCHEDULES
Schedule I	-	Guarantors
Schedule 1.01	-	Existing Letters of Credit
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(p)	-	ERISA Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)	-	Environmental Disclosure
Schedule 4.01(r)	-	Open Years
Schedule 4.01(t)	-	Existing Debt
Schedule 4.01(u)	-	Surviving Debt
Schedule 4.01(v)	-	Liens
Schedule 4.01(w)	-	Owned Real Property
Schedule 4.01(x)	-	Leased Real Property (Lessee)
Schedule 4.01(y)	-	Leased Real Property (Lessor)
Schedule 4.01(z)	-	Investments
Schedule 4.01(aa)	-	Intellectual Property
Schedule 4.01(ee)	-	Labor and Collective Bargaining Agreements

EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Term Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of Lender Addendum
Exhibit C-2	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Pledge Agreement
Exhibit E	-	Form of Guaranty Supplement
Exhibit F	-	Form of Solvency Certificate

iii

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of July 8, 2011, among CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), the Guarantors (as hereinafter defined), the lenders who are or may become a party to this Agreement pursuant to the terms hereof (collectively with the lenders party hereto, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined) and as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, in such capacity, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

The Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Guarantor” has the meaning specified in Section 8.07.

“Administrative Agency Fee Letter” means the administrative agency fee letter dated May 26, 2011, among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lender Parties from time to time.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance” means a Term Advance, a Revolving Credit Advance, a Swing Line Advance or a L/C Credit Extension.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling”,

“controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party”(as defined in the Master Agreement), and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement), (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party that is a party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party that is a party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Percentage” means the respective percentage per annum determined by reference to the Consolidated Total Leverage Ratio as set forth below:

Level	Consolidated Total Leverage Ratio	Eurodollar Rate Advance	Base Rate Advance	Revolving Credit Commitment Fee
I	Less than or equal to 1.50 to 1.00	1.50%	0.50%	0.25%
II	Greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00	1.75%	0.75%	0.25%
III	Greater than 2.00 to 1.00 but less than or equal to 3.00 to 1.00	2.00%	1.00%	0.30%
IV	Greater than 3.00 to 1.00	2.25%	1.25%	0.35%

For any time after the first full fiscal quarter after the Effective Date, the Applicable Percentage for each Base Rate Advance and the Revolving Credit Commitment Fee shall be determined by reference to the Consolidated Total Leverage Ratio in effect from time to time and the Applicable Percentage for each Eurodollar Rate Advance shall be determined by reference to the Consolidated Total Leverage Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change  in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives the Officer’s Compliance Certificate, (B) the Applicable Percentage shall be based on Pricing Level III until the calculation of the Applicable Percentage in connection with the delivery of the Officer’s Compliance Certificate for the first full fiscal quarter ended after the Effective Date and (C) the Applicable Percentage shall be at Level IV for so long as (x) the Borrower has not submitted to the Administrative Agent the information described in the preceding clause (A) of this proviso as and when required under Sections 5.03(b) or (c), as the case may be or (y) an Event of Default has occurred and is continuing.

Notwithstanding the foregoing, in the event that any financial statement or the Officer’s Compliance Certificate, is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or the Officer’s Compliance Certificate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Percentage for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (z) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.04.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.07(b) and 6.01 nor any of their other rights under this Agreement.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Appropriate Lender” means, at any time, with respect to (a)  the Revolving Credit Facility, a Revolving Credit Lender at such time, (b) the Term Facility, a Term Lender at such time, (c) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made L/C Credit Extensions pursuant to Section 2.03(b) that are outstanding at such time, each such other Revolving Credit Lender and (d) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender Party, (b) an Affiliate of a Lender Party or (c) an entity or an Affiliate of an entity that administers or manages a Lender Party.

“Arrangers” means Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., in their capacities as joint lead arrangers and joint bookrunners, and in each case, any successors.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.10 or the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.10 and in substantially the form of Exhibit C-2 hereto or any other form approved by the Administrative Agent.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy Law” means the Federal Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors under which a proceeding of the type referred to in Section 6.01(f) could be commenced or maintained.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 2.10(e) or (f) shall remain in effect, the Eurodollar Rate for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower Materials” has the meaning specified in Section 5.03.

“Borrower’s Account” means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

“Borrowing” means a Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York, New York or Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures minus (c) the aggregate amount of proceeds of sales, transfers or other dispositions of assets received by such Person during such period.  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases and under which the Borrower or any of its Subsidiaries is the lessee or obligor, excluding any ground leases.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than one year  from the date of issuance thereof:  (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that (i) is a Lender Party or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition, (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1 billion, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or “A-2” (or the then equivalent grade) by S&P, (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition, or (e) any repurchase agreement entered into with either any Lender Party or any other commercial banking institution of the nature referred to in clause (b) of this definition, secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c) of this definition, having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender Party or other commercial banking institution.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement and (b) any Lender party to a Cash Management Agreement on the Effective Date.

“CBOCS” means CBOCS, Inc., a Subsidiary of the Borrower as of the Effective Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

 “CFC” means an entity that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:  (a) during any period of 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower because they are neither (i) nominated by those Persons on the Borrower’s board of directors on the Effective Date nor (ii) appointed by directors so nominated; or (b) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Equity or Voting Interests of the Borrower (or other securities convertible into such Equity or Voting Interests) representing 25% or more of the combined voting power of all Equity or Voting Interests of the Borrower; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or (d) the occurrence of a “change of control”, “change in control” or similar circumstance under any material debt instrument of the Borrower; notwithstanding the foregoing to the contrary, the merger permitted pursuant to Section 5.02(d)(iv) shall not be deemed to be a “Change of Control”.

“Class” means, when used in reference to any Advance, whether such Advance is a Revolving Credit Advance, Swing Line Advance or Term Advance and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Commitment.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Account” means an interest bearing account of the Borrower to be designated by the Borrower as the Collateral Account and maintained with the Collateral Agent.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Agent’s Office” means, with respect to the Collateral Agent or any successor Collateral Agent, the office of such Collateral Agent as such Collateral Agent may from time to time specify to the Borrower and the Administrative Agent.

“Collateral Documents” means the Pledge Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Sections 5.01(i) or (j), and any other agreement that creates or purports to create or perfect a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, including under any supplement to the Pledge Agreement.

“Commitment” means a Revolving Credit Commitment, a Letter of Credit Commitment and/or a Term Commitment.

“Confidential Information” means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent’s or such Lender Party’s knowledge, by making such information available to such Agent or such Lender Party, acting in violation of a confidentiality agreement with any of the Loan Parties.

“Consolidated Debt for Borrowed Money” of any Person means, at any date of determination, the sum of (a) all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person at such date and (b) all Synthetic Debt of such Person at such date.  The term “Consolidated Debt for Borrowed Money” shall not include obligations of such Person under bankers’ acceptances, letters of credit or similar facilities.

“Consolidated EBITDA” means, for any period, the sum of (all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP for the most recently completed Measurement Period): (a) net income (or net loss), plus (b) without duplication and to the extent deducted in determining such net income (or net loss), the sum of (i) interest expense, (ii) income tax expense, (iii) employee severance expenses not to exceed an aggregate of $5,000,000 over the term of this Agreement, (iv) depreciation and amortization expense and (v) any other non-cash deductions, including non-cash compensation and non-cash impairment charges (other than any deductions which require or represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior Measurement Period), in each case of the Borrower and its Subsidiaries, minus (c) without duplication and to the extent included in determining such net income (or net loss), the sum of (i) any non-cash gains and (ii) any gains (or plus losses) realized in connection with any disposition of property (other than any gains which represent the reversal of a reserve accrued for the payment of cash charges in any future Measurement Period and any gains from sales of inventory in the ordinary course of business).

“Consolidated Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case, of or by the Borrower and its Subsidiaries for or during such Measurement Period.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a consolidated basis, without duplication (i) cash interest payable on all Consolidated Debt for Borrowed Money plus (ii) interest expense attributable to Capitalized Leases plus (iii) the net amount payable (or minus the net amount receivable) under interest rate Hedge Agreements during such period (whether or not actually paid or received during such period).

“Consolidated Total Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries at such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period.

“Continuing Directors” means the directors of the Borrower on the Effective Date and each other director if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Sections 2.09 or 2.10.

“Current Assets” of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

“Debt” of any Person means, without duplication, (a) all Consolidated Debt for Borrowed Money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all obligations of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, other than amounts due for a period not exceeding five (5) Business Days for the purchase of the Borrower’s outstanding common stock as permitted by this Agreement, (h) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Synthetic Debt of such Person, (j) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any other Person of the kinds referred to in clauses (a) through (i) of this definition and (k) all Debt referred to in clauses (a) through (i) of this definition of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.  The amount of any Debt referred to in clause (j) of this definition shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Debt is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

“Default” means any Event of Default specified in Section 6.01 or any event that would constitute an Event of Default but for the passage of time or the requirement that written notice be given or both.

“Default Interest” has the meaning specified in Section 2.07(b).

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Advances, the Term Advance, participations in Letters of Credit or participations in Swing Line Advances required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or under other agreements in which it commits or is obligated to extend credit, or (d) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disclosed Litigation” has the meaning specified in Section 3.01(d).

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” in the Lender Addendum delivered by such Lender Party or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means (a) a Lender Party; (b) an Affiliate of a Lender Party; (c) an Approved Fund, (d) any Federal Reserve Bank, and (e) any other Person (other than an individual) approved by (i) the Administrative Agent, and (ii) in the case of an assignment of a Revolving Credit Commitment, (x) the Issuing Bank and (y) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld, delayed or conditioned); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Compensation Plans” has the meaning specified in Section 5.02(g)(iv).

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraphs (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” in the Lender Addendum delivered by such Lender Party or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means,

(a) for any interest rate calculation with respect to a Eurodollar Rate Advance, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period.  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the “Eurodollar Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b) for any interest rate calculation with respect to a Base Rate Advance, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day.  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then the “Eurodollar Rate” for such Base Rate Advance shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of the Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01 (for the avoidance of doubt, with the passage of time or the giving of written notice as specified in Section 6.01 completed).

“Excess Cash Flow” means, for any period, (a) the Consolidated EBITDA of the Borrower and its Subsidiaries for such period, minus (b) to the extent permitted under this Agreement and paid during such period, the sum of:

(i) the aggregate amount of Capital Expenditures of the Borrower (to the extent not financed with Debt or equity); plus

(ii) the aggregate amount of cash consideration paid during such period in connection with acquisitions pursuant to Section 5.02(f)(vii) (to the extent not financed with Debt or equity); plus

(iii) the aggregate amount of all regularly scheduled principal payments of Debt; plus

(iv) the aggregate principal amount of all optional prepayments of Debt described in clause (iii) above (other than Debt that is revolving in nature); plus

(v) the aggregate principal amount of all mandatory prepayments of the Term Facility made during such period pursuant to Section 2.06(b)(ii) in respect of Net Cash Proceeds of the type described in clause (a) of the definition thereof to the extent that the applicable Net Cash Proceeds were taken into account in calculating Consolidated EBITDA for such period; plus

(vi) the aggregate amount of cash taxes paid in such period; plus

(vii) the aggregate amount of cash interest expenses paid in such period; plus

(viii) the aggregate amount of permitted dividends, distributions and repurchases in respect of the Borrower’s Equity Interests.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17), any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Domestic Lending Office or Eurodollar Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Domestic Lending Office or Eurodollar Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a) and (d) any Taxes imposed under FATCA

“Existing Credit Agreement” means that certain credit agreement dated as of April 27, 2006 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Borrower, the lenders party thereto and Wells Fargo (as hereinafter defined) (as successor by merger to Wachovia Bank, National Association), as administrative agent thereunder.

“Existing Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before the Effective Date, other than intercompany debt between or among them.

“Existing Letters of Credit” means those letters of credit existing on the Effective Date and identified on Schedule 1.01.

“Extension of Credit” means the making of an Advance or the issuance or renewal of a Letter of Credit.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance, except to the extent such insurance is used to pay costs of benefits or replacement expenses for the covered parties,  but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include Net Cash Proceeds nor shall it include (a) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (i) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the occurrence of such damage of loss or (ii) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto or (b) disbursements or liquidations from the Borrower’s Non-Qualified Deferred Compensation Plan made to fund distributions to participants, in each case as confirmed in writing to the Administrative Agent.

“Facility” means the Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.

“Federal Bankruptcy Code” means Title 11 of the United States Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means, collectively, (a) the Administrative Agency Fee Letter, (b) the Joint Fee Letter, (c) the MLPFS Fee Letter and (d) the STRH Fee Letter.

“Fiscal Year” means the regular reporting year of the Borrower and its consolidated Subsidiaries ending on the Friday nearest July 31st in any calendar year (subject to any change permitted pursuant to Section 5.02(i)(ii)).

“Foreign Benefit Arrangement” has the meaning specified in Section 4.01(p)(vi).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” has the meaning specified in Section 4.01(p)(vi).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Credit Extensions other than L/C Credit Extensions as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Bank shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Line Bank, such Defaulting Lender’s Pro Rata Share of Swing Line Advances other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Line Bank shall have been provided in accordance with the terms hereof.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guarantors” means, collectively, all of the Subsidiaries of the Borrower listed on Schedule I hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(i).

“Guaranty” means the guaranty set forth in Article VIII together with each other guaranty and Guaranty Supplement delivered pursuant to Section 5.01(i), in each case as amended, amended and restated, modified or otherwise supplemented.

“Guaranty Supplement” has the meaning specified in Section 8.07.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, toxic mold and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Bank” means (a) any Person that, at the time it enters into a Hedge Agreement permitted under Article V, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Hedge Agreement and (b) any Lender party to a Hedge Agreement on the Effective Date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.03(b).

“Information” has the meaning specified in Section 9.11.

“Information Memorandum” means the information memorandum dated June 2011 based on information provided by the Borrower used by the Arrangers in connection with the syndication of the Commitments.

“Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Inventory” of any Person means all such Person’s inventory in all of its forms, including, without limitation, (a) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (b) goods in which such Person has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee) and (c) goods that are returned to or repossessed or stopped in transit by such Person), and all accessions thereto and products thereof and documents therefor.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) or (j) of the definition of “Debt” in respect of such Person.  The amount of any Investment shall be the original principal or capital amount thereof less the sum of (a) all cash returns of principal or equity thereon and (b) in the case of any guaranty, any reduction in the aggregate amount of liability under such guaranty to the extent that such reduction is made strictly in accordance with the terms of such guaranty (and, in each case, without adjustment by reason of the financial condition of such other Person).

“Issuing Bank” means Wells Fargo, in its capacity as issuing bank hereunder, or any successor thereto.

“Joint Fee Letter” means the joint fee letter dated May 26, 2011, among the Borrower, the Administrative Agent, Bank of America, N.A., SunTrust Bank and the Arrangers.

“L/C Collateral Account” “means an interest bearing account of the Borrower to be designated by the Borrower as the L/C Collateral Account and maintained with the Collateral Agent.

“L/C Credit Extension” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Related Documents” has the meaning specified in Section 2.04(d)(ii)(A).

“Leased Real Properties” means those properties listed in Schedule 4.01(x).

“Lender Addendum” shall mean, with respect to any Lender Party on or prior to the date of Initial Extension of Credit, a Lender Addendum in the form of Exhibit C-1, or such other form as may be supplied by the Administrative Agent, to be executed and delivered by such Lender Party on or prior to the Effective Date.

“Lender Party” means any Lender, the Issuing Bank or the Swing Line Bank.

“Lenders” has the meaning specified in the introductory paragraph hereof.

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank’s name in the Lender Addendum delivered by the Issuing Bank under the caption “Letter of Credit Commitment” or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.10(c) as the Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05. As of the Effective Date, the aggregate Letter of Credit Commitments are (before giving effect to any reduction pursuant to Section 2.05) $50,000,000.

“Letter of Credit Facility” means, at any time, an amount equal to the amount of the Issuing Bank’s Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letters of Credit” has the meaning specified in Section 2.01(d).

“Lien” means, with respect to any asset, any mortgage, deed of trust, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letters and (f) each Letter of Credit Agreement and each other document, instrument, certificate and agreement executed and delivered by the Loan Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Parties” means the Borrower and the Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means any material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities (whether actual or contingent) or prospects of the Borrower and its subsidiaries, taken as a whole.

“Material Adverse Effect” means any event, condition or circumstance, individually or in the aggregate, that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets, liabilities (whether actual or contingent) or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

“Material Contract” means any contract where the failure by any party thereto to perform its obligations thereunder could be reasonably likely to have a Material Adverse Effect.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date or, if less than four consecutive fiscal quarters of the Borrower have been completed since the date of the Initial Extension of Credit, the fiscal quarters of the Borrower that have been completed since the date of the Initial Extension of Credit.

“MLPFS Fee Letter” means the fee letter dated May 26, 2011, among the Borrower, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, with respect to (a) any sale, lease, transfer or other disposition (other than by short-term lease but including by way of the occurrence of an event that gives rise to insurance proceeds) of any asset (other than Inventory in the ordinary course of business), excluding disbursements or liquidations from the Borrower’s Non-Qualified Deferred Compensation Plan made to fund distributions to participants, or (b) the incurrence or issuance of any Debt or (c) the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person (excluding proceeds received pursuant to director or employee option plans or other employee benefit plans) or (d) any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fees and commissions, (ii) the amount of taxes  estimated in the Borrower’s good faith to be paid in connection with or as a result of such transaction, (iii) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof, and (iv) the amount of consideration paid in connection with the purchase, repurchase or buy-out of leases or the exercise of any option to purchase real estate, improvements, fixtures or equipment used in its operations by the Borrower or its Subsidiaries; provided, that such purchase, re-purchase, buy-out or exercise of such option is made within six months of the receipt of such cash proceeds with respect thereto; provided, however, that if any amounts described in clauses (i) and (ii) above estimated to be paid in connection with or as a result of any such transaction are not paid within one year following the date of such transaction, the excess of such estimated amounts over the amount of such fees, discounts, commissions and taxes paid within such one-year period in connection with or as a result of such transaction shall be Net Cash Proceeds at the end of such one-year period; provided further that Net Cash Proceeds shall not include any such insurance proceeds to the extent such insurance proceeds are applied to the replacement of the asset or property in respect of which such insurance proceeds were received, so long as such application is made within 12 months after the occurrence of the event giving rise to such insurance proceeds; provided further that Net Cash Proceeds shall not include any cash receipts from any transaction described in clauses (a) or (d) of this definition to the extent (A) such cash receipts are reinvested in the same or similar assets of the Borrower and its Subsidiaries within 365 days after the date of receipt thereof or (B) the proceeds of such cash receipts (individually or in the aggregate) shall not exceed $10 million.

“Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 9.02, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.

“Non-Qualified Deferred Compensation Plan” means the Borrower’s 2005 Non-Qualified Savings Plan effective January 1, 2009.

“Note” means a Term Note or a Revolving Credit Note.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Loan Party, any payment, performance or other obligation of such Loan Party of any kind under the Loan Documents, including, without limitation, any liability of such Loan Party on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f).  Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, reimbursement amounts, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer required to be delivered pursuant to Section 5.03(b) or (c), as the case may be.

“Open Year” has the meaning specified in Section 4.01(r)(iii).

“Other Taxes” means all present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by a Loan Party hereunder or under any Loan Documents or from the execution, delivery or registration of, performance under, enforcement of or otherwise with respect to, this Agreement or any other Loan Documents.

“Owned Real Properties” means those properties listed in Schedule 4.01(w).

“Participant” has the meaning specified in Section 9.10(d).

“Participant Register” has the meaning specified in Section 9.10(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor agency).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:  (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 60 days or are being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(g); and (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligation, surety and appeal bonds and other obligations of a like nature, in each case in the ordinary course of business.

“Permitted Senior Notes” has the meaning assigned thereto in Section 5.02(b)(i)(C).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 5.03.

“Pledge Agreement” has the meaning specified in Section 3.01(a)(iii).

“Pledged Debt” has the meaning specified in the Pledge Agreement.

“Pledged Shares” has the meaning specified in the Pledge Agreement.

“Post Petition Interest” has the meaning specified in Section 8.08(b).

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Rata Share” of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Sections 2.05 or 6.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is an amount equal to the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Sections 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

“Public Lender” has the meaning specified in Section 5.03.

“Real Property Lease” means all of the leases of real property under which any Loan Party or any of its Subsidiaries is the lessor or the lessee from time to time.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Refinancing” has the meaning specified in Section 2.14.

“Register” has the meaning specified in Section 9.10(c).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (iii)  the Unused Revolving Credit Commitment of such Lender at such time.  For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and L/C Credit Extensions owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of (i) the Revolving Credit Advances, (ii) the Swing Line Advances and (iii) the L/C Credit Extensions outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Revolving Credit Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Revolving Credit Lenders at such time (i) the aggregate principal amount of (A) the Revolving Credit Advances, (B) the Swing Line Advances and (C) the L/C Credit Extensions owing to such Revolving Credit Lender (in its capacity as a Revolving Credit Lender) and outstanding at such time, (ii) such Revolving Credit Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the Unused Revolving Credit Commitment of such Revolving Credit Lender at such time.  For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and L/C Credit Extensions owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

“Responsible Officer” means, as to any Person, the chief executive officer, president, executive vice president, senior vice president, chief financial officer, controller, secretary,

assistant secretary, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Revolving Credit Advance” has the meaning specified in Section 2.01(b).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Advances to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Advances, as such amount may be modified at any time or from time to time pursuant to the terms hereof.  As of the Effective Date, the aggregate Revolving Credit Commitments are $500 million.

“Revolving Credit Commitment Fee” has the meaning specified in Section 2.08(a).

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means any Lender that has a Revolving Credit Commitment.

“Revolving Credit Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, L/C Credit Extensions and Swing Line Advances made by such Lender, as amended, endorsed or replaced.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank and that is secured by the Collateral Documents.

“Secured Obligations” means, collectively, (a) the Obligations of any Loan Party under any Loan Document and (b) all existing or future payment and other obligations owing by any Loan Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement.

“Secured Parties” means the Agents, the Lender Parties, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 7.05, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date, after giving effect to any transaction contemplated to be consummated as of such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“STRH Fee Letter” means the fee letter dated May 26, 2011, among the Borrower and SunTrust Robinson Humphrey, Inc.

“Subordinated Obligations” has the meaning specified in Section 8.08.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the Initial Extension of Credit that remains outstanding immediately after giving effect to the Initial Extension of Credit, other than intercompany debt between or among them.

“Swing Line Advance” means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

“Swing Line Bank” means Wells Fargo, in its capacity as swing line bank hereunder, or any successor thereto.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Revolving Credit Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to the Swing Line Bank at any time, the amount set forth in the Lender Addendum delivered by the Swing Line Bank under the caption “Swing Line Commitment” or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 9.10(c) as the Swing Line Bank’s “Swing Line Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.  As of the Effective Date, the aggregate Swing Line Commitments are (before giving effect to any reduction pursuant to Section 2.05) $25,000,000.

“Swing Line Facility” means, at any time, an amount equal to the amount of the Swing Line Bank’s Swing Line Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of Debt, all (a) obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (b) obligations of such Person in respect of transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests) and (c) obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Debt” or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that functions primarily as a borrowing.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges, assessments, withholdings (including backup withholdings), fees or other charges, and all liabilities (including interest and penalties) with respect thereto, imposed by any Governmental Authority.

“Term Advance” means any advance made by the Term Lenders to the Borrower.

“Term Borrowing” means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

“Term Commitment” means (a) as to any Term Lender, the obligation of such Term Lender to make a portion of the Term Advances to the account of the Borrower hereunder on the Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on the Register, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make such Term Advances.  As of the Effective Date, the aggregate Term Commitments are $250 million.

“Term Facility” means, at any time, the aggregate amount of the Term Lenders’ Term Advances at such time.

“Term Lender” means any Lender with a Term Commitment.

“Term Note” means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender, as amended, endorsed or replaced.

“Termination Date” means (a) with respect to the Term Facility, the earlier of July 8, 2016 and the date of acceleration in whole of the Term Advances pursuant to Section 6.01, (b) with respect to the Revolving Credit Facility, the earlier of July 8, 2016 and the date of termination in whole of the Revolving Credit Commitments pursuant to Sections 2.05 or 6.01, and (c) with respect to the Swing Line Facility and the Letter of Credit Facility, the earlier of July 8, 2016 and the date of termination in whole of the Swing Line Facility or the Letter of Credit Commitment, as the case may be, in each case pursuant to Sections 2.05 or 6.01.

“Transaction” means, collectively, (a) the Refinancing, (b) the Initial Extension of Credit, (c) the payment of fees, commissions and expenses in connection with each of the foregoing and (d) the other transactions contemplated by the Loan Documents.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“United States” or “U.S.” means the United States of America.

“Unused Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time and under the Revolving Credit Facility an amount equal to (a) such Revolving Credit Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and L/C Credit Extensions made by such Revolving Credit Lender (in its capacity as a Revolving Credit Lender) and outstanding at such time plus (without duplication of any amount described in the preceding clause (i)) (ii) such Revolving Credit Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all L/C Credit Extensions made by the Issuing Bank pursuant to Section 2.03(b) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.  For the avoidance of doubt, such Revolving Credit Lender’s Pro Rata Share of the amounts in clauses (b)(ii)(B) and (b)(ii)(C) of this definition shall be reduced on a dollar-for-dollar basis by the amount of L/C Credit Extensions or Swing Line Advances, as applicable, made by such Lender, as described in clause (b)(i) of this definition.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Computation of Time Periods; Other Definitional Provisions.  In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03 Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 5.03(b), except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

SECTION 1.04 UCC Terms.  Terms defined in the UCC in effect on the Effective Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.05 Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.06 References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.07 Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.08 Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Agreement therefor (at the time specified therefor in such applicable Letter of Credit or Letter of

Credit Agreement and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
AND THE LETTERS OF CREDIT

SECTION 2.01 The Advances and the Letters of Credit.

(a) The Term Advances.  Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make the Term Advance to the Borrower on the Effective Date in a principal amount equal to such Term Lender’s Term Commitment as of the Effective Date.  Term Advances repaid or prepaid may not be reborrowed.

(b) The Revolving Credit Advances.  Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the Business Day after the date of Initial Extension of Credit until the Termination Date in respect of the Revolving Credit Facility in an amount for each such Revolving Credit Advance not to exceed such Lender’s Unused Revolving Credit Commitment at such time.  Each Revolving Credit Borrowing shall be, in the case of a Eurodollar Rate Advance, in an aggregate amount of $5,000,000 or an integral multiple of $100,000 in excess thereof, or, in the case of a Base Rate Advance, in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (other than a Revolving Credit Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding L/C Credit Extensions) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments.  Within the limits of each Revolving Credit Lender’s Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and re-borrow under this Section 2.01(b).

(c) The Swing Line Advances.  Subject to the terms and conditions of this Agreement, the Swing Line Bank may, in its sole discretion, make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Swing Line Facility (i) in an aggregate amount for all Swing Line Advances not to exceed at any time outstanding the Swing Line Bank’s Swing Line Commitment at such time and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time.  No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance.  Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $100,000 in excess thereof and shall bear interest at the Base Rate plus the Applicable Percentage, or a rate mutually agreed by the Borrower and the Swing Line Bank.  Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and re-borrow under this Section 2.01(c).  Immediately upon the making of a Swing Line Advance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Advance in an amount equal to such Lender’s Pro Rata Share of such Swing Line Advance.

(d) The Letters of Credit.  The Lenders and the Borrower agree that effective as of the Effective Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement.  The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue standby letters of credit (together with the Existing Letters of Credit, the “Letters of Credit”) in Dollars for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date in respect of the Letter of Credit Facility in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y)  the Issuing Bank’s Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time.  No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (a) one year after its date of issuance and (b) the 60th day prior to the Termination Date in respect of the Revolving Credit Facility, but may by its terms be renewable annually in accordance with the applicable Letter of Credit Agreement.  Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any L/C Credit Extensions resulting from drawings thereunder pursuant to Section 2.03(b) and request the issuance of additional Letters of Credit under this Section 2.01(d).  Notwithstanding anything to the contrary contained herein or in the Existing Letters of Credit (including any automatic renewal provision), the Existing Letters of Credit may not be renewed after the Effective Date and shall expire on the expiration date in effect as of the Effective Date without giving effect to any renewal of the Existing Letters of Credit.

SECTION 2.02 Making the Advances.

(a) Except as otherwise provided in Sections 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof.  Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing, or by telephone, confirmed promptly in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for each such Advance.  Each Appropriate Lender shall, before 11:00 A.M. in the case of a Borrowing consisting of Eurodollar Rate Advances and 2:00 P.M. in the case of a Borrowing consisting of Base Rate Advances, in each case on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account no later than 2:00 P.M. on the date of such Borrowing); provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first apply such funds to prepay ratably the aggregate principal amount of any Swing Line Advances and L/C Credit Extensions outstanding at such time, together with interest accrued and unpaid thereon to and as of such date.

(b) (i)           Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent.  Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be in writing, or by telephone, confirmed promptly in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing).  The Swing Line Bank will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent’s Account, in same day funds.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account no later than 2:00 P.M. on the date of such Borrowing.

(ii) The Swing Line Bank may, at any time in its sole and absolute discretion, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Bank to so request on its behalf) that each Revolving Credit Lender make a Base Rate Advance in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Advances then outstanding.  Such request shall be deemed to be a Notice of Borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.02(a) without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in Section 3.02.  The Swing Line Bank shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same date funds, not later than 11:00 A.M. on the day specified in such Notice of Borrowing.

(iii) If for any reason any Swing Line Advance cannot be refinanced by a Revolving Credit Borrowing as contemplated by Section 2.02(b)(ii), the request for Base Rate Advances submitted by the Swing Line Bank as set forth in Section 2.02(b)(ii) shall be deemed to be a request by the Swing Line Bank that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Advance and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Bank pursuant to Section 2.02(b)(ii) shall be deemed payment in respect of such participation.

(iv) If and to the extent that any Revolving Credit Lender shall not have made the amount of its Pro Rata Share of such Swing Line Advance available to the Administrative Agent in accordance with the provisions of Section 2.02(b)(ii), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of the applicable Notice of Borrowing delivered by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate plus 1/2 of 1%.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Advances or to purchase and fund risk participations in Swing Line Advance pursuant to this Section 2.02(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Advances pursuant to Section 2.02(b)(ii) is subject to satisfaction of the conditions set forth in Section 3.02.  No funding of risk participations shall relieve or otherwise impair the Obligation of the Borrower to repay Swing Line Advances, together with interest as provided herein.

(c) Anything in Section 2.02(a) to the contrary notwithstanding, (i) subject to receipt by the Administrative Agent not later than 11:00 A.M. on the third Business Day prior to the Effective Date of (A) a Notice of Borrowing and (B) an executed Eurodollar Rate indemnification letter in form and substance reasonably satisfactory to the Administrative Agent, the initial Borrowing hereunder may be a one-month Eurodollar Rate Advance maturing on August 3, 2011, (ii) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Sections 2.09 or 2.10 and (ii) the Term Advances may not be outstanding as part of more than six separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than five separate Borrowings.

(d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.

(e) Unless the Administrative Agent shall have received written notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate plus 1/2 of 1%.  If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit.

(a) Request for Issuance.  Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit (or such later day as the Issuing Bank shall agree), by the Borrower to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telecopier or electronic communication.  Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be in writing, or by telephone, confirmed promptly in writing, or telecopier or electronic communication, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit (which amount shall not be less than $1,000,000 unless otherwise agreed by the Issuing Bank and to the Administrative Agent), (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If (A) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (B) it has not received notice of objection to such issuance from the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at the Issuing Bank’s office referred to in Section 9.01 or as otherwise agreed with the Borrower in connection with such issuance.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b) Participations in Letters of Credit.  Upon the issuance of a Letter of Credit by the Issuing Bank under Section 2.03(a) or the deemed issuance of the Existing Letters of Credit under Section 2.01(d), the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender’s Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.04(d) (or which has been so reimbursed but must be returned or restored by the Issuing Bank because of the occurrence of an event specified in Section 6.01(f) or otherwise) by depositing to the Administrative Agent’s Account for the account of the Issuing Bank, in same day funds, an amount equal to such Lender’s Pro Rata Share of such L/C Disbursement.  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire and pay for participations pursuant to this Section 2.03(b) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever.  If and to the extent that any Revolving Credit Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(d) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable.  If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a L/C Credit Extension made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the L/C Credit Extension made by the Issuing Bank shall be reduced by such amount on such Business Day.

(c) Drawing and Reimbursement.  The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a L/C Credit Extension, which shall be a Base Rate Advance, in the amount of such draft.

(d) Failure to Make L/C Credit Extensions.  The failure of any Lender to make the L/C Credit Extension to be made by it on the date specified in Section 2.03(b) shall not relieve any other Lender of its obligation hereunder to make its L/C Credit Extension on such date, but no Lender shall be responsible for the failure of any other Lender to make the L/C Credit Extension to be made by such other Lender on such date.

(e) Applicability of ISP98.  Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

SECTION 2.04 Repayment of Advances.

(a) Term Advances.  The Borrower shall repay to the Administrative Agent for the ratable account of the respective Term Lenders the aggregate outstanding principal amount of the Term

Advances on the following dates in amounts specified below (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):

Date	Amount
October 28, 2011	$4,687,500
January 27, 2012	$4,687,500
April 27, 2012	$4,687,500
August 3, 2012	$4,687,500
November 2, 2012	$4,687,500
February 1, 2013	$4,687,500
May 3, 2013	$4,687,500
August 2, 2013	$4,687,500
November 1, 2013	$6,250,000
January 31, 2014	$6,250,000
May 2, 2014	$6,250,000
August 1, 2014	$6,250,000
October 31, 2014	$6,250,000
January 30, 2015	$6,250,000
May 1, 2015	$6,250,000
July 31, 2015	$6,250,000
October 30, 2015	$6,250,000
January 29, 2016	$6,250,000
April 29, 2016	$6,250,000
Termination Date	Remaining balance of Term Advances due

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

(b) Revolving Credit Facility. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances (including all Revolving Credit Advances made in connection with participations by the Revolving Credit Lenders in Letters of Credit and Swing Line Advances) then outstanding.

(c) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank the outstanding principal amount of each Swing Line Advance on the earlier of (i) the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh Business Day after the requested date of such Borrowing) and (ii) the Termination Date in respect of the Swing Line Facility.

(d) L/C Credit Extensions.

(i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank on the earlier of (A) demand and (B) the Termination Date in respect of the Letter of Credit Facility, the outstanding principal amount of each L/C Credit Extension.

(ii) The obligations of the Borrower (with respect to payment) and the Revolving Credit Lenders under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit in respect of any Letter of Credit (including all reimbursement obligations payable to the Issuing Bank with respect thereto) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, any or all of the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

(A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

(F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

(G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

SECTION 2.05 Termination or Reduction of the Commitments.

(a) Optional.  The Borrower may, upon at least five Business Days’ written notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Revolving Credit Commitments.  Any such termination or reduction of the Unused Revolving Credit Commitments shall be permanent.

(b) Mandatory.

(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero immediately after making the Term Advances.

(ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(iii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(iv) The Revolving Credit Commitment shall terminate on the Termination Date.

SECTION 2.06 Prepayments.

(a) Optional.  The Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.03.  Each such prepayment of a Term Borrowing shall be applied to the remaining amortization installments under the Term Facility in the manner directed by the Borrower.

(b) Mandatory.

(i) The Borrower shall, on the 90th day following the end of each Fiscal Year, commencing in respect of the Fiscal Year ended on or about August 3, 2012, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and (if applicable pursuant to Section 2.06(b)(vi)) deposit an amount in the Collateral Account equal to, (A) at any time when the Consolidated Total Leverage Ratio as of the end of the applicable Fiscal Year is greater than 3.00:1.00, 50% of the amount of Excess Cash Flow for such Fiscal Year, (B) at any time when the Consolidated Total Leverage Ratio as of the end of the applicable Fiscal Year is greater than 2.50:1.00 but less than or equal to 3.00:1.00, 25% of the amount of Excess Cash Flow for such Fiscal Year and (C) at any time when the Consolidated Total Leverage Ratio as of the end of the applicable Fiscal Year is less than or equal to 2.50:1.00, 0% of the amount of Excess Cash Flow for such Fiscal Year.  Each such prepayment shall be applied first ratably to the amortization installments under the Term Facility and second to the Revolving Credit Facility without reduction in the Revolving Credit Commitment or the Letter of Credit Commitment as set forth in Section 2.06(b)(v).

(ii) The Borrower shall, on the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clauses (i), (ii), (iii), (iv) or (v)(B) of Section 5.02(e), (B) the incurrence or issuance by any

Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Sections 5.02(b)(i)(A) and (B) and 5.02(b)(ii) and (iii)) and (C) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in the preceding clauses (A) or (B) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and (if applicable pursuant to Section 2.06(b)(vi)) deposit an amount in the Collateral Account equal to 100% of the amount of such Net Cash Proceeds; provided that, with respect to Net Cash Proceeds from the incurrence or issuance of Debt incurred pursuant to Section 5.02(b)(i)(C), (1) so long as no Default or Event of Default has occurred and is continuing, the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and (if applicable pursuant to Section 2.06(b)(vi)) deposit an amount in the Collateral Account equal to (x) at any time when the Consolidated Total Leverage Ratio is greater than 3.00:1.00, 50% of such Net Cash Proceeds, (y) at any time when the Consolidated Total Leverage Ratio is greater than 2.50:1.00 but less than or equal to 3.00:1.00, 25% of such Net Cash Proceeds and (z) at any time when the Consolidated Total Leverage Ratio is less than or equal to 2.50:1.00, 0% of such Net Cash Proceeds, in each of the foregoing cases, with Consolidated Total Leverage Ratio being calculated as of the end of the immediately preceding fiscal quarter and on a pro forma basis after giving effect to any such incurrence or issuance of Debt and (2) following the occurrence and during the continuance of an Event of Default, the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and (if applicable pursuant to Section 2.06(b)(vi)) deposit an amount in the Collateral Account equal to 100% of such Net Cash Proceeds.

Each such prepayment shall be applied first to the Term Facility ratably to the remaining amortization installments thereunder and second to the Revolving Credit Facility without reduction in the Revolving Credit Commitment  or the Letter of Credit Commitment as set forth in Section 2.06(b)(v).

(iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the L/C Credit Extensions and the Swing Line Advances and (if applicable pursuant to Section 2.06(b)(vi)) deposit an amount in the Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (1) the Revolving Credit Advances plus (2) the L/C Credit Extensions plus (3) the Swing Line Advances then outstanding plus (4) the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

(iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

(v) Prepayments of the Revolving Credit Facility made pursuant to Sections 2.06(b)(i), (ii) or (iii) shall be made without reduction in the Revolving Credit Commitment or the Letter of Credit Commitment and shall be first applied to prepay L/C Credit Extensions then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and, in the case of prepayments of the Revolving Credit Facility required pursuant to Section 2.06(b)(i) or (ii), the amount remaining (if any) after the prepayment in full of the Advances then outstanding may be retained by the Borrower.  Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

(vi) All prepayments under this Section 2.06(b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 2.10(g).  If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

SECTION 2.07 Interest.

(a) Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each April, July, October and January during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurodollar Rate Advances.  During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Percentage in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest.  Upon the occurrence and during the continuance of a Default under Sections 6.01(a) or 6.01(f) or an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in Sections 2.07(a)(i) or (ii), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to Sections 2.07(a)(i) or (ii), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to Sections 2.07(a)(i) or (ii), as applicable, and, in all other cases, on Base Rate Advances pursuant to Section 2.07(a)(i); provided, however, that (x) following the acceleration of the Advances, or the giving of notice by the Administrative Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent and (y) at any time after the payment of Default Interest has been required, the Required Lenders may, if they so determine, rescind the accrual or payment of any or all Default Interest.

(c) Notice of Interest Period and Interest Rate.  Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of Interest Period, the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clauses (i) or (ii) of Section 2.06(a).

SECTION 2.08 Fees.

(a) Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee (the “Revolving Credit Commitment Fee”), from and including the Effective Date, in the case of each Person that is a Lender as of the Effective Date, and from and including the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Credit Lender, in the case of each other Revolving Credit Lender, until the Termination Date in respect of the Revolving Credit Commitment, payable in arrears, quarterly, as invoiced by the Administrative Agent on or before the due date, on the last day of each April, July, October and January, commencing July 29, 2011, and on the Termination Date in respect of the Revolving Credit Facility, at the Applicable Percentage in respect of the applicable Revolving Credit Commitment Fee on the average daily Unused Revolving Credit Commitment of such Lender; provided, however, that outstanding Swing Line Advances shall not constitute usage of the Revolving Credit Commitments for purposes of calculating the foregoing.

(b) Letter of Credit Fees, Etc.

(i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly, as invoiced by the Administrative Agent on or before the due date, on the last day of each April, July, October and January, commencing July 29, 2011, and on the Termination Date in respect of the Revolving Credit Facility, on such Lender’s Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit at the Applicable Percentage for Eurodollar Rate Advances under the Revolving Credit Facility.  Upon the occurrence and during the continuance of a Default under Sections 6.01(a) or (f) or an Event of Default, the amount of commission  payable by the Borrower under this Section 2.08(b)(i) shall be increased by 2% per annum.

(ii) The Borrower shall pay to the Issuing Bank, for its own account, an issuance fee with respect to each Letter of Credit issued hereunder pursuant to, and in accordance with, the Administrative Agency Fee Letter or as otherwise agreed to by the Borrower and the Issuing Bank.  Such issuance fee shall be payable quarterly, as invoiced by the Administrative Agent on or before the due date, in arrears on the last day of each April, July, October and January, commencing July 29, 2011.

(c) Other Fees.  The Borrower shall pay to the Administrative Agent and each Arranger, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letters, as applicable.

SECTION 2.09 Conversion of Advances.

(a) Optional.  The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that this Section 2.09(a) shall not apply to Swing Line Advances; and provided further that except as provided in Section 2.10(f), any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments (or in the case of the Term Facility, outstanding Advances) under such Facility.  Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances.  Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory.

(i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(iii) Upon the occurrence and during the continuance of any Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended, unless in any such case the Required Lenders shall otherwise agree.

SECTION 2.10 Increased Costs; Changed Circumstances; Indemnity.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the Issuing Bank;

(ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever on or with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Advance made by it, its deposits, reserves, other liabilities or capital attributable thereto or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.12 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, Converting into or maintaining any Eurodollar Rate Advance (or of maintaining its obligation to make any such Advance), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or the Issuing Bank, the Borrower shall promptly pay to any such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, below the level that such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or the Issuing Bank the Borrower shall promptly pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Circumstances Affecting Eurodollar Rate Availability.  In connection with any request for a Eurodollar Rate Advance or a Base Rate Advance as to which the interest rate is determined with reference to the Eurodollar Rate or a Conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Advance, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurodollar Rate for such Interest Period with respect to a proposed Eurodollar Rate Advance or any Base Rate Advance as to which the interest rate is determined with reference to the Eurodollar Rate or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Advances during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Eurodollar Rate Advances or Base Rate Advances as to which the interest rate is determined with reference to the Eurodollar Rate and the right of the Borrower to Convert any Advance to or continue any Advance as a Eurodollar Rate Advance or a Base Rate Advance as to which the interest rate is determined with reference to the Eurodollar Rate shall be suspended, and (i) in the case of Eurodollar Rate Advances, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Rate Advance together with accrued interest thereon (subject to Section 2.11(a)), on the last day of the then current Interest Period applicable to such Eurodollar Rate Advance; or (B) Convert the then outstanding principal amount of each such Eurodollar Rate Advance to a Base Rate Advance as to which the interest rate is not determined by reference to the Eurodollar Rate as of the last day of such Interest Period; or (ii) in the case of Base Rate Advances as to which the interest rate is determined by reference to the Eurodollar Rate, the Borrower shall Convert the then outstanding principal amount of each such Advance to a Base Rate Advance as to which the interest rate is not determined by reference to the Eurodollar Rate as of the last day of such Interest Period.

(f) Laws Affecting Eurodollar Rate Availability.  If, after the Effective Date, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their Applicable Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their Applicable Lending Offices) to honor its obligations hereunder to make or maintain any Eurodollar Rate Advance or any Base Rate Advance as to which the interest rate is determined by reference to the Eurodollar Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make Eurodollar Rate Advances or Base Rate Advances as to which the interest rate is determined by reference to the Eurodollar Rate, and the right of the Borrower to Convert any Advance to a Eurodollar Rate Advance, continue any Advance as a Eurodollar Rate Advance or continue any Advance as a Base Rate Advance as to which the interest rate is determined by reference to the Eurodollar Rate, in each case, shall be suspended and thereafter the Borrower may select only Base Rate Advances as to which the interest rate is not determined by reference to the Eurodollar Rate hereunder, (ii) all Base Rate Advances shall cease to be determined by reference to the Eurodollar Rate and (iii) if any of the Lenders may not lawfully continue to maintain a to the Eurodollar Rate Advance to the end of the then current Interest Period applicable thereto, the applicable Advance shall immediately be Converted to a Base Rate Advance as to which the interest rate is not determined by reference to the Eurodollar Rate for the remainder of such Interest Period.

(g) Indemnity.  The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a Eurodollar Rate Advance or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Advance (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Eurodollar Rate Advance, (b) due to any failure of the Borrower to borrow, continue or Convert on a date specified therefor in a Notice of Borrowing or notice of Conversion or (c) due to any payment, prepayment or Conversion of any Eurodollar Rate Advance on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Pro Rata Share of the Eurodollar Rate Advances in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 2.11 Payments and Computations.

(a) The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. on the day when due in Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day.  The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.10(c), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or under the other Loan Documents to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender Party or such Affiliate any amount so due.

(c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) Whenever any payment received by the Administrative Agent under this Agreement, any of the other Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement is insufficient to pay in full all amounts due and payable to the Agents, the Lender Parties, the Hedge Banks and the Cash Management Banks under or in respect of this Agreement, the other Loan Documents, the Secured Cash Management Agreement and the Secured Hedge Agreement on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

(i) first, to the payment of that portion of the Secured Obligations constituting fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

(ii) second, to the payment of that portion of the Secured Obligations constituting fees, indemnification payments, costs and expenses that are due and payable to the Issuing Bank and the Swing Line Bank (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Bank and the Swing Line Bank on such date;

(iii) third, to the payment of that portion of the Secured Obligations constituting indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 9.03 hereof, Section 14 of the Pledge Agreement and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

(iv) fourth, to the payment of that portion of the Secured Obligations constituting amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

(v) fifth, to the payment of that portion of the Secured Obligations constituting fees that are due and payable to the Lenders under Section 2.08(a) on such date, ratably based upon the respective aggregate Commitments (or in the case of the Term Facility, outstanding Advances) of the Lenders under the Facilities on such date;

(vi) sixth, to the payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Advances under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(vii) seventh, to the payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(viii) eighth, ratably to (A) the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date, (B) the payment of all amounts due and payable under each Secured Hedge Agreement and (C) the payment of all amounts due and payable under each Secured Cash Management Agreement; and

(ix) ninth, to the payment of all other Secured Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to the Secured Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party’s Pro Rata Share of the sum of (A) the aggregate principal amount of all Advances outstanding at such time and (B) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Secured Obligations then owing to such Lender Party, and, in the case of the Term Facility, for application to such principal repayment installments thereof, as the Administrative Agent shall direct.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VII for itself and its Affiliates as if a “Lender” party hereto.

SECTION 2.12 Taxes.

(a) Payment of Taxes.  Any and all payments by or on account of any Obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if the Borrower or any other Loan Party shall be required by Applicable Law to deduct any Indemnified Taxes from such payments, then (i) the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12(a)) the Administrative Agent, the applicable Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrower.  Without limiting the provisions of Section 2.12(a), each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification.  Each Loan Party shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.12(c)) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the applicable Loan Party shall not be obligated to indemnify the Administrative Agent, any Lender or the Issuing Bank for any amount in respect of any such penalties, interest or reasonable expenses if written demand therefor was not made by the Administrative Agent, such Lender or the Issuing Bank within 180 days from the date on which such party makes payment for such penalties, interest or expenses; provided further that the foregoing limitation shall not apply to any such penalties, interest or reasonable expenses arising out of the retroactive application of any such Indemnified Tax or Other Tax.  A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.  The Loan Parties shall also indemnify the Administrative Agent, within ten (10) days after demand therefor, for any amount which a Lender or the Issuing Bank for any reason fails to pay indefeasibly to the Administrative Agent as required by Section 2.12(g); provided that, such Lender or the Issuing Bank, as the case may be, shall indemnify the applicable Loan Party to the extent of any payment the applicable Loan Party makes to the Administrative Agent pursuant to this sentence.  In addition, the Loan Parties shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for any incremental Taxes that may become payable by such Administrative Agent, Lender (or its beneficial owners) or Issuing Bank as a result of any failure of any Loan Party to pay any Taxes when due to the appropriate Governmental Authority or to deliver to such Administrative Agent, pursuant to Section 2.12(d), documentation evidencing the payment of Taxes.

(d) Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii) duly completed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN; or

(iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to United States Federal withholding Tax imposed by FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall (A) enter into such agreements with the IRS as necessary to establish an exemption from withholding under FATCA; (B) comply with any certification, documentation, information, reporting or other requirement necessary to establish an exemption from withholding under FATCA; (C) provide any documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their respective obligations, if any, under FATCA and to determine that such Lender has complied such applicable requirements; and (D) provide a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Lender certifying that such Lender has complied with any necessary requirements to establish an exemption from withholding under FATCA.  To the extent that the relevant documentation provided pursuant to this Section 2.12(e) is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender or Issuing Bank, such Lender or Issuing Bank shall, to the extent permitted by Applicable Law, deliver to the Borrower and the Administrative Agent revised and/or updated documentation sufficient for the Borrower and the Administrative Agent to confirm such Lender’s or such Issuing Bank’s compliance with their respective obligations under FATCA.

(f) Treatment of Certain Refunds.  If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.12 (including additional amounts paid by a Loan Party pursuant to this Section 2.12), it shall pay to the applicable indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable indemnifying party, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over pursuant to this Section 2.12 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.12(f), in no event will the Administrative Agent, the Issuing Bank or any Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.12(f) the payment of which would place the Administrative Agent, Issuing Bank or Lender in a less favorable net after-Tax position than the Administrative Agent, Issuing Bank or Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.12(f) shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) Indemnification of the Administrative Agent.  Each Lender and the Issuing Bank shall indemnify the Administrative Agent within ten (10) days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender or Issuing Bank that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under any Loan Document against any amount due to the Administrative Agent under this Section 2.12(g).  The agreements in Section 2.12(g) shall survive the resignation and/or replacement of the Administrative Agent

(h) Survival.  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of the Obligations and the termination of the Revolving Credit Commitment.

SECTION 2.13 Sharing of Payments, Etc.  If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.10) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing

Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders.  The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

SECTION 2.14 Use of Proceeds.  The proceeds of the Term Facility shall be used to finance a portion of the refinancing of certain existing Debt of the Borrower and its Subsidiaries (including, without limitation, the Existing Credit Agreement) (the “Refinancing”), and to pay fees, expenses, and costs related thereto on the Effective Date.  The proceeds of the Revolving Credit Advances and the Swing Line Advances and the issuance of the Letters of Credit shall be used for the account of the Borrower to provide a portion of the Refinancing, ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries.

SECTION 2.15 Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(b) Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 9.04), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank and/or the Swing Line Bank hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Bank and/or the Swing Line Bank, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Advance or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Borrowing in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the Administrative Agent, the Lenders, the Issuing Bank or Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent, any Lender, the Issuing Bank or Swing Line Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Advance or funded participations in Swing Line Advances or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Advance or funded participations in Swing Line Advances or Letters of Credit were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Advances of, and funded participations in Swing Line Advances or Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Credit Advances of, or funded participations in Swing Line Advances or Letters of Credit owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Advances pursuant to Sections 2.02(b) and 2.03(b), the Pro Rata Share of each Non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Advances shall not exceed the positive difference, if any, of (A) the Revolving Credit Commitment of that Non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Revolving Credit Advances of such Lender.

(d) Cash Collateral for Letters of Credit.  Promptly on demand by the Issuing Bank or the Administrative Agent from time to time, the Borrower shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Bank (after giving effect to Section 2.15(c)) on terms reasonably satisfactory to the Administrative Agent and the Issuing Bank (and such cash collateral shall be in Dollars).  Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Bank) for the payment and performance of each Defaulting Lender’s Pro Rata Share of outstanding L/C Credit Extensions.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank immediately for each Defaulting Lender’s Pro Rata Share of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.

(e) Prepayment of Swing Line Advances.  Promptly on demand by the Swing Line Bank or the Administrative Agent from time to time, the Borrower shall prepay Swing Line Advances in an amount of all Fronting Exposure with respect to the Swing Line Bank (after giving effect to Section 2.15(c)).

(f) Certain Fees.  For any period during which such Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any Revolving Credit Commitment Fee pursuant to Section 2.08(a) (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any letter of credit commissions pursuant to Section 2.08(b) otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral or other credit support arrangements satisfactory to the Issuing Bank pursuant to Section 2.15(d), but instead, the Borrower shall pay to the Non-Defaulting Lenders the amount of such letter of credit commissions in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.15(c), with the balance of such fee, if any, payable to the Issuing Bank for its own account.

(g) Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swing Line Bank and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares of the Revolving Credit Commitment (without giving effect to Section 2.15(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.16 Evidence of Debt.

(a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.  The Borrower agrees that upon written notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note and a Term Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and the Term Advances, respectively, of such Lender Party.  All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.10(c) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.16(b), and by each Lender Party in its account or accounts pursuant to Section 2.16(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the Obligations of the Borrower under this Agreement.

SECTION 2.17 Replacement of Lenders.  If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.10;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

CONDITIONS OF LENDING AND
ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01 Conditions Precedent to Effectiveness.  The effectiveness of this Agreement and the obligation of each Lender to make the Initial Extension of Credit or to participate in the initial Letter of Credit (if any) is subject to the satisfaction of the following conditions precedent on and as of the first date (the “Effective Date”) on which such conditions precedent have been satisfied:

(a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit, the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

(i) A counterpart to this agreement duly executed by a Responsible Officer of each Loan Party.

(ii) The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.16.

(iii) A pledge agreement in substantially the form of Exhibit D hereto (together with each other Pledge Agreement and pledge agreement supplement delivered pursuant to Section 5.01(i) or otherwise, in each case as amended, the “Pledge Agreement”), duly executed by each Loan Party, together with:

(A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B) proper financing statements in form appropriate for filing under the UCC of all jurisdictions (other than the State of Tennessee) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement,

(C) results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory to the Administrative Agent, made against the Loan Parties under the UCC (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the UCC should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Liens permitted pursuant to Section 5.02(a)),

(D) evidence of the completion of all other recordings and filings of or with respect to the Pledge Agreement (or, as the Administrative Agent may determine, delivery to the Administrative Agent of satisfactory documentation with respect thereto) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereunder,

(E) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens created under the Pledge Agreement has been taken, and

(F) receipt of a duly executed payoff letter in respect of the Existing Credit Agreement.

(iv) Certified copies of (A) the resolutions of the Board of Directors (or other governing body) of each Loan Party approving the Transaction and each Loan Document to which it is or is to be a party as in full force and effect on, and without amendment or modification as of, the Effective Date, and of all documents evidencing other necessary corporate action and governmental approvals and (B) other third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party.

(v) A copy of a certificate of the Secretary of State (or other appropriate officer) of the jurisdiction of incorporation or formation of each Loan Party, dated reasonably near the

Effective Date, certifying (A) as to a true and correct copy of the charter or certificate of formation, and each amendment thereto, of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such Loan Party has paid all franchise taxes to the date of such certificate and (2) such Loan Party is duly incorporated or formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or formation.

(vi) A certificate of each Loan Party, signed on behalf of such Loan Party by a Responsible Officer and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the date of the Effective Date), certifying as to (A) the absence of any amendments to the charter or other organizational documents of such Loan Party since the date of the certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws, limited partnership agreement or limited liability operating agreement, as applicable, of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation or formation and good standing or valid existence of such Loan Party as a corporation, limited partnership or limited liability company, as the case may be, organized under the laws of the jurisdiction of its incorporation or formation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party and (D) the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(vii) A certificate of a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects), (B) none of the Loan Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents, (C) after giving effect to the Transaction, no Default or Event of Default has occurred and is continuing, (D) since July 30, 2010, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect, and (E)  each of the Loan Parties, as applicable, has satisfied each of the conditions set forth in Sections 3.01 and 3.02.

(viii) A certificate in substantially the form of Exhibit F hereto from Borrower’s chief financial officer after giving pro forma effect to the Initial Extension of Credit, and the consummation of the other elements of the Transaction, attesting to the Solvency of the Loan Parties.

(ix) Evidence of the Loan Parties’ insurance coverage reasonably satisfactory to the Administrative Agent, demonstrating that the Loan Parties’ existing insurance coverage remains in effect, and a broker’s letter reasonably satisfactory to the Administrative Agent, dated on the Effective Date, to the effect that such coverage is customary and reasonable when compared to the insurance coverage purchased by similarly situated companies.

(x) Copies of satisfactory audited and pro forma consolidated financial statements and forecasts for the Borrower and its Subsidiaries reasonably acceptable to the Administrative Agent.

(xi) A favorable opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., counsel for the Loan Parties addressed to the Administrative Agent and the Lenders with respect to the Loan Parties, the Loan Documents and such other matters as the Lenders shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(b) The Administrative Agent and the Arrangers shall be satisfied that all Existing Debt (including Existing Debt under the Existing Credit Agreement), other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments, security interests and guaranties relating thereto terminated and that all Surviving Debt shall be in an amount and on terms and conditions satisfactory to the Administrative Agent and the Arrangers.

(c) All material Governmental Authorizations and all shareholder, board of director, and material third party consents and approvals necessary in connection with the Transaction and the continued operation of the business of the Loan Parties, after giving effect to the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

(d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Disclosed Litigation”), (ii) would reasonably be expected to restrain, prevent, or impose materially adverse conditions on the Transaction or any element thereof or (iii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on the Borrower, any other Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(e) The Borrower and each of the Guarantors shall have provided to the Administrative Agent and the Lenders, at least five Business Days prior to the Effective Date, the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.

(f) There shall have been no Material Adverse Change since July 30, 2010.

(g) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day, in form and substance satisfactory to the Administrative Agent (unless otherwise specified), a Notice of Borrowing or Notice of Issuance, as applicable, relating to the Initial Extension of Credit.

(h) The Borrower shall have paid all accrued fees of the Agents, the Arrangers and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties (if any), including, without limitation, all amounts due and payable pursuant to the Fee Letters).

(i) The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

SECTION 3.02 Conditions Precedent to Each Borrowing and Issuance and Renewal.  The obligation of each Appropriate Lender to make an Advance (other than an L/C Credit Extension made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(b) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit ), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal:

(a) The following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

(i) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their express terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

(ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom; and

(b) The Administrative Agent shall have received the applicable Notice as described in Section 3.02(a).

SECTION 3.03 Determinations Under Section 3.01.  For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries (i) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing (to the extent good standing is a concept recognized for a specific entity type in the applicable jurisdiction) under the laws of the jurisdiction of its incorporation or formation, as the case may be, (ii) is duly qualified and in good standing (to the extent good standing is a concept recognized for a specific entity type in the applicable jurisdiction) as a foreign corporation, limited partnership or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (iv) has all Governmental Authorizations necessary to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such Governmental Authorization could not be reasonably likely to have a Material Adverse Effect.

(b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the Effective Date (as to each such Subsidiary) the jurisdiction of its formation, the number of shares, membership interests or limited partnership interest (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the Effective Date and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares, units or partnership interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Effective Date.  All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non-assessable and except as indicated on Schedule 4.01(b) hereto, are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents.

(c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party’s corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (i) contravene such Loan Party’s charter, certificate of formation, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any current law, rule, regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.  No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

(d) No Governmental Authorization, and no notice to or filing with any Governmental Authority or any other third party, is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.  All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

(e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party that is a party thereto.  This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

(f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transaction, and there has been no Material Adverse Change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g) The consolidated balance sheets of the Borrower and its Subsidiaries as at July 30, 2010, and the related consolidated statements of income and consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Deloitte & Touche LLP, independent registered public accountants, and the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at April 29, 2011, and the related unaudited consolidated statements of income and consolidated statement of cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since July 30, 2010, there has been no event, development or occurrence that could have a Material Adverse Effect.

(h) The consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at April 29, 2011, the related consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the four-quarter period then ended, in each case certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such dates, in each case giving effect to the Transaction, all in accordance with GAAP.

(i) The consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries, delivered to the Lender Parties pursuant to Sections 3.01(a)(x) or 5.03, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s reasonable best estimate of its future financial performance, based upon the assumptions set forth in such forecast.

(j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

(k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(l) Neither any Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.  Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

(n) The provisions of the Collateral Documents executed by the Loan Parties are effective to create, in favor of the Lenders, legal, valid and enforceable security interests in all right, title and interest of the Loan Parties in any and all of the collateral described therein, securing the Notes and all other Obligations from time to time outstanding under the Loan Documents, and each of such Collateral Documents, upon the taking of possession of the Collateral as provided in the Pledge Agreement shall create a fully perfected security interest in all right, title and interest of the Loan Parties in such collateral, superior in right to any liens, existing or future, which the Loan Parties or any creditors of or purchasers from, or any other Person, may have against such collateral or interests therein. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(p)   (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

(ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

(iii) Schedule B (Actuarial Information), if applicable, to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(vi) With respect to each employee benefit arrangement mandated by non-U.S. law (a “Foreign Benefit Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(A) Any employer and employee contributions required by law or by the terms of any Foreign Benefit Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

(B) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

(C) Each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(q)   (i)  The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that would be reasonably expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii) None of the properties currently or, to the knowledge of the Loan Parties,  formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Loan Parties, is adjacent to any such property; except for the properties that are listed in Schedule 4.01(q), there are no and, to the knowledge of the Loan Parties, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries in a form or condition which violates, or gives rise to liability under, Environmental Laws; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, in each case, the release, discharge or disposal of which would be reasonably expected to have a Material Adverse Effect.

(iii) Except as otherwise set forth on Schedule 4.01(q) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of any Loan Party, formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

(r)   (i) Except as disclosed on Schedule 4.01(r), neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders.

(ii) Each Loan Party and each Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Loan Party).  Such returns accurately reflect in all material respects all liability for taxes of any Loan Party or any Subsidiary thereof for the periods covered thereby.  There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any Loan Party or any Subsidiary thereof.  No Governmental Authority has asserted any Lien or other claim against any Loan Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (A) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Loan Party and (B) Liens permitted pursuant to Section 5.02(a)).  The charges, accruals and reserves on the books of each Loan Party and each Subsidiary thereof in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of any Loan Party or any Subsidiary thereof are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

(iii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the Effective Date, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an “Open Year”).

(s) The representations and warranties contained in the other Loan Documents are true and correct in all material respects.

(t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the Effective Date the obligor and the principal amount outstanding thereunder.

(u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the Effective Date the obligor and the principal amount outstanding thereunder and the maturity date thereof.

(v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (“Owned Real Property”), showing as of the Effective Date the street address, county or other relevant jurisdiction, state and record owner.  Each Loan Party or such Subsidiary has good and marketable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens and those created by the Loan Documents.

(x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Real Property Leases under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, names of the lessor and lessee, expiration date and annual rental cost thereof.

(y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Real Property Leases under which any Loan Party or any of its Subsidiaries is the lessor, showing as of the Effective Date the street address, county or other relevant jurisdiction, state, names of the lessor and lessee, expiration date and annual rental received therefor.

(z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the Effective Date, showing as of the Effective Date the amount, obligor or issuer and maturity, if any, thereof.

(aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all patents, trademarks, registered trade names, service marks and registered copyrights, and all applications therefor and licenses thereof of each Loan Party or any of its Subsidiaries, showing, as of the Effective Date, (i) in the case of registrations, the jurisdiction in which it is registered, the registration number, the date of registration and, other than for copyrights, the expiration date; and (ii) in the case of pending applications, the jurisdiction in which such applications are filed, the application number and the date of filing.

(bb) Each Loan Party is in compliance in all material respects with the requirements of all laws (including, without limitation, the PATRIOT Act), rules, regulations and all orders, writs, injunctions, decrees, determinations or awards applicable to it or to its properties, except in such instances in which (i) such requirement of law, rule, regulation, order, writ, injunction, decree, determination or award is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is in material violation of any laws relating to terrorism or money laundering, including, without limitation, the PATRIOT Act.

(cc) None of the Loan Parties or any of their Subsidiaries is (i) named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person, and the Letters of Credit and the proceeds from any Advances hereunder will not be used by any Loan Party to fund any operations in, finance any investments or activities in, or make any payments to, any such country, agency, organization or person.

(dd) Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that the Loan Parties consider reasonably necessary for the operation of their respective businesses as presently conducted, without any infringement upon the rights of any other Person that could have a Material Adverse Effect.  To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person in any manner that could reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ee) No Loan Party or any Subsidiary thereof is party to any collective bargaining agreement or has any labor union been recognized as the representative of its employees except as set forth on Schedule 4.01(ee).  The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ff) The Obligations of each Loan Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents (i) ranks and shall continue to rank at least senior in priority of payment to all subordinated Debt of each such Person and pari passu in priority of payment with all senior unsecured Debt of each such Person and (ii) is designated as “Senior Debt” under all instruments and documents, now or in the future, relating to all subordinated Debt and all senior unsecured Debt of such Person.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

SECTION 5.01 Affirmative Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

(a) Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Applicable Laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and the PATRIOT Act.

(b) Payment of Taxes, Etc.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that no Loan Party shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable.

(c) Compliance with Environmental Laws.  Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its

Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that no Loan Party  nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d) Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance (including business interruption and hazards) with responsible and reputable insurance companies or associations and such insurance shall be maintained in such amounts (with such deductibles and self insured retentions) and covering such risks as is usually carried by companies of similar size, engaged in similar businesses and owning similar properties in the same general areas in which any Loan Party or any of its Subsidiaries operates.

(e) Preservation of Corporate Existence, Etc.  Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Loan Parties and their respective Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d)); provided, further, that none of the Loan Parties or their respective Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the board of directors of the Borrower or such Subsidiary or equivalent governing body shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Loan Party or such Subsidiary, as the case may be, and that the loss thereof does not have a Material Adverse Effect.

(f) Visitation Rights.  At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties  and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and (in the case of discussions with any of the Agents or any agents or representatives thereof) with their independent certified public accountants; provided that in the case of discussions with or examination or visits by any of the Agents (or any agents or representatives of the Agents), such discussions, examination or visits shall be at the expense of the Borrower.

(g) Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of each Loan Party in accordance with GAAP.

(h) Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and except for such failure to so maintain which would not reasonably be expected to have a Material Adverse Effect.

(i) Covenant to Guarantee Obligations and Give Security.  Upon the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party, then in each case at the Borrower’s expense:

(i) in connection with the formation or acquisition of a Subsidiary that is not (x) a CFC or (y) a Subsidiary that is held directly or indirectly by a CFC, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or Guaranty Supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ Obligations under the Loan Documents,

(ii) within 30 days after such formation or acquisition of any new Subsidiary, duly execute and deliver and cause such Subsidiary and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent pledges, assignments, pledge agreement supplements and other pledge agreements as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all of the Obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents; provided that (A) the Equity Interests in any Subsidiary held by a CFC shall not be required to be pledged and (B) if such new property is Equity Interests in a CFC, only 66% of the voting Equity Interests and 100% of the non-voting Equity Interests of such CFC shall be pledged in favor of the Secured  Parties,

(iii) within 30 days after such formation or acquisition of any new Subsidiary, take, and cause each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, whatever action (including, without limitation, the filing of UCC financing statements) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, pledge agreement supplements and pledge agreements delivered pursuant to the Loan Documents, enforceable against all third parties in accordance with their terms,

(iv) within 60 days after formation or acquisition of any new Subsidiary that is a “significant subsidiary” as defined by Regulation S-X promulgated by the Securities and Exchange Commission, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to (1) the matters contained in this Section 5.01(i), (2) such guaranties, Guaranty Supplements, pledges, assignments, pledge agreement supplements and other pledge agreements being legal, valid and binding obligations of each Loan Party that is a party thereto enforceable in accordance with their terms, as to the matters contained in this Section 5.01(i), (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties and (4) such other matters as the Collateral Agent may reasonably request, and

(v) at any time and from time to time, promptly execute and deliver, and cause each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC), to execute and deliver, any and all further instruments and documents and take, and cause each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens created or purported to be created under the Loan Documents.

(j) Further Assurances.  Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, take and cause each Subsidiary to take the following actions:

(i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, reasonably determines is necessary  from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party.

(k) Preparation of Environmental Reports.  At the request of the Administrative Agent or the Collateral Agent after the occurrence or discovery of an event, condition or circumstance reasonably likely to give rise to an Environmental Action that would be reasonably likely (whether individually or in the aggregate) to have a Material Adverse Effect, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries’ properties affected by the event, condition or circumstance in question, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent  determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property affected by the event, condition or circumstance in question to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto any of their respective properties affected by the event, condition or circumstance in question to undertake such an assessment.

(l) Compliance with Terms of Leaseholds.  Take and cause each Subsidiary to take the following actions: make all payments and otherwise perform all obligations in respect of all leases of real property to which the any of the Loan Parties or their respective Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default,  except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(m) Performance of Material Contracts.  Take and cause each Subsidiary to take the following actions: perform and observe all the terms and provisions of each Material Contract to which any of the Loan Parties or their respective Subsidiaries is a party, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(n) Use of Proceeds.  Use the proceeds of each of the Advances and Letters of Credit solely for the purposes set forth in the Preliminary Statements hereof.

SECTION 5.02 Negative Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party and its Subsidiaries will not, at any time:

(a) Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the UCC of any jurisdiction, a financing statement that names any Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Liens;

(iii) Liens existing on the Effective Date and described on Schedule 4.01(v) hereto;

(iv) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this Section 5.02(a)(iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

(v) Liens arising in connection with Capitalized Leases of the Borrower or any of its Subsidiaries permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

(vi) the replacement, extension or renewal of any Lien permitted by Section 5.02(a)(iii) upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby provided that such replacement, extension or renewal does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) the proceeds thereof;

(vii) Liens securing any of the Debt described in Sections 5.02(b)(i)(B) and 5.02(b)(ii); and

(viii) other Liens securing Debt outstanding in an aggregate principal amount not to exceed $10,000,000; provided that no such Lien shall extend to or cover any Collateral.

(b) Debt.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) in the case of the Borrower,

(A) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or commodity pricing, in each case incurred in the ordinary course of business and consistent with prudent business practice,

(B) Debt owed to a direct or indirect wholly-owned Subsidiary of the Borrower, which Debt (x) shall constitute Pledged Debt, (y) shall be  subordinated to any Debt of the Borrower under the Loan Documents on terms reasonably acceptable to the Administrative Agent and (z) if evidenced by promissory notes, shall be in form and substance satisfactory to the Administrative Agent and shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Pledge Agreement; and

(C) Debt incurred by the Borrower (which may be guaranteed by the Guarantors) in connection with the issuance of unsecured senior notes (the “Permitted Senior Notes”); provided that (1) no Default or Event of Default shall have occurred and be continuing at the time of any such issuance or would be caused by such issuance, (2) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 5.04 after giving effect to the incurrence of such Debt and shall provide the Administrative Agent and Lenders with a pro forma compliance certificate evidencing such compliance at least 10 days (or such shorter period as may be agreed to by the Administrative Agent) in advance of any such Debt issuance, (3) the Borrower shall comply with the mandatory prepayment requirements set forth in Section 2.06(b)(ii), (4) such Debt shall rank no higher than pari passu with the Obligations, (5) the maturity of such Debt shall be at least six (6) months after the latest Termination Date, (6) the terms of such Debt may not restrict, limit or otherwise encumber the ability of the Borrower or any Subsidiary to grant Liens in favor of the Administrative Agent or any Lender under this Agreement or any other Loan Document, and (7) such Debt shall otherwise be issued on terms and conditions reasonably satisfactory to the Administrative Agent.

(ii) in the case of any Subsidiary of the Borrower, Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower, provided that, in each case, to the extent such Debt exceeds $10,000,000 in the aggregate, such Debt (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Pledge Agreement; and

(iii) the Guaranties and, in the case of the Loan Parties and their  Subsidiaries,

(A) Debt under the Loan Documents;

(B) So long as no Default has occurred and is continuing, Debt secured by Liens permitted by Section 5.02(a)(iv) not to exceed in the aggregate $10,000,000 at any time outstanding; provided that to the extent any Debt is created, incurred or assumed in compliance with this clause (B) while no Default has occurred and is continuing, such Debt shall continue to be permitted under this clause (B) in the event that a Default has occurred and is continuing;

(C) Capitalized Leases (other than those permitted by clause (F) below) not to exceed in the aggregate $10,000,000 at any time outstanding, and in the case of Capitalized Leases to which any Subsidiary of a Loan Party is a party, Debt of the Loan Party of the type described in clause (j) of the definition of Debt guaranteeing the obligations of such Subsidiary under the Capitalized Leases permitted under this clause (C);

(D) Debt of any Person that becomes a Subsidiary of the Borrower after the Effective Date in accordance with the terms of Section 5.02(f) which Debt does not exceed $10,000,000 in the aggregate and is existing at the time such Person becomes a Subsidiary of the Borrower;

(E) So long as no Default has occurred and is continuing, other unsecured Debt of the Borrower in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; provided that to the extent any Debt is created, incurred or assumed in compliance with this clause (E) while no Default has occurred and is continuing, such Debt shall continue to be permitted under this clause (E) in the event that a Default has occurred and is continuing;

(F) the Surviving Debt, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

(G) Contingent obligations of the Loan Parties or any of their Subsidiaries in an amount not to exceed $10,000,000; provided that such contingent obligations are unsecured;

(H) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(I) Debt in respect of letters of credit in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(J) Debt in respect of indemnification obligations in connection with bonds and letters of credit related to self insurance and insurance programs and policies of the Loan Parties and their respective Subsidiaries;

(K) Obligations in respect of the Borrower’s Non-Qualified Deferred Compensation Plan to the extent of assets of such plan are on the Borrower’s balance sheet; and

(L) Guarantee obligations of the Guarantors in respect of Debt of the Borrower permitted pursuant to Section 5.02(b)(i)(C).

(c) Change in Nature of Business.  Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the Effective Date.

(d) Mergers, Etc.  Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other Subsidiary of the Borrower; provided that, in the case of any  merger or consolidation with another Subsidiary, the Person formed by such merger or consolidation shall be a direct or indirect wholly owned Subsidiary of the Borrower; provided further that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor (except to the extent that the surviving Person in a merger or consolidation permitted pursuant to Section 5.02(d)(iv) is or becomes the Borrower);

(ii) in connection with any acquisition permitted under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower and the provisions of Section 5.01(i) shall have been complied with;

(iii) in connection with any sale or other disposition (which takes the form of a merger rather than a sale of stock or assets) permitted under Section 5.02(e)(ii), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

(iv) upon at least 30 days’ prior written notice to the Administrative Agent and the Lenders, the Borrower may merge into or consolidate with CBOCS; provided that, in the case of any such merger or consolidation, (A) the surviving company shall become the “Borrower” hereunder and shall assume the Obligations and duties of the Borrower under this Agreement and each other Loan Document, (B) the surviving company shall be a public company, (C) the surviving company shall execute and/or deliver any documents, opinions and other items as may be reasonably requested by the Administrative Agent and the Lenders and (D) the Administrative Agent and the Required Lenders shall be reasonably satisfied with the capital structure of the surviving company and its subsidiaries;

provided, however, that in the case of any such merger pursuant to the preceding clauses (i), (ii) or (iii) to which the Borrower is a party, the Borrower is the surviving corporation.

(e) Sales, Etc., of Assets.  Sell, lease, transfer or otherwise dispose of (including by any sale and leaseback transaction), or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including by any sale and leaseback transaction), any assets, or grant any option or other right to purchase, lease or otherwise acquire, or permit any of its Subsidiaries to grant any option or other right to purchase, lease or otherwise acquire any assets, except:

(i) sales of Inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire Inventory in the ordinary course of its business;

(ii) the sale, liquidation, or other disposition of assets under the Company’s Non-Qualified Deferred Compensation Plan when made for the purpose of distribution to participants,

(iii) in a transaction authorized by Section 5.02(d) (other than Section 5.02(d)(iii));

(iv) sales, transfers or other dispositions of assets among the Borrower and Guarantors;

(v) so long as no Event of Default shall have occurred and be continuing and the Borrower and its Subsidiaries shall be in pro forma compliance with Section 5.04 and shall receive cash therefor:

(A) Any Guarantor (and following the merger contemplated by Section 5.02(d)(iv), the Borrower) may, subject to the proviso below, sell, lease, transfer or otherwise dispose of real property with a fair market value in an aggregate amount not to exceed $150,000,000, so long as the aggregate fair market value of the real property sold in each Fiscal Year is less than $50,000,000; and

(B) Any Guarantor (and following the merger contemplated by Section 5.02(d)(iv), the Borrower) may also sell, lease, transfer or otherwise dispose of other real property with a fair market value in an aggregate amount not to exceed $100,000,000;

provided that in the case of any sale, lease, transfer or other disposition of assets pursuant to the preceding clause (v)(A), the applicable Loan Party shall, on the date of receipt by such Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein.

(f) Investments in Other Persons.  Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(i) (A) equity Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the Effective Date and (B) additional equity Investments in Loan Parties;

(ii) loans and advances to employees in the ordinary course of the business of the Loan Parties and their Subsidiaries as presently conducted in compliance with all applicable laws (including the Sarbanes-Oxley Act of 2002, as amended) an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(iii) Investments by the Loan Parties and their Subsidiaries in Cash Equivalents;

(iv) Investments existing on the Effective Date and described on Schedule 4.01(z) hereto;

(v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i);

(vi) Investments consisting of intercompany Debt permitted under Section 5.02(b);

(vii) the purchase or other acquisition of all of the Equity Interests in any Person that, upon the consummation thereof, will be wholly owned directly by one or more Loan Parties (including, without limitation, as a result of a merger or consolidation) and the purchase or other acquisition by one or more Loan Parties of all or substantially all of the property and assets of any Person; provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii), such purchase or other acquisition shall be at all times negotiated without the objection of the board of directors of the entity to be acquired; and provided further that:

(A) the Loan Parties and any such newly created or acquired Subsidiary shall comply with the requirements of Section 5.01(i);

(B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

(C) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower, if the board of directors is otherwise approving such transaction, or, in each other case, by the chief executive or financial officer of the Borrower);

(D) the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers of such Person or assets, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers of such Person or assets, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (vii), shall not exceed $100,000,000;

(E) (1) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of audited financial statements of such Person or assets as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

(F) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(viii) Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed $10,000,000; provided that immediately before and immediately after giving effect to any such Investment, no Default shall have occurred and be continuing; and

(ix) Investments that comprise the assets of the Non-Qualified Deferred Compensation Plan.

(g) Restricted Payments.  Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i) the Borrower may (A) declare and pay dividends and distributions payable only in common stock of the Borrower and (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights;

(ii) any Subsidiary of the Borrower may declare and pay dividends to the Borrower;

(iii) so long as immediately after giving effect thereto, the sum of (A) availability under the Revolving Credit Facility plus (B) unrestricted cash and Cash Equivalents on hand of the Loan Parties, equals or exceeds $100,000,000, the Borrower may (1) declare and pay cash dividends to its stockholders if after giving effect thereto the aggregate amount of such dividends paid during any Fiscal Year would be less than 15% of Consolidated EBITDA from continuing operations of the Borrower for the Fiscal Year immediately preceding the Fiscal Year in which such dividend is paid, or (2) in any fiscal quarter increase its regular quarterly dividend by an amount not to exceed the greater of $.01 or 10% of the amount of the dividend paid in the prior fiscal quarter;

(iv) so long as immediately after giving effect thereto, (A) the sum of (1) availability under the Revolving Credit Facility plus (2) unrestricted cash and Cash Equivalents on hand of the Loan Parties, equals or exceeds $100,000,000 and (B) the Borrower’s Consolidated Total Leverage Ratio is 3.25 to 1.00 or less, the Borrower may purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock (or rights, or options to acquire capital stock of the Borrower pursuant to employee stock purchase plans, director or employee option plans and other employee benefit plans of the Borrower (collectively, “Equity Compensation Plans”)) for cash in any Fiscal Year if after giving effect thereto the aggregate amount (net of any amounts received from the exercise of stock options or from shares withheld as part of net share settlements for tax purposes under Equity Compensation Plans) of such purchases, redemptions, retirements and acquisitions made in such Fiscal Year would be less than $65,000,000 (less any amounts expended for shares repurchased pursuant to clause (vi) of this Section 5.02(g));

(v) the Borrower may issue (A) rights or options to acquire capital stock of the Borrower pursuant to employee stock purchase plans, director or employee option plans and other employee benefit plans and (B) common stock upon the exercise of options issued under, or pursuant to, employee stock purchase plans, director or employee option plans and other employee benefit plans;

(vi) so long as immediately after giving effect thereto, the sum of (A) availability under the Revolving Credit Facility plus (B) unrestricted cash and Cash Equivalents on hand of the Loan Parties, equals or exceeds $100,000,000, the Borrower may purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash for the sole purpose of offsetting the dilution in the number of outstanding shares resulting from the issuance of shares pursuant to Equity Compensation Plans (including, without limitation, as a result of the exercise of options issued under such Equity Compensation Plans), if after giving effect thereto, the aggregate amount (net of any amounts received from the exercise of stock options or from shares withheld as part of net share settlements for tax purposes under Equity Compensation Plans) of such purchases, redemptions, retirements and acquisitions made in any Fiscal Year would be less $65,000,000 (less any amounts expended for shares, rights or options repurchased pursuant to clause (iv) of this Section 5.02(g)); and

(vii) (A) Rocking Chair, Inc. may issue Preferred Interests to the other Loan Parties, (B) the Loan Parties may award to or repurchase from employees of the Loan Parties the Preferred Interests issued by Rocking Chair, Inc. and (C) Rocking Chair, Inc. may pay dividends on its Preferred Interests in an annual amount not to exceed $250,000.

(h) Amendments of Constitutive Documents.  Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation, certificate of formation, operating agreement, bylaws or other constitutive, other than amendments that could not be reasonably expected to have a Material Adverse Effect or adversely affect the interests of the Lender Parties.

(i) Accounting Changes.  Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices except as permitted by GAAP or (ii) its Fiscal Year; provided, upon 30 days’ prior notice to the Administrative Agent, the Borrower shall be permitted to change its Fiscal Year end from the Friday nearest July 31st in any calendar year to any other day nearest to July 31st in any calendar year.

(j) Prepayments, Etc., of Debt.  (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (A) the prepayment of the Advances in accordance with the terms of this Agreement and (B) regularly scheduled or required repayments or redemptions of Surviving Debt; (C) the conversion of subordinated debt into equity in accordance with its terms and any transaction permitted by Section 5.02(g)(iii) and (D) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, regularly scheduled payments of accrued interest on the Permitted Senior Notes; (ii) amend, modify or change in any manner any term or condition of any Surviving Debt, or subordinated debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower; or (iii) amend or modify any documents or instruments governing any Debt other than the Loan Documents (including, without limitation, the Permitted Senior Notes), other than amendments that could not be reasonably expected to have a Material Adverse Effect or adversely affect the interests of the Lender Parties.

(k) Negative Pledge.  Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) pursuant to this Agreement and the other Loan Documents or (ii) any agreement or instrument evidencing (A) any Surviving Debt; (B) any Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) the Permitted Senior Notes; provided that such Permitted Senior Notes may not restrict, limit or otherwise encumber the ability of the Borrower or any Subsidiary to incur Liens in favor of the Administrative Agent or any Lender under this Agreement or any other Loan Document and (D) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

(l) Partnerships, Etc.  Become a general partner in any general or limited partnership or joint venture with any Person other than a Loan Party or one of its Subsidiaries, or permit any of its Subsidiaries to do so with the exception of those partnerships or joint ventures existing on the date of this Agreement.

(m) Speculative Transactions.  Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions with the exception of the Hedge Agreements permitted under Section 5.02(b)(i)(A) this Agreement.

(n) Payment Restrictions Affecting Subsidiaries.  Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt, in each case as in effect on the Effective Date, (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, and (iv) the Permitted Senior Notes.

(o) Transactions with Affiliates.  With the exception of inter-company transactions among the Loan Parties, conduct, and permit any of its Subsidiaries to conduct, any transaction with any of their Affiliates on terms that are either not fair and reasonable or less favorable to a Loan Party or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

(p) Capital Expenditures.  Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Loan Parties and their Subsidiaries in any Fiscal Year set forth below to exceed the percentage set forth below of the Consolidated EBITDA for the immediately preceding Fiscal Year:

Fiscal Year	Percentage of Consolidated EBITDA
2012	65%
2013	65%
2014 and thereafter	70%

provided, however, if, for any Fiscal Year, the amount of Capital Expenditures permitted for such Fiscal Year exceeds the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year, the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year (but such additional Capital Expenditures shall be made only in the immediately succeeding Fiscal Year and shall not be carried forward beyond such immediately succeeding Fiscal Year) in an amount equal to such excess.

SECTION 5.03 Reporting Requirements.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender Parties:

(a) Default Notice.  As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default, or such event, development or occurrence, and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials.  As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Administrative Agent of Deloitte & Touche LLP or such other independent registered public accountants of recognized standing acceptable to the Administrative Agent, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default of a financial nature under Sections 5.02(a), 5.02(b), 5.02(f), 5.02(p) or 5.04 has occurred and is continuing, or if, in the opinion of such accounting firm, a Default of a financial nature under Sections 5.02(a), 5.02(b), 5.02(f), 5.02(p) or 5.04 has occurred and is continuing, a statement as to the nature thereof and (ii) a certificate of the chief financial officer of the Borrower (A) setting forth in detail reasonably acceptable to the Administrative Agent the compliance with the negative covenants contained in Section 5.02 (including provisions with respect to dispositions and acquisitions of assets) and stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (B) that includes or to which is attached  a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.02(p) and 5.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Sections 5.02(p) and 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(c) Quarterly Financials.  As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated statements of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated statements of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer (A) setting forth in detail reasonably acceptable to the Administrative Agent the compliance with the negative covenants contained in Section 5.02

(including provisions with respect to dispositions and acquisitions of assets) and stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (B) that includes or to which is attached a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04; provided that in the event of any change in GAAP  used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(d) Annual Forecasts.  As soon as available and in any event no later than 90 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on an annual basis for the Fiscal Year following such Fiscal Year.

(e) Litigation.  Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any change in the status of the Disclosed Litigation from that described on Schedule 4.01(f) hereto that could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 5.03(e), any litigation, arbitration, or governmental investigation or proceeding which involves an uninsured damage claim of $2,000,000 or less need not be the subject of any such notice unless it is one of a series of claims arising out of the same set of facts or circumstances which, in the aggregate, exceed $10,000,000.

(f) Securities Reports.  Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all annual reports on Form 10-K and quarterly reports on Form 10-Q, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, in each case excluding the exhibits thereto unless requested by the Administrative Agent.

(g) Creditor Reports.  Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and in each case not otherwise required to be furnished to the Lender Parties pursuant to any other subsection of this Section 5.03.

(h) ERISA.

(i) ERISA Events and ERISA Reports.  (A) Promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(ii) Plan Terminations.  Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii) Plan Annual Reports.  Promptly upon the request of the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iv) Multiemployer Plan Notices.  Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in the preceding clauses (A) or (B); provided, however, that the notice under this Section 5.03(h)(iv) is required to be given only if the event or circumstance identified in such notice, when aggregated with any other events or circumstances required to be reported under this Section 5.03(h) could reasonably be expected to result in a Material Adverse Effect.

(i) Environmental Conditions.  Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries under any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect

(j) Insurance.  As soon as available and in any event within 90 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party (through the Administrative Agent) may reasonably specify.

(k) Other Information.  Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 5.03(b) or (c) or 8.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 9.01; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Sections 5.03(b) and (c), as the case may be, to the Administrative Agent.  Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 5.04 Financial Covenants.  So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

(a) Consolidated Total Leverage Ratio.  Maintain, as of the end of each Measurement Period, a Consolidated Total Leverage Ratio of not more than 3.50:1.00; and

(b) Consolidated Interest Coverage Ratio.  Maintain, as of the end of each Measurement Period, a Consolidated Interest Coverage Ratio of not less than 4.00:1.00.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform  any term, covenant or agreement contained in Sections 2.14, 5.01(e) or (i), 5.02, 5.03 or 5.04; or

(d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

(e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $15,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $15,000,000 or otherwise material to the Borrower and its Subsidiaries, taken as a whole, shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect provided, however, that any such judgment or court order shall not be an Event of Default under this Section 6.01(g) if and for so long as (i) the entire amount of such judgment or court order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of the amount of such judgment or order; or

(h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(i) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(i) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby (or any Loan Party shall so assert or shall take any action to discontinue or to assert the invalidity or unenforceability thereof), other than in respect of any item or items of Collateral the fair market value of which, either individually or in the aggregate, does not exceed $10,000,000; or

(k) a Change of Control shall occur; or

(l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $15,000,000; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Loan Party or ERISA Affiliate has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000; or

(n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $15,000,000;

then, and in any such event, the Administrative Agent (i) shall, at the written request of the Required Lenders, by notice to the Borrower, declare all or any portion of the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than L/C Credit Extensions by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(b) and Swing Line Advances by a Swing-Line Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all or any portion of the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all or such portion, as applicable, of the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than L/C Credit Extensions by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(b)) and of the Issuing Bank to issue Letters of

Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.02 Actions in Respect of the Letters of Credit upon Default.  If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s Office, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower shall be obligated to pay to the  Administrative Agent on behalf of the Lender Parties in same day funds at the  Administrative Agent’s Office, for deposit in the L/C Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.  If at any time the Administrative Agent or the Administrative Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

ARTICLE VII

THE AGENTS

SECTION 7.01 Appointment and Authority.  Each of the Lenders and the Issuing Bank hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article VII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.  The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article VII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative

Agent), shall be entitled to the benefits of all provisions of this Article VII and Article IX (including Section 9.03, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 7.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Section 6.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.04 Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Advance or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent.

SECTION 7.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 7.06(a).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 7.06(a)).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Wells Fargo as Administrative Agent pursuant to this Section 7.06 shall also constitute its resignation as Issuing Bank and Swing Line Bank.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Bank, (b) the retiring Issuing Bank and Swing Line Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 7.07 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08 No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book managers, lead managers, arrangers, lead arrangers or co-arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

SECTION 7.09 Collateral and Guaranty Matters.  Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (i) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.02;

(b) to release any Guarantor from its Obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Sections 5.02(a)(iv), (v) or (vi).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its Obligations under the Guaranty pursuant to this Section 7.09.  In each case as specified in this Section 7.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its Obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 7.09.  In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction permitted pursuant to Section 5.02(e), the Liens created by any of the Collateral Documents on such property shall be automatically released without need for further action by any person.

SECTION 7.10 Secured Hedge Agreements and Secured Cash Management Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 2.11(f) or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE VIII

GUARANTY

SECTION 8.01 Guaranty; Limitation of Liability.

(a) Each Guarantor jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Secured Obligations of each other Loan Party now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the Secured Obligations) whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including Post Petition Interest), premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured

Party under or in respect of the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance (after taking into account the provisions of Section 8.01(c)).

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.  This Guaranty constitutes a guaranty of payment and performance when due and not merely a guaranty of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

SECTION 8.02 Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other agreement, document or instrument to which the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement or any other amendment or waiver of or any consent to departure from any Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 8.03 Waivers and Acknowledgments.

(a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04 Payments Free and Clear of Taxes, Etc.  Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future Taxes and subject to the limitations set forth herein.

SECTION 8.05 Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date for all of the Facilities and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties, the Administrative Agent and their successors, transferees and assigns.  Without limiting the generality of the preceding clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.10.  No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent.

SECTION 8.06 Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit, all Secured Cash Management Agreements and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date of all Facilities and (c) the latest date of expiration or termination of all Letters of Credit, all Secured

Cash Management Agreements and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date for all Facilities shall have occurred and (iv) all Letters of Credit, all Secured Cash Management Agreements and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 8.07 Guaranty Supplements.  Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit E hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference to “ this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

SECTION 8.08 Subordination.  Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth below in this Section 8.08:

(a) Prohibited Payments, Etc.  Except after the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization.  After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices.

(a)   Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:	Cracker Barrel Old Country Store, Inc.
305 Hartman Drive
P.O. Box 787
Lebanon, Tennessee 37088-0787
Attention of: Lawrence E. Hyatt
Telephone No.: (615) 235-4432
Telecopy No.: (615) 443-9818
E-mail: larry.hyatt@crackerbarrel.com
Website Address: www.crackerbarrel.com

With copies to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Baker Donelson Center
211 Commerce Street
Suite 800
Nashville, TN 37201
Attention of: David J. White
Telephone No.: (615) 726-5776
Telecopy No.: (615) 744-5776
E-mail: djwhite@bakerdonelson.com

If to Wells Fargo as
Administrative
Agent:	Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703
Telecopy No.: (704) 590-3481

With copies to:	Wells Fargo Bank, National Association
101 Federal Street, 20th Floor
Boston, MA 02110
Attention of: Meghan Hinds
Telephone No.: (617) 574-6337
Telecopy No.: (617) 574-6370
E-mail: meghan.hinds@wellsfargo.com

If to any Lender:	To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 9.01(b), shall be effective as provided in said Section 9.01(b).

(b) Electronic Communications.  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the preceding clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Advances will be made and Letters of Credit requested.

(d) Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e) Private Side Designation.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 9.02 Amendments, Waivers and Consents.  No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent on their behalf upon its receipt of the consent thereof) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) Except as provided in Section 3.03, waive any of the conditions, in the case of the Initial Extension of Credit, specified in Section 3.02, without the written consent of each Lender (other than any Lender that is, at such time, a Defaulting Lender);

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VI) without the written consent of such Lender or extend or increase the amount of the aggregate Commitments under any Facility, or amend the pro rata treatment of any reduction of Commitments set forth in Section 2.05 or of the distribution of payments set forth in Section 2.11(f), without the written consent of each Lender directly affected thereby;

(c) postpone any date scheduled for any payment of principal or interest under Sections 2.04, 2.06(b) or 2.07, or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document or extend the maximum duration of an Interest Period without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Advance or L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Advance or L/C Disbursement or to reduce any fee payable hereunder;

(e) change the order of application of any reduction in the Commitments or any prepayment of Advances between the Facilities from the application thereof set forth in the applicable provisions of Sections 2.06(a) and (b) respectively, in any manner that materially and adversely affects the Lenders under such Facilities or require the permanent reduction of the Revolving Credit Facility at any time when all or a portion of the Term Facility remains in effect without the written consent of each such Lender directly affected thereby;

(f) change any provision of this Section 9.02 without the written consent of each Lender, or change (i) the definition of (A) Required Lenders without the written consent of each Lender or (B) Secured Obligations, without the written consent of each Hedge Bank and each Cash Management Bank or (ii) any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lender Parties under the Guaranties) if such release or limitation is in respect of a material portion of the value of the Guaranties to the Lender Parties, without the written consent of each Lender;

(i) as to any Facility, impose any greater restriction on the ability of any Lender under such Facility to assign any of its rights or obligations hereunder without the written consent of Lenders having at least a majority of the sum of (i) the unused portion, if any, of the Commitments under such Facility plus (ii) the total outstanding amount of the Advances under such Facility, in each case, at such time then in effect.  For purposes of this clause (i), the aggregate amount of each Lender’s risk participation and funded participation in L/C Disbursements shall be deemed to be held by such Lender; or

(j) amend or waive any of the conditions set forth in Sections 3.01 or 3.02 relating to the obligations of any Revolving Credit Lender to make Revolving Credit Advances, Swing Line Advances or L/C Credit Extensions without the written consent of the Required Revolving Credit Lenders;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank and the Swing Line Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations  of the Issuing Bank or the Swing Line Bank, as the case may be, under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by the Issuing Bank; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or obligations of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

SECTION 9.03 Expenses; Indemnity.

(a) Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

(b) Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Actions), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless, each Indemnitee from, and shall pay or reimburse any such Indemnitee for, all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transaction), (ii) any Advance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any Subsidiary thereof, or any Environmental Action related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Actions), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Advances, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 9.03(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank, the Swing Line Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank, the Swing Line Bank or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Bank or the Swing Line Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Bank or the Swing Line Bank in connection with such capacity.  The obligations of the Lenders under this Section 9.03(c) are subject to the provisions of Section 2.02(e).

(d) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower and each other Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages, as to which the Borrower and the Loan Parties do not waive any claims) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 9.03(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments.  All amounts due under this Section 9.03 shall be payable promptly after demand therefor.

SECTION 9.04 Right of Set Off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, the Swing Line Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank, the Swing Line Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Bank or the Swing Line Bank, irrespective of whether or not such Lender, the Issuing Bank or the Swing Line Bank shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Bank or the Swing Line Bank different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the Issuing Bank, the Swing Line Bank and their respective Affiliates under this Section 9.04 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank, the Swing Line Bank or their respective Affiliates may have.  Each Lender, the Issuing Bank and the Swing Line Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.05 Governing Law; Jurisdiction, Etc.

(a) Governing Law.  This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of New York (including Sections 5.1401 and 5.1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

(b) Submission to Jurisdiction.  The Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue.  The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.05(b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 9.06 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

SECTION 9.07 Reversal of Payments.  To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 9.08 Injunctive Relief.  The Borrower and each other Loan Party recognize that, in the event the Borrower or any other Loan Party fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower and each other Loan Party agree that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 9.09 Accounting Matters.  If at any time any change in GAAP (other than a change from the retail inventory method to the weighted average cost method) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 9.10 Successors and Assigns; Participations.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than as expressly contemplated by Section 5.02(d)(iv), neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.10(b), (ii) by way of participation in accordance with the provisions of Section 9.10(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.10(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.10(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Advances at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 9.10(b)(i)(A), the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Revolving Credit Commitment assigned;

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by Section 9.10(b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Facility to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consents of the Issuing Bank and the Swing Line Bank (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided, that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.10(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.12 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this

Section 9.10(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.10(d).

(c) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts of (and stated interest on) the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, Issuing Bank, Swing Line Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 9.02 that directly affects such Participant and could not be affected by a vote of the Required Lenders.  Subject to Section 9.10(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.10(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 5.10 and 5.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  No Participant shall be entitled to the benefits of Section 2.10 and 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(e) as though it were a Lender.

(f) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.11 Confidentiality.  Each of the Administrative Agent, the Lenders, the Issuing Bank and the Swing Line Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant and (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.11 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank, the Swing Line Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates.  “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Issuing Bank or the Swing Line Bank on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any Subsidiary thereof after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.12 Performance of Duties.  Each of the Loan Party’s Obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.

SECTION 9.13 All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Facility has not been terminated.

SECTION 9.14 Survival.

(a) All representations and warranties set forth in Article IV and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Effective Date (except those that are expressly made as of a specific date), shall survive the Effective Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article IX and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 9.15 Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 9.16 Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.17 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterparty hereof.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(b) Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.18 Term of Agreement.  This Agreement shall remain in effect from the Effective Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired and the Revolving Credit Commitment has been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 9.19 USA PATRIOT Act.  The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower or such Guarantor in accordance with the PATRIOT Act.

SECTION 9.20 Independent Effect of Covenants.  The Borrower expressly acknowledges and agrees that each covenant contained in Article V hereof shall be given independent effect.  Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article V, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Article V.

SECTION 9.21 Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Collateral Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CRACKER BARREL OLD COUNTRY STORE, INC., as Borrower

By	/s/ Lawrence E. Hyatt
Name: Lawrence E. Hyatt
Title: Senior Vice President & Chief Financial Officer

CBOCS, INC., as a Guarantor

By	/s/ N.B. Forrest Shoaf
Name: N.B. Forrest Shoaf
Title: Senior Vice President

CBOCS SUPPLY, INC., as a Guarantor

By	/s/ Patrick A. Scruggs
Name: Patrick A. Scruggs
Title: Treasurer

CBOCS WEST, INC., as a Guarantor

By	/s/ N.B. Forrest Shoaf
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

[Signature Pages Continue]

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

CB MUSIC LLC, as a Guarantor

By	/s/ N.B. Forrest Shoaf
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

CBOCS PENNSYLVANIA, LLC, as a Guarantor

By	/s/ N.B. Forrest Shoaf
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

CBOCS DISTRIBUTION, INC., as a Guarantor

By	/s/ N.B. Forrest Shoaf
Name: N.B. Forrest Shoaf
Title: Assistant Secretary

ROCKING CHAIR, INC., as a Guarantor

By	/s/ Elizabeth M. Wilson
Name: Elizabeth M. Wilson
Title: Assistant Secretary

CBOCS TEXAS, LLC, as a Guarantor

By	/s/ Patrick A. Scruggs
Name: Patrick A. Scruggs
Title: Vice President & Treasurer

[Signature Pages Continue]

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

CBOCS PROPERTIES, INC., as a Guarantor

By	/s/ S. Victoria Harvey
Name: S. Victoria Harvey
Title: President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank, Swing Line Bank and Lender

By	/s/ Darcy McLaren
Name: Darcy McLaren
Title: Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

BANK OF AMERICA, N.A., as a Lender

By	/s/ John H. Schmidt
Name: John H. Schmidt
Title: Director

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

SUNTRUST BANK, as a Lender

By	/s/ J. Matthew Rowand
Name: J. Matthew Rowand
Title: Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as a Lender

By	/s/ Katye Whalen
Name: Katye Whalen
Title: Vice President

By	/s/ Sue Chen-Holmes
Name: Sue Chen-Holmes
Title: Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

REGIONS BANK, as a Lender

By	/s/ Scott Corley
Name: Scott Corley
Title: Senior Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

FIFTH THIRD BANK, an Ohio Banking Corporation, as a Lender

By	/s/ Lisa R. Cook
Name: Lisa R. Cook
Title: Assistant Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ John Thurman
Name: John Thurman
Title: Senior Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ John M. Eyerman
Name: John M. Eyerman
Title: Asst. Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

UNION BANK, N.A., as a Lender

By	/s/ Megan Webster
Name: Megan Webster
Title: Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ R. Andrew Beam
Name: R. Andrew Beam
Title: Senior Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

SYNOVUS BANK, as a Lender

By	/s/ Anne Lovette
Name: Anne Lovette
Title: Senior Relationship Manager

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

FIRST TENNESSEE BANK, NA, as a Lender

By	/s/ Kenneth H. Berberich
Name: Kenneth H. Berberich
Title: Executive Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

RAYMOND JAMES BANK, FSB, as a Lender

By	/s/ Alexander L. Rody
Name: Alexander L. Rody
Title: Senior Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

1ST FARM CREDIT SERVICES, PCA, as a Lender

By	/s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Vice President, Capital Markets

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

FCS FINANCIAL, PCA, as a Lender

By	/s/ Laura Roessler
Name: Laura Roessler
Title: Sr. Lending Officer

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

AVENUE BANK, as a Lender

By	/s/ Carol S. Titus
Name: Carol S. Titus
Title: Senior Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as a Lender

By	/s/ Jeff Pavlik
Name: Jeff Pavlik
Title: Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

AGCHOICE FARM CREDIT, ACA, as a Lender

By	/s/ Duane G. Bosler
Name: Duane G. Bosler
Title: Senior Vice President

Cracker Barrel Old Country Store, Inc.
Credit Agreement (2011)
Signature Page

SCHEDULE I

GUARANTORS

CB Music LLC, a Tennessee limited liability company

CBOCS Distribution, Inc., a Tennessee corporation

*CBOCS, Inc., a Tennessee corporation

CBOCS Pennsylvania, LLC, a Pennsylvania limited liability company

CBOCS Properties, Inc., a Michigan corporation

CBOCS Supply, Inc., a Tennessee corporation

CBOCS Texas, LLC, a Tennessee limited liability company

CBOCS West, Inc., a Nevada corporation

Rocking Chair, Inc., a Nevada corporation

* At such time as CBOCS, Inc., a Tennessee corporation, becomes the Borrower as a result of the merger or consolidation permitted by Section 5.02(d)(iv) of the Agreement, this Schedule shall be deemed to be amended to remove CBOCS, Inc. as a Guarantor.

SCHEDULE 1.01

EXISTING LETTERS OF CREDIT

Issuer	Applicant	L/C Number	Issuance Date	Expiry Date	Beneficiary Name	Outstanding Amount
Wells Fargo Bank, National Association	Cracker Barrel Old Country Store, Inc. (f/k/a CBRL Group, Inc.)	LC870-122499	05/24/06	07/31/11	Zurich American Insurance Co.	$400,000.00
Wells Fargo Bank, National Association	Cracker Barrel Old Country Store, Inc. (f/k/a CBRL Group, Inc.)	SM200589	05/24/06	08/01/11	United States Fidelity & Guaranty Co.	$4,695,000.00
Wells Fargo Bank, National Association	Cracker Barrel Old Country Store, Inc. (f/k/a CBRL Group, Inc.)	SM210297	05/24/06	08/05/11	ACE American Insurance	$20,635,780.00
Wells Fargo Bank, National Association	Cracker Barrel Old Country Store, Inc.	SM233467W	12/16/08	07/29/11	Ohio Bureau of Workers’ Compensation	$770,000.00
Wells Fargo Bank, National Association	CBOCS, Inc.	SM233991	02/20/09	07/29/11	Georgia Self Insurers Guaranty Trust Fund	$2,730,000.00
Wells Fargo Bank, National Association	CBOCS, Inc.	SM236624	02/11/10	07/31/11	Safety National Casualty Corp.	$750,000.00

1.01-1

SCHEDULE 4.01(b)

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Authorized Shares	Outstanding Shares/Equity Interests	% Ownership by Loan Party	Outstanding options, warrants, rights of conversion
CB Music LLC	Tennessee	N/A	LLC membership interests	100% by CBOCS, Inc.	None
CBOCS Distribution, Inc.	Tennessee	1,000 common shares	1,000 shares	100% by CBOCS, West, Inc.	None
*CBOCS, Inc.	Tennessee	150,000,000 common shares	62,520,008 shares	100% by Cracker Barrel Old Country Store, Inc.	None
CBOCS Pennsylvania, LLC	Pennsylvania	N/A	LLC membership interests	100% by CBOCS, Inc.	None
CBOCS Properties, Inc.	Michigan	1,000 common shares	200 shares	100% by CBOCS West, Inc.	None
CBOCS Supply, Inc.	Tennessee	100,000 common shares	1,000 shares	100% by CBOCS, Inc.	None
CBOCS Texas, LLC	Tennessee	N/A	LLC membership interests	100% by CBOCS Distribution, Inc.	None
CBOCS West, Inc.	Nevada	1,000 common shares	210 shares	100% by CBOCS, Inc.	None
Rocking Chair, Inc.	Nevada	10,000 common shares; 10,000 preferred shares	186 common shares; 8,750 preferred shares	100% of common stock owned by CBOCS West, Inc.; 6.2% of preferred stock owned by CBOCS, Inc.	None

* At such time as CBOCS, Inc., a Tennessee corporation, becomes the Borrower as a result of the merger or consolidation permitted by Section 5.02(d)(iv) of the Agreement, this Schedule shall be deemed to be amended to remove CBOCS, Inc. as a Subsidiary.

SCHEDULE 4.01(d)

AUTHORIZATIONS, APPROVALS, ACTIONS, NOTICES AND FILINGS

None

SCHEDULE 4.01(f)

DISCLOSED LITIGATION

None

SCHEDULE 4.01(p)

ERISA PLANS, MULTI-EMPLOYER PLANS AND WELFARE PLANS

1.	Cracker Barrel Old Country Store, Inc. and Affiliates Employee Savings Plan (the 401K plan)

2.	CBOCS, Inc. Section 125 Cafeteria Plan

3.	The Severance Plan for Home Office Employees of CBOCS, Inc.

4.	The Health and Welfare Plan for Home Office and Field Management Employees of CBOCS, Inc.

5.	The Health and Welfare Plan for Store Hourly and Executive Inn Hourly Employees of CBOCS, Inc.

6.	Texas Occupational Injury Benefit Plan

SCHEDULE 4.01(q)

ENVIRONMENTAL DISCLOSURE

As a part of its due diligence, when any Guarantor leases or purchases real property, a Phase I environmental site assessment is conducted. In the event that any problems are detected in the Phase I environmental site assessment, a Phase II environmental site assessment is performed. The acquisition is not completed until any condition identified in the Phase I or II is remediated.

The following properties had underground storage tanks in which Hazardous Materials were stored; however, all underground storage tanks have been removed and any adverse conditions remediated in accordance with Applicable Law prior to any Guarantor acquiring an interest in the property, to-wit:

(1)	Store # 694 (Leasehold interest in former Stuckey’s site located at I-65 and Route 334, Whitestown, IN)
(2)	Store # 14 (Former gas station located at I-24 and Bell Road, Nashville, TN - no longer owned by a Guarantor)
(3)	Store # 419 (Former gas station located at I-95 and Route 63, Walterboro, SC)

The following properties had septic tanks and/or above ground fuel tanks which were removed during Guarantor’s construction and any adverse conditions remediated in accordance with Applicable Law, to-wit:

(1)	Store # 545 (155 N. Krome Avenue, Florida City, FL)
(2)	Store # 608 (115 Blue Jay Court, Stevensville, MD)

The following properties have, or in the past had, environmental monitoring wells thereon due to their location adjacent to sites which may have been listed on the NPL or on the CERCLIS or any analogous foreign, state or local list and/or upon which Hazardous Materials may have been stored or discharged, to-wit:

(1)	Store # 42 (2208 Bush River Road, Columbia, SC)
(2)	Store # 51 (6020 Highway 157, Cullman, AL)
(3)	Store # 70 (655 Cahaba Valley Road, Pelham, AL)
(4)	Store # 372 (1600 N. 6th Street, West Memphis, AR)
(5)	Store # 388 (2281 E. Florence Blvd., Casa Grande, AZ)
(6)	Store # 437 (4119 Columbus, Ottawa, IL)

SCHEDULE 4.01(r)

TAX SHARING AGREEMENTS

None

OPEN YEARS

The following are Open Years of each Loan Party and each of its Subsidiaries and Affiliates (to the extent that such Loan Party, Subsidiary or Affiliate was in existence as of such Open Year):

2008

2009

2010

SCHEDULE 4.01(t)

EXISTING DEBT

Existing Debt	Obligor	Principal Amount Outstanding
$165,000,000 Revolving Credit Facility	Cracker Barrel Old Country Store, Inc.	$0
Term Loan B-1 Base Rate	Cracker Barrel Old Country Store, Inc.	$19,299,401.58
Term Loan B-2 Base Rate	Cracker Barrel Old Country Store, Inc.	$63,920.97
Term Loan B-3 Base Rate	Cracker Barrel Old Country Store, Inc.	$615,259.72
Term Loan B-4 Base Rate	Cracker Barrel Old Country Store, Inc.	$38,896.35
Term Loan B-1 Libor Lock 8/3/11	Cracker Barrel Old Country Store, Inc.	$300,465,737.23
Term Loan B-2 Libor Lock 8/3/11	Cracker Barrel Old Country Store, Inc.	$24,548,159.43
Term Loan B-3 Libor Lock 8/3/11	Cracker Barrel Old Country Store, Inc.	$215,030,901.74
Term Loan B-4 Libor Lock 8/3/11	Cracker Barrel Old Country Store, Inc.	$14,937,722.98
Letter of Credit for United States Fidelity & Guarantee	Cracker Barrel Old Country Store, Inc.	$4,695,000.00
Letter of Credit for Ace American Insurance Company	Cracker Barrel Old Country Store, Inc.	$20,635,780.00
Letter of Credit for Safety National	Cracker Barrel Old Country Store, Inc.	$750,000.00
Letter of Credit for Zurich American Insurance Co.	Cracker Barrel Old Country Store, Inc.	$400,000.00
Letter of Credit for Ohio Bureau of Workers’ Compensation	Cracker Barrel Old Country Store, Inc.	$770,000.00
Letter of Credit for Georgia Self-Insurers Guaranty Trust Fund	Cracker Barrel Old Country Store, Inc.	$2,730,000.00
Capitalized lease for property located at 305 Hartmann Drive, Lebanon, Wilson County, TN	CBOCS, Inc.	$42,908.89
Note Payable for prepaid maintenance on telecommunications equipment	CBOCS, Inc.	$254,341.64
Cumulative dividends on Rocking Chair, Inc. preferred stock	Rocking Chair, Inc.	Indeterminable

SCHEDULE 4.01(u)

SURVIVING DEBT

Existing Debt	Obligor	Principal Amount Outstanding	Maturity Date
Letter of Credit for United States Fidelity & Guarantee	Cracker Barrel Old Country Store, Inc.	$4,695,000	8/1/11
Letter of Credit for Ace American Insurance Company	Cracker Barrel Old Country Store, Inc.	$20,635,780	8/5/11
Letter of Credit for Safety National	Cracker Barrel Old Country Store, Inc.	$750,000	7/29/11
Letter of Credit for Zurich American Insurance Co.	Cracker Barrel Old Country Store, Inc.	$400,000	7/31/11
Letter of Credit for Ohio Bureau of Workers’ Compensation	Cracker Barrel Old Country Store, Inc.	$770,000	7/29/11
Letter of Credit for Georgia Self-Insurers Guaranty Trust Fund	Cracker Barrel Old Country Store, Inc.	$2,730,000	7/29/11
Capitalized lease for property located at 305 Hartmann Drive, Lebanon, Wilson County, TN	CBOCS, Inc.	$42,908.89	7/8/13
Note Payable for prepaid maintenance on telecommunications equipment	CBOCS, Inc.	$254,341.64	10/16/13
Cumulative dividends on Rocking Chair, Inc. preferred stock	Rocking Chair, Inc.	Indeterminable	N/A

SCHEDULE 4.01(v)

LIENS

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
		Street Address	City	County	State
Rocking Chair, Inc.	2,176,000	1212 Kelli Drive	Athens	Limestone	AL
Rocking Chair, Inc.	2,176,000	5040 Academy Lane	Bessemer	Jefferson	AL
Rocking Chair, Inc.	2,176,000	199 Supercenter Drive	Calera	Shelby	AL
Rocking Chair, Inc.	2,176,000	6020 AL Highway 157	Cullman	Cullman	AL
Rocking Chair, Inc.	2,176,000	150 Cox Creek Pkwy. South	Florence	Lauderdale	AL
Rocking Chair, Inc.	2,176,000	3150 S McKenzie Street	Foley	Baldwin	AL
Rocking Chair, Inc.	2,176,000	101 Taylor Drive	Gadsden	Etowah	AL
Rocking Chair, Inc.	2,176,000	901 Fieldstown Road	Gardendale	Jefferson	AL
Rocking Chair, Inc.	2,176,000	11635 US Highway 431	Guntersville	Marshall	AL
Rocking Chair, Inc.	2,176,000	2003 Village Drive	Leeds	St. Clair	AL
Rocking Chair, Inc.	2,176,000	120 Cleghorn Blvd.	Madison	Madison	AL
Rocking Chair, Inc.	2,176,000	43 E I65 Service Rd South	Mobile	Mobile	AL
Rocking Chair, Inc.	2,176,000	9191 Boyd-Cooper Pkwy.	Montgomery	Montgomery	AL
Rocking Chair, Inc.	2,176,000	1051 Fox Run Avenue	Opelika	Lee	AL
Rocking Chair, Inc.	2,176,000	655 Cahaba Valley Road	Pelham	Shelby	AL
Rocking Chair, Inc.	2,176,000	260 VAUGHAN LN	PELL CITY	St. Clair	AL
Rocking Chair, Inc.	2,176,000	796 Business Park Drive	Prattville	Elmore	AL
Rocking Chair, Inc.	2,176,000	30227 Eastern Shore Ct.	Spanish Fort	Baldwin	AL
Rocking Chair, Inc.	2,176,000	4800 Doris Pate Drive	Tuscaloosa	Tuscaloosa	AL
Rocking Chair, Inc.	2,176,000	218 W Commerce St	Bryant	Saline	AR
Rocking Chair, Inc.	2,176,000	525 Hwy. 65 North	Conway	Faulkner	AR
Rocking Chair, Inc.	2,176,000	2621 Phillips Drive	Jonesboro	Craighead	AR
Rocking Chair, Inc.	2,176,000	2618 S Shackleford Road	Little Rock	Pulaski	AR
Rocking Chair, Inc.	2,176,000	211 East Harrell Drive	Russellville	Pope	AR

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	1209 N Litchfield RD	Goodyear	Maricopa	AZ
Rocking Chair, Inc.	2,176,000	1780 S Sunridge Drive	Yuma	Yuma	AZ
Rocking Chair, Inc.	2,176,000	8355 Razorback Drive	Colorado Springs	El Paso	CO
Rocking Chair, Inc.	2,176,000	5800 McWhinney Blvd	Loveland	Larimar	CO
Rocking Chair, Inc.	2,176,000	350 West 120th Avenue	Northglenn	Adams	CO
Rocking Chair, Inc.	2,176,000	941 Hwy 140	Adairsville	Bartow	GA
Rocking Chair, Inc.	2,176,000	1114 N. Westover Blvd.	Albany	Dougherty	GA
Rocking Chair, Inc.	2,176,000	211 Warren Mason Boulevard	Brunswick	Glynn	GA
Rocking Chair, Inc.	1,716,700	4758 Friendship RD	Buford	Hall	GA
Rocking Chair, Inc.	2,176,000	100 Cracker Barrel Dr.	Calhoun	Gordon	GA
Rocking Chair, Inc.	2,176,000	715 Transit Ave.	Canton	Cherokee	GA
Rocking Chair, Inc.	2,176,000	1182 Dogwood Dr SE	Conyers	Rockdale	GA
Rocking Chair, Inc.	2,176,000	1905 Central Avenue	Cordele	Crisp	GA
Rocking Chair, Inc.	2,176,000	938 Market Street	Dalton	Whitfield	GA
Rocking Chair, Inc.	2,176,000	7060 CONCOURSE PKWY	DOUGLASVILLE	Douglas	GA
Rocking Chair, Inc.	2,176,000	104 Travel Center Blvd.	Dublin	Laurens	GA
Rocking Chair, Inc.	2,176,000	460 Parkwest Drive	Grovetown	Columbia	GA
Rocking Chair, Inc.	2,176,000	3389 Busbee Drive NW	Kennesaw	Cobb	GA
Rocking Chair, Inc.	2,176,000	105 Hoffman Drive	LaGrange	Troup	GA
Rocking Chair, Inc.	2,176,000	4914 Timber Drive	Lake Park	Loundes	GA
Rocking Chair, Inc.	2,176,000	970 W. Pointe Ct.	Lithia Springs	Douglas	GA
Rocking Chair, Inc.	2,176,000	3950 Riverside Drive	Macon	Bibb	GA
Rocking Chair, Inc.	2,176,000	2003 Eatonton Rd	Madison	Morgan	GA
Rocking Chair, Inc.	2,176,000	2150 Delk Road	Marietta	Cobb	GA
Rocking Chair, Inc.	2,176,000	1458 Southlake Plaza Drive	Morrow	Clayton	GA
Rocking Chair, Inc.	2,176,000	527 Bullsboro Drive	Newnan	Cowetta	GA
Rocking Chair, Inc.	2,176,000	6175 McDonough Drive	Norcross	Gwinnett	GA

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	101 Lect Drive	Perry	Houston	GA
Rocking Chair, Inc.	2,176,000	50 Biscuit Way	Ringgold	Catoosa	GA
Rocking Chair, Inc.	2,176,000	17017 Abercorn Street	Savannah	Chatham	GA
Rocking Chair, Inc.	2,176,000	75 Gwinco Blvd.	Suwanee	Gwinnett	GA
Rocking Chair, Inc.	2,176,000	708 Hwy 319 S	Tifton	Tift	GA
Rocking Chair, Inc.	2,176,000	1195 St. Augustine Road	Valdosta	Lowndes	GA
Rocking Chair, Inc.	2,176,000	11701 University Avenue	Clive	Polk	IA
Rocking Chair, Inc.	2,176,000	530 30th Avenue	Council Bluffs	Pottawattie	IA
Rocking Chair, Inc.	2,176,000	300 Jason Way Court	Davenport	Scott	IA
Rocking Chair, Inc.	2,176,000	1733 South Cole Road	Boise	Ada	ID
Rocking Chair, Inc.	2,176,000	50 Ken Hayes Drive	Bourbonnais	Kankakee	IL
Rocking Chair, Inc.	2,176,000	2421 Old Country Inn Drive	Caseyville	St. Clair	IL
Rocking Chair, Inc.	2,176,000	5120 Hickory Point Frontage Rd	Decatur	Macon	IL
Rocking Chair, Inc.	2,176,000	1101 Avenue of Mid-America	Effingham	Effingham	IL
Rocking Chair, Inc.	2,176,000	5706 Northridge Drive	Gurnee	Lake	IL
Rocking Chair, Inc.	2,176,000	1511 Riverboat Center Dr.	Joliet	Will	IL
Rocking Chair, Inc.	1,716,700	1013 Heitmann Dr.	Lincoln	Logan	IL
Rocking Chair, Inc.	2,176,000	2602 West Main Street	Marion	Williamson	IL
Rocking Chair, Inc.	2,176,000	1020 Matteson Av	Matteson	Cook	IL
Rocking Chair, Inc.	2,176,000	1101 Charleston Ave. East	Mattoon	Coles	IL
Rocking Chair, Inc.	2,176,000	150 E Ashland Street	Morton	Tazewell	IL
Rocking Chair, Inc.	2,176,000	4425 Fairfax Drive	Mount Vernon	Jefferson	IL
Rocking Chair, Inc.	2,176,000	1855 West Diehl Road	Naperville	Dupage	IL
Rocking Chair, Inc.	2,176,000	4119 Columbus	Ottawa	LaSalle	IL
Rocking Chair, Inc.	2,176,000	730 North Lyford Road	Rockford	Winnebago	IL
Rocking Chair, Inc.	2,176,000	1295 Lakeview Drive	Romeoville	Will	IL
Rocking Chair, Inc.	2,176,000	5975 S 6th Street Rd	Springfield	Sangamon	IL
Rocking Chair, Inc.	2,176,000	18531 North Creek Drive	Tinley Park	Will County	IL

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	2001 Formosa Road	Troy	Madison	IL
Rocking Chair, Inc.	2,176,000	2101 North Kenyon Road	Urbana	Champaign	IL
Rocking Chair, Inc.	1,716,700	2012 East 59th Street	Anderson	Madison	IN
Rocking Chair, Inc.	2,176,000	1410 Shook Drive	Auburn	Dekalb	IN
Rocking Chair, Inc.	2,176,000	2393 Pacer Court NW	Corydon	Harrison	IN
Rocking Chair, Inc.	2,176,000	11701 North US Highway 31	Edinburgh	Bartholomew	IN
Rocking Chair, Inc.	2,176,000	110 Northpointe Blvd.	Elkhart		IN
Rocking Chair, Inc.	2,176,000	8215 Eagel Lake Drive	Evansville	Vanderburg	IN
Rocking Chair, Inc.	2,176,000	9700 N By Northeast Blvd	Fishers	Hamilton	IN
Rocking Chair, Inc.	2,176,000	1609 W. Washington Ctr Rd	Fort Wayne	Allen	IN
Rocking Chair, Inc.	2,176,000	10427 E. Maysville Rd	Fort Wayne	Allen	IN
Rocking Chair, Inc.	2,176,000	2265 N State St.	Greenfield	Hancock	IN
Rocking Chair, Inc.	2,176,000	4350 East Southport Road	Indianapolis	Marion	IN
Rocking Chair, Inc.	2,176,000	3840 Eagle View Drive	Indianapolis	Marion	IN
Rocking Chair, Inc.	1,716,700	2340 Post Drive	Indianapolis	Marion	IN
Rocking Chair, Inc.	2,176,000	404 Kentucky Dr.	Kokomo	Howard	IN
Rocking Chair, Inc.	2,176,000	40 Frontage Road	Lafayette	Tippecanoe	IN
Rocking Chair, Inc.	2,176,000	6200 Opportunity Lane	Merrillville	Lake	IN
Rocking Chair, Inc.	1,716,700	6256 Cambridge Way	Plainfield	Hendricks	IN
Rocking Chair, Inc.	2,176,000	6050 National Road East	Richmond	Wayne	IN
Rocking Chair, Inc.	2,176,000	1265 Alan Street	Scottsburg	Scott	IN
Rocking Chair, Inc.	2,176,000	211 N Sandy Creek Drive	Seymour	Jackson	IN
Rocking Chair, Inc.	2,176,000	429 E Margaret Dr	Terre Haute	Vigo	IN
Rocking Chair, Inc.	2,176,000	115 N East St	Junction City	Geary	KS
Rocking Chair, Inc.	1,716,700	12101 South Strangline	Olathe	Johnson	KS
Rocking Chair, Inc.	2,176,000	1421 South West Ashworth Place	Topeka	Shawnee	KS
Rocking Chair, Inc.	2,176,000	101 McKinney Drive	Berea	Madison	KY
Rocking Chair, Inc.	2,176,000	1960 Mel Browning Street	Bowling Green	Warren	KY

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	1,716,700	314 Kennedy Avenue	Calvert City	Marshall	KY
Rocking Chair, Inc.	1,716,700	84 Adams Road	Corbin	Laurel	KY
Rocking Chair, Inc.	2,176,000	1047 Executive Drive	Elizabethtown	Hardin	KY
Rocking Chair, Inc.	2,176,000	7399 Turfway Road	Florence	Boone	KY
Rocking Chair, Inc.	2,176,000	155 Steele Road	Franklin	Simpson	KY
Rocking Chair, Inc.	2,176,000	1454 Cherry Blossom Way	Georgetown	Scott	KY
Rocking Chair, Inc.	2,176,000	2130 US Highway 60 E	Henderson	Henderson	KY
Rocking Chair, Inc.	1,716,700	1401 Kentucky Mills Drive	Jeffersontown	Jefferson	KY
Rocking Chair, Inc.	2,176,000	1414 East Crystal Drive	Lagrange	Oldham	KY
Rocking Chair, Inc.	2,176,000	2220 Elkhorn Road	Lexington	Fayette	KY
Rocking Chair, Inc.	2,176,000	80 Alamo Drive	London	Laurel	KY
Rocking Chair, Inc.	2,176,000	1780 E. Center Street	Madisonville	Hopkins	KY
Rocking Chair, Inc.	2,176,000	650 N. 12th Street	Murray	Calloway	KY
Rocking Chair, Inc.	2,176,000	5035 Hinkleville Road	Paducah	McCracken	KY
Rocking Chair, Inc.	2,176,000	1797 Lexington Road	Richmond	Madison	KY
Rocking Chair, Inc.	1,716,700	1565 Mt. Eden Rd.	Shelbyville	Shelby	KY
Rocking Chair, Inc.	2,176,000	275 Brenton Way	Shepherdsville	Bullitt	KY
Rocking Chair, Inc.	1,716,700	1899 S. Hwy 27	Somerset	Pulaski	KY
Rocking Chair, Inc.	1,716,700	6108 West Calhoun Dr.	Alexandria	Rapides	LA
Rocking Chair, Inc.	2,176,000	10250 Plaza Americana Drive	Baton Rouge	Baton Rogue Parish	LA
Rocking Chair, Inc.	1,716,700	201 Westin Oaks Drive	Hammond	Tangipahoa	LA
Rocking Chair, Inc.	1,716,700	116 Alcide Dominique Drive	Lafayette	Lafayette Parish	LA
Rocking Chair, Inc.	1,716,700	6251 Westport Avenue	Shreveport	Caddo Parish	LA
Rocking Chair, Inc.	1,716,700	790 E I 10 Service Road	Slidell	St. Tammy PR	LA
Rocking Chair, Inc.	2,176,000	309 Constitution Drive	West Monroe	Quachita Parrish	LA
Rocking Chair, Inc.	2,176,000	300 Belle Hill Road	Elkton	Cecil	MD
Rocking Chair, Inc.	1,716,700	7408 Shockley Drive	Frederick	Frederick	MD
Rocking Chair, Inc.	1,716,700	18214 Col. Henry K. Douglas Dr	Hagerstown	Washington	MD

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	4765 Beckley Road	Battle Creek	Calhoun	MI
Rocking Chair, Inc.	2,176,000	2854 E. Wilder Rd	Bay City	Bay (Monitor Twp)	MI
Rocking Chair, Inc.	2,176,000	45525 N I94 Service Dr	Belleville	Wayne	MI
Rocking Chair, Inc.	2,176,000	6450 Dixie Hwy	Bridgeport	Saginaw	MI
Rocking Chair, Inc.	2,176,000	7925 Conference Center Drive	Brighton	Livingston	MI
Rocking Chair, Inc.	1,716,700	4140 Pier North Blvd.	Flint	Genesee	MI
Rocking Chair, Inc.	2,176,000	2494 Airport Road	Jackson	Jackson	MI
Rocking Chair, Inc.	1,716,700	5581 Cracker Barrel Dr	Kalamazoo	Kalamazoo	MI
Rocking Chair, Inc.	2,176,000	608 Commercial Drive	Lansing	Eaton	MI
Rocking Chair, Inc.	1,716,700	1101 Ternes Drive	Monroe	Monroe	MI
Rocking Chair, Inc.	2,176,000	2303 Water Street	Port Huron	St. Clair	MI
Rocking Chair, Inc.	2,176,000	2525 West Marquette Woods Rd	Stevensville	Berrien	MI
Rocking Chair, Inc.	2,176,000	3620 North Country Drive	Traverse City	Grand Traverse	MI
Rocking Chair, Inc.	2,176,000	17189 Kenyon Avenue	Lakeville	Dakota	MN
Rocking Chair, Inc.	2,176,000	3765 West Hwy 76	Branson	Taney	MO
Rocking Chair, Inc.	2,176,000	3261 Williams Street	Cape Girardeau	Cape Girardeau	MO
Rocking Chair, Inc.	2,176,000	3304 Clark Lane	Columbia	Boone	MO
Rocking Chair, Inc.	2,176,000	1050 South Hwy Drive	Fenton	St. Louis	MO
Rocking Chair, Inc.	1,716,700	10915 New Halls Ferry Rd	Ferguson	St. Louis	MO
Rocking Chair, Inc.	2,176,000	1193 Scenic Drive	Herculaneum	Jefferson	MO
Rocking Chair, Inc.	1,716,700	4110 S. Lee's Summit	Independence	Jackson	MO
Rocking Chair, Inc.	2,176,000	4010 Richard Joseph Rd	Joplin	Newton	MO
Rocking Chair, Inc.	2,176,000	8225 North Church Road	Kansas City	Clay	MO
Rocking Chair, Inc.	2,176,000	7920 NW Tiffany Springs Pkwy	Kansas City	Platte	MO
Rocking Chair, Inc.	2,176,000	901 Veterans Memorial Pkwy	Saint Charles	St. Charles	MO
Rocking Chair, Inc.	2,176,000	6233 Heimos Industrial Park Dr	Saint Louis	St. Louis	MO
Rocking Chair, Inc.	2,176,000	2858 North Glenstone	Springfield	Greene	MO

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	701 W. Springfield Rd	Sullivan	Franklin	MO
Rocking Chair, Inc.	2,176,000	225 Lakewood Dr	Batesville	Panola	MS
Rocking Chair, Inc.	2,176,000	1207 Hampton Drive	Brookhaven	Lincoln	MS
Rocking Chair, Inc.	2,176,000	706 Desoto Cove	Horn Lake	Desoto	MS
Rocking Chair, Inc.	2,176,000	6020 I 55 N	Jackson	Hinds	MS
Rocking Chair, Inc.	1,716,700	118 Hwy 11 & 80	Meridian	Lauderdale	MS
Rocking Chair, Inc.	2,176,000	6805 Hwy 63 North	Moss Point	Jackson	MS
Rocking Chair, Inc.	2,176,000	410 Riverwind Drive	Pearl	Rankin	MS
Rocking Chair, Inc.	1,716,700	4001 S. Frontage Road	Vicksburg	Warren	MS
Rocking Chair, Inc.	2,176,000	5620 South Frontage Road	Billings	Yellowstone	MT
Rocking Chair, Inc.	2,176,000	2929 Expo Pkwy.	Missoula	Missoula	MT
Rocking Chair, Inc.	2,176,000	344 Rockwood Rd	Arden	Buncombe	NC
Rocking Chair, Inc.	2,176,000	5 Crowell Road	Asheville	Buncombe	NC
Rocking Chair, Inc.	2,176,000	3203 Queen City Drive	Charlotte	Mecklenburg	NC
Rocking Chair, Inc.	1,716,700	6420 Sessions Court	Clemmons	Forsyth	NC
Rocking Chair, Inc.	2,176,000	1175 Copperfield Blvd.- NE	Concord	Cabarrus	NC
Rocking Chair, Inc.	2,176,000	7809 Lyles Lane	Concord	Cabarrus	NC
Rocking Chair, Inc.	2,176,000	3703 Hillsborough Road	Durham	Durham	NC
Rocking Chair, Inc.	2,176,000	1625 Jim Johnson Rd	Fayetteville	Cumberland	NC
Rocking Chair, Inc.	2,176,000	105 Commercial Blvd	Flat Rock	Henderson	NC
Rocking Chair, Inc.	2,176,000	1821 Remount Road	Gastonia	Gaston	NC
Rocking Chair, Inc.	2,176,000	4402 Landview Drive	Greensboro	Guilford	NC
Rocking Chair, Inc.	2,176,000	1002 Ruin Creek Road	Henderson	Vance	NC
Rocking Chair, Inc.	2,176,000	1250 11th Street Court SE	Hickory	Catawba	NC
Rocking Chair, Inc.	2,176,000	12 Plaza Parkway	Lexington	Davidson	NC
Rocking Chair, Inc.	2,176,000	3375 Lackey Street	Lumberton	Robeson	NC
Rocking Chair, Inc.	2,176,000	955 Airport Blvd	Morrisville	Wake	NC
Rocking Chair, Inc.	2,176,000	1918 Julian Allsbrook Hwy	Roanoke Rapids	Halifax	NC

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	1070 Free Land Drive	Salisbury	Rowan	NC
Rocking Chair, Inc.	2,176,000	3212 NC 87 HWY. SOUTH	Sanford	Lee	NC
Rocking Chair, Inc.	1,716,700	1109 Industrial Park Drive	Smithfield	Johnston	NC
Rocking Chair, Inc.	2,176,000	1043 Glenway Drive	Statesville	Iredell	NC
Rocking Chair, Inc.	2,176,000	21 Van Campen Blvd	Wilmington	New Hanover	NC
Rocking Chair, Inc.	2,176,000	5006 Hayes Place West	Wilson	Wilson	NC
Rocking Chair, Inc.	2,176,000	1685 N Grandview Ln	Bismarck	Burleigh	ND
Rocking Chair, Inc.	2,176,000	9409 S 142nd St.	Omaha	Sarpy	NE
Rocking Chair, Inc.	2,176,000	16 Nashua Rd	Londonderry	Rockingham	NH
Rocking Chair, Inc.	2,176,000	172 Howard Blvd.	Mount Arlington	Morris	NJ
Rocking Chair, Inc.	2,176,000	1240 Route 73	Mount Laurel	Burlington	NJ
Rocking Chair, Inc.	2,176,000	5200 San Antonio Drive	Albuquerque	Bernalillo	NM
Rocking Chair, Inc.	2,176,000	5700 Redlands Rd. NW	Albuquerque	Bernalillo	NM
Rocking Chair, Inc.	2,176,000	1490 Hickory Drive	Las Cruces	Dona Ana	NM
Rocking Chair, Inc.	2,176,000	876 Front St.	Binghamton	Broome	NY
Rocking Chair, Inc.	2,176,000	8400 Pardee Road	Cicero	Onondaga	NY
Rocking Chair, Inc.	2,176,000	4 Tower Way	Clifton Park	Saratoga	NY
Rocking Chair, Inc.	2,176,000	122 Troy Road	East Greenbush	Renesselaer	NY
Rocking Chair, Inc.	2,176,000	4 Merritt Blvd.	Fishkill	Dutchess	NY
Rocking Chair, Inc.	2,176,000	1289 Coffeen Street	Watertown	Jefferson	NY
Rocking Chair, Inc.	2,176,000	6643 Transit Road	Williamsville	Erie	NY
Rocking Chair, Inc.	2,176,000	5600 Interstate Blvd.	Austintown	Mahoning	OH
Rocking Chair, Inc.	2,176,000	2329 Southgate Parkway	Cambridge	Guernsey	OH
Rocking Chair, Inc.	2,176,000	4902 Fields Ertel Road	Cincinnati	Warren	OH
Rocking Chair, Inc.	2,176,000	1313 Hilliard Rome Rd	Columbus	Franklin	OH
Rocking Chair, Inc.	2,176,000	76 Rothrock Loop	Copley	Summit	OH

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	7171 Miller Lane	Dayton	Montgomery	OH
Rocking Chair, Inc.	2,176,000	11993 Chase Plz	Forest Park	Hamilton	OH
Rocking Chair, Inc.	2,176,000	4210 Marlane Drive	Grove City	Franklin	OH
Rocking Chair, Inc.	2,176,000	1930 Roschman Drive	Lima	Allen	OH
Rocking Chair, Inc.	2,176,000	100 Stander Avenue	Mansfield	Richland	OH
Rocking Chair, Inc.	2,176,000	1395 Ford Street	Maumee	Lucas	OH
Rocking Chair, Inc.	2,176,000	3280 Towne Blvd.	Middletown	Warren	OH
Rocking Chair, Inc.	2,176,000	6940 Sunset Strip Ave. N.W.	North Canton	Stark	OH
Rocking Chair, Inc.	2,176,000	27491 Helen Drive	Perrysburg	Wood	OH
Rocking Chair, Inc.	2,176,000	1860 Winderly Lane	Pickerington	Fairfield	OH
Rocking Chair, Inc.	2,176,000	980 E. Ash St.	Piqua	Miami	OH
Rocking Chair, Inc.	2,176,000	4367 State route 44	Rootstown	Portage	OH
Rocking Chair, Inc.	2,176,000	2255 Sharon Rd	Sharonville	Hamilton	OH
Rocking Chair, Inc.	2,176,000	105 West Leffel Lane	Springfield	Clark	OH
Rocking Chair, Inc.	2,176,000	60 Fourwinds Drive	Sunbury	Delaware	OH
Rocking Chair, Inc.	2,176,000	2371 East Aurora Road	Twinsburg	Summit	OH
Rocking Chair, Inc.	2,176,000	6055 SOM Center Rd	Willoughby	Lake	OH
Rocking Chair, Inc.	2,176,000	601 E. Gore Blvd.	Lawton	Comanche	OK
Rocking Chair, Inc.	2,176,000	800 North Interstate Drive	Norman	Cleveland	OK
Rocking Chair, Inc.	2,176,000	700 Cornell Parkway	Oklahoma City	Oklahoma	OK
Rocking Chair, Inc.	2,176,000	9475 N. Owasso Expressway	Owasso	Tulsa	OK
Rocking Chair, Inc.	2,176,000	27 W. Interstate Pkwy.	Shawnee	Pottawatomie	OK
Rocking Chair, Inc.	2,176,000	228 Mall Blvd	Bloomsburg	Columbia	PA
Rocking Chair, Inc.	2,176,000	3 E. Garland Drive	Carlisle	Cumberland	PA
Rocking Chair, Inc.	2,176,000	1162 Wayne Ave	Chambersburg	Franklin	PA
Rocking Chair, Inc.	2,176,000	7810 Interstate Drive	Erie	Summit Township	PA
Rocking Chair, Inc.	2,176,000	7720 Main Street Suite 19	Fogelsville	Lehigh	PA
Rocking Chair, Inc.	2,176,000	11311 Pennsylvania Avenue	Meadville	Crawford	PA

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	395 Cumberland Pkwy	Mechanicsburg	Cumberland	PA
Rocking Chair, Inc.	2,176,000	154 W Pennsylvania Avenue	New Stanton	Westmoreland	PA
Rocking Chair, Inc.	2,176,000	236 Pauline Drive	York	York	PA
Rocking Chair, Inc.	2,176,000	126 Interstate Blvd.	Anderson	Anderson	SC
Rocking Chair, Inc.	2,176,000	2208 Bush River Road	Columbia	Lexington	SC
Rocking Chair, Inc.	2,176,000	2300 LeGrand Road	Columbia	Richland	SC
Rocking Chair, Inc.	2,176,000	1525 E Main St	Duncan	Spartanburg	SC
Rocking Chair, Inc.	2,176,000	1824 West Lucas Street	Florence	Florence	SC
Rocking Chair, Inc.	2,176,000	1134 Woodruff Road	Greenville	Greenville	SC
Rocking Chair, Inc.	2,176,000	1140 Kinley Road	Irmo	Richland	SC
Rocking Chair, Inc.	2,176,000	7351 Mazyck Road	North Charleston	Charleston	SC
Rocking Chair, Inc.	2,176,000	699 Citadel Rd	Orangeburg	Orangeburg	SC
Rocking Chair, Inc.	2,176,000	2140 Manna Court	Rock Hill	York	SC
Rocking Chair, Inc.	2,176,000	3954 Grandview Drive	Simpsonville	Greenville	SC
Rocking Chair, Inc.	2,176,000	9021 Fairforest Road	Spartanburg	Spartanburg	SC
Rocking Chair, Inc.	2,176,000	59 Cane Branch Rd.	Walterboro	Colleton	SC
Rocking Chair, Inc.	2,176,000	2409 S.Shirley Ave.	Sioux Falls	Minnehaha	SD
Rocking Chair, Inc.	2,176,000	2323 I-40 East	Amarillo	County	TX
Rocking Chair, Inc.	2,176,000	4300 South Bowen Road	Arlington	Potter	TX
Rocking Chair, Inc.	2,176,000	1251 North Watson Road	Arlington	Tarrant	TX
Rocking Chair, Inc.	2,176,000	5173 Interstate 10 E	Baytown	Tarrant	TX
Rocking Chair, Inc.	2,176,000	5390 Walden Rd	Beaumont	Harris	TX
Rocking Chair, Inc.	2,176,000	550 COUNTY ROAD 117	BUDA	Jefferson	TX
Rocking Chair, Inc.	2,176,000	13301 South Freeway	Burleson	Hays	TX
Rocking Chair, Inc.	2,176,000	1301 League Line Road	Conroe	Tarrant	TX
Rocking Chair, Inc.	2,176,000	4008 N I-35	Denton	Montgomery	TX
Rocking Chair, Inc.	2,176,000	1421 N Interstate 35 E	Desoto	Denton	TX

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	7540 Remcon Circle	El Paso	Dallas	TX
Rocking Chair, Inc.	2,176,000	4691 Gemini Place	Fort Worth	El Paso	TX
Rocking Chair, Inc.	2,176,000	4327 N I-35	Gainesville	Tarrant	TX
Rocking Chair, Inc.	2,176,000	3401 West I-30	Greenville	Cooke	TX
Rocking Chair, Inc.	2,176,000	201 E Central TX Exp Suite 900	Harker Heights	Hunt	TX
Rocking Chair, Inc.	2,176,000	18151 Katy Freeway	Houston	Bell	TX
Rocking Chair, Inc.	2,176,000	2110 Sidney Baker	Kerrville	Harris	TX
Rocking Chair, Inc.	2,176,000	4275 North I-35	Lacy Lakeview	Kerr	TX
Rocking Chair, Inc.	2,176,000	231 Gulf Freeway South	League City	McLennan	TX
Rocking Chair, Inc.	2,176,000	889 South Stemmons	Lewisville	Galveston	TX
Rocking Chair, Inc.	2,176,000	3817 W Expressway 83	McAllen	Denton	TX
Rocking Chair, Inc.	2,176,000	5304 North Galloway Avenue	Mesquite	Hidalgo	TX
Rocking Chair, Inc.	2,176,000	2350 IH 35 N	Round Rock	Oates	TX
Rocking Chair, Inc.	2,176,000	11030 HWY 10 W	San Antonio	Williamson	TX
Rocking Chair, Inc.	2,176,000	6330 N Interstate 35	San Antonio	Bexar	TX
Rocking Chair, Inc.	2,176,000	4321 IH 35 S	San Marcos	Bexar	TX
Rocking Chair, Inc.	2,176,000	132 East Interstate 20	Weatherford	Hays	TX
Rocking Chair, Inc.	2,176,000	2400 Sierra Dr	Wichita Falls	Parker	TX
Rocking Chair, Inc.	2,176,000	1792 N. Heritage Park Blvd	Layton	Wichita	UT
Rocking Chair, Inc.	2,176,000	460 South 2000 West	Springville	Davis	UT
Rocking Chair, Inc.	2,176,000	2283 West City Center Court	West Valley City	Salt Lake	UT
Rocking Chair, Inc.	2,176,000	909 Empire Drive	Abingdon	Washington	VA
Rocking Chair, Inc.	2,176,000	106 Carter Road S	Ashland	Hanover	VA
Rocking Chair, Inc.	2,176,000	4700 PORTSMOUTH BLVD.	Chesapeake	N/A	VA
Rocking Chair, Inc.	2,176,000	217 Hillcrest Pkwy	Chesapeake	Pleasant Grove Borough	VA
Rocking Chair, Inc.	2,176,000	30 Hampton Blvd.	Christiansburg	Montgomery	VA
Rocking Chair, Inc.	2,176,000	17115 Dumfries Rd	Dumfries	Prince William	VA

MORTGAGES
Lienholder	Principal Amount of Obligation	Assets
Rocking Chair, Inc.	2,176,000	5200 Southpoint Parkway	Fredericksburg	Spotsylvania	VA
Rocking Chair, Inc.	2,176,000	121 Plesant Valley Road	Harrisonburg	Rockingham	VA
Rocking Chair, Inc.	2,176,000	3820 Wards Rd	Lynchburg	Campbell	VA
Rocking Chair, Inc.	2,176,000	10801 Battleview Parkway	Manassas	Prince William	VA
Rocking Chair, Inc.	2,176,000	7367 Bell Creek Road South	Mechanicsville	Hanover	VA
Rocking Chair, Inc.	2,176,000	12357 Hornsby Lane	Newport News		VA
Rocking Chair, Inc.	2,176,000	3620 Mayland Court	Richmond	Henrico	VA
Rocking Chair, Inc.	2,176,000	1400 Country Lane	South Hill	Mecklenburg	VA
Rocking Chair, Inc.	2,176,000	152 Rowe Road	Staunton	Augusta	VA
Rocking Chair, Inc.	2,176,000	3153 Lee Hwy	Troutville	Botetourt	VA
Rocking Chair, Inc.	2,176,000	200 Bypass Road	Williamsburg	York	VA
Rocking Chair, Inc.	2,176,000	200 Front Royal Pike	Winchester	Frederick	VA
Rocking Chair, Inc.	2,176,000	160 Lithia Rd.	Wytheville	Wythe	VA
Rocking Chair, Inc.	2,176,000	1295 WI Dells Pkwy South	Baraboo	Sauk	WI
Rocking Chair, Inc.	2,176,000	W176n9778 Rivercrest Dr	Germantown	Washington	WI
Rocking Chair, Inc.	2,176,000	2430 Fulton Street	Janesville	Rock	WI
Rocking Chair, Inc.	2,176,000	7015 122nd Avenue	Kenosha	Kenosha	WI
Rocking Chair, Inc.	2,176,000	2147 East Springs Drive	Madison	Dane	WI
Rocking Chair, Inc.	2,176,000	725 Foxcroft Avenue	Martinsburg	Berkeley	WV
Rocking Chair, Inc.	2,176,000	40 Old Nicholette Rd	Mineral Wells	Wood	WV
Rocking Chair, Inc.	2,176,000	294 Meadowfield Lane	Princeton	Mercer	WV

OTHER LIENS
Lienholder/ Secured Party	Principal Amount of Obligation	Assets
Universal Music Group Distribution, Corp.	No principal indebtedness; the amount owed to the Secured Party fluctuates from time to time as products of the Secured Party are sold.
All of CBOCS, Inc.’s inventory, software and other goods manufactured, distributed, consigned or sold by, or bearing the trademark of the Secured Party, wherever located, now owned, held or hereafter acquired, all proceeds therefrom, including without limitation all accounts, sale of accounts, contract rights, instruments, chattel paper, documents, deposit accounts, investment property, rights to proceeds of letters of credit, letter of credit rights, supporting obligations of every nature, rights to payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, electronic chattel and other investment property and general intangibles and other rights to payment of every kind, and all of CBOCS, Inc.’s  books and records and all recorded data of any kind or nature concerning the foregoing to secure prompt payment of all indebtedness and other obligations of CBOCS, Inc. to the Secured Party.

Sony Music Entertainment	No principal indebtedness; the amount owed to the Secured Party fluctuates from time to time as products of the Secured Party are sold.
All chattels and inventory generally sold by the Secured Party or which bear trademarks or labels which are generally sold by the Secured Party whether or not such chattels and inventory were purchased by the Borrower from the Secured Party; all documents of title covering any chattels or inventory in which a security interest is or would be otherwise created thereunder; all proceeds of foregoing collateral and returned or repossessed chattels in which a security interest was created thereunder, together with the proceeds thereof; all accounts receivable, contract rights, general intangibles, chattel paper and all other debts and liabilities in whatever form owing to the Borrower from any person, corporation or any other legal entity; and all proceeds and insurance on foregoing collateral.

SCHEDULE 4.01(w)

OWNED REAL PROPERTY

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS Pennsylvania, LLC	228 Mall Blvd	Bloomsburg	Columbia	PA
CBOCS Pennsylvania, LLC	3 E. Garland Drive	Carlisle	Cumberland	PA
CBOCS Pennsylvania, LLC	1162 Wayne Road	Chambersburg	Franklin	PA
CBOCS Pennsylvania, LLC	7810 Interstate Drive	Erie	Erie	PA
CBOCS Pennsylvania, LLC	7720 Main Street Suite 19	Fogelsville	Lehigh	PA
CBOCS Pennsylvania, LLC	11311 Pennsylvania Avenue	Meadville	Crawford	PA
CBOCS Pennsylvania, LLC	395 Cumberland Pkwy	Mechanicsburg	Cumberland	PA
CBOCS Pennsylvania, LLC	154 W Pennsylvania Avenue	New Stanton	Westmoreland	PA
CBOCS Pennsylvania, LLC	236 Pauline Drive	York	York	PA
CBOCS Properties, Inc.	4765 Beckley Road	Battle Creek	Calhoun	MI
CBOCS Properties, Inc.	2854 E. Wilder Rd	Bay City	Bay (Monitor Twp)	MI
CBOCS Properties, Inc.	45525 North I-94 Service Road	Belleville	Wayne	MI
CBOCS Properties, Inc.	6450 Dixie Hwy	Bridgeport	Saginaw	MI
CBOCS Properties, Inc.	7925 Conference Center Drive	Brighton	Livingston	MI
CBOCS Properties, Inc.	4140 Pier North Blvd.	Flint	Genesee	MI
CBOCS Properties, Inc.	2494 Airport Road	Jackson	Jackson	MI
CBOCS Properties, Inc.	5581 South 9th Street	Kalamazoo	Kalamazoo	MI
CBOCS Properties, Inc.	608 Commercial Drive	Lansing	Eaton	MI
CBOCS Properties, Inc.	1101 Ternes Drive	Monroe	Monroe	MI
CBOCS Properties, Inc.	2303 Water Street	Port Huron	St. Clair	MI
CBOCS Properties, Inc.	2525 West Marquette Woods Rd	Stevensville	Berrien	MI
CBOCS Properties, Inc.	3620 North Country Drive	Traverse City	Grand Traverse	MI
CBOCS Supply, Inc.	309 Hartmann Drive	Lebanon	Wilson	TN
CBOCS Texas, LLC	2323 I-40 East	Amarillo	Potter	TX
CBOCS Texas, LLC	4300 South Bowen Road	Arlington	Tarrant	TX
CBOCS Texas, LLC	1251 North Watson Road	Arlington	Tarrant	TX
CBOCS Texas, LLC	5173 IH-10 East	Baytown	Harris	TX

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS Texas, LLC	5390 Walden Rd	Beaumont	Jefferson	TX
CBOCS Texas, LLC	8010 SW Loop 820	Benbrook	Tarrant	TX
CBOCS Texas, LLC	3110 Briarcrest Drive	Bryan	Brazos	TX
CBOCS Texas, LLC	550 Old San Antonio Rd.	Buda	Hays	TX
CBOCS Texas, LLC	13301 South Freeway	Burleson	Tarrant	TX
CBOCS Texas, LLC	1301 League Line Road	Conroe	Montgomery	TX
CBOCS Texas, LLC	4008 North I-35	Denton	Denton	TX
CBOCS Texas, LLC	1421 N. Beckley Avenue	Desoto	Dallas	TX
CBOCS Texas, LLC	7540 Remcon Circle	El Paso	El Paso	TX
CBOCS Texas, LLC	4691 Gemini Place	Fort Worth	Tarrant	TX
CBOCS Texas, LLC	4327 N. I-35	Gainesville	Cooke	TX
CBOCS Texas, LLC	3401 West I-30	Greenville	Hunt	TX
CBOCS Texas, LLC	201 E. Central TX Expressway	Harker Heights	Bell	TX
CBOCS Texas, LLC	18151 Katy Freeway	Houston	Harris	TX
CBOCS Texas, LLC	2110 Sidney Baker	Kerrville	Kerr	TX
CBOCS Texas, LLC	231 Gulf Freeway South	League City	Galveston	TX
CBOCS Texas, LLC	889 South Stemmons	Lewisville	Denton	TX
CBOCS Texas, LLC	3817 US Expressway 83	McAllen	Hidalgo	TX
CBOCS Texas, LLC	5304 North Galloway Avenue	Mesquite	Dallas	TX
CBOCS Texas, LLC	2350 North IH-35	Round Rock	Williamson	TX
CBOCS Texas, LLC	11030 IH-10 West	San Antonio	Bexar	TX
CBOCS Texas, LLC	6330 IH-35 North	San Antonio	Bexar	TX
CBOCS Texas, LLC	4321 IH-35 South	San Marcos	Hays	TX
CBOCS Texas, LLC	4275 North I-35	Waco	McLennan	TX
CBOCS Texas, LLC	132 East Interstate 20	Weatherford	Parker	TX
CBOCS Texas, LLC	2400 Sierra Drive	Wichita Falls	Wichita	TX
CBOCS West, Inc.	5620 South Frontage Road	Billings	Yellowstone	MT
CBOCS West, Inc.	1685 N. Grandview Ln.	Bismarck	Burleigh	ND
CBOCS West, Inc.	1733 South Cole Road	Boise	Ada	ID
CBOCS West, Inc.	50 Ken Hayes Drive	Bourbonnais	Kankakee	IL
CBOCS West, Inc.	2421 Old Country Inn Drive	Caseyville	St. Clair	IL

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS West, Inc.	8355 Razorback Drive	Colorado Springs	El Paso	CO
CBOCS West, Inc.	5120 Hickory Point Frontage Rd	Decatur	Macon	IL
CBOCS West, Inc.	1101 Avenue of Mid-America	Effingham	Effingham	IL
CBOCS West, Inc.	1209 North Litchfield Road	Goodyear	Maricopa	AZ
CBOCS West, Inc.	5706 Northridge Drive	Gurnee	Lake	IL
CBOCS West, Inc.	1511 Riverboat Center	Joliet	Will	IL
CBOCS West, Inc.	115 N. East Street	Junction City	Geary	KS
CBOCS West, Inc.	17189 Kenyon Avenue	Lakeville	Dakota	MN
CBOCS West, Inc.	1792 N. Heritage Park Blvd	Layton	Davis	UT
CBOCS West, Inc.	1013 Heitmann Dr.	Lincoln	Logan	IL
CBOCS West, Inc.	5800 McWhinney Blvd	Loveland	Larimar	CO
CBOCS West, Inc.	2602 West Main Street	Marion	Williamson	IL
CBOCS West, Inc.	1020 Matteson Avenue	Matteson	Cook	IL
CBOCS West, Inc.	1101 Charleston Ave. East	Mattoon	Coles	IL
CBOCS West, Inc.	2929 Expo Pkwy.	Missoula	Missoula	MT
CBOCS West, Inc.	150 E Ashland Street	Morton	Tazewell	IL
CBOCS West, Inc.	4425 Fairfax Drive	Mt. Vernon	Jefferson	IL
CBOCS West, Inc.	1855 West Diehl Road	Naperville	Dupage	IL
CBOCS West, Inc.	350 West 120th Avenue	Northglenn	Adams	CO
CBOCS West, Inc.	12101 South Strang Line Rd	Olathe	Johnson	KS
CBOCS West, Inc.	4119 Columbus	Ottawa	LaSalle	IL
CBOCS West, Inc.	730 North Lyford Road	Rockford	Winnebago	IL
CBOCS West, Inc.	1295 Lakeview Drive	Romeoville	Will	IL
CBOCS West, Inc.	5975 South 6th St. Frontage Rd	Springfield	Sangamon	IL
CBOCS West, Inc.	460 South 2000 West	Springville	Utah	UT
CBOCS West, Inc.	1736 Convention Center Drive	St. George	Washington	UT
CBOCS West, Inc.	18531 North Creek Drive	Tinley Park	Will	IL
CBOCS West, Inc.	1421 South West Ashworth Place	Topeka	Shawnee	KS
CBOCS West, Inc.	2001 Formosa Road	Troy	Madison	IL
CBOCS West, Inc.	2101 North Kenyon Road	Urbana	Champaign	IL

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS West, Inc.	9409 S.142nd St.	West Omaha	Sarpy	NE
CBOCS West, Inc.	2283 West City Center Court	West Valley City	Salt Lake	UT
CBOCS West, Inc.	1780 S Sunridge Drive	Yuma	Yuma	AZ
CBOCS West, Inc.	401 N 78th Street	Kansas City	Wyandotte	KS
CBOCS, Inc.	909 Empire Drive	Abingdon	Washington	VA
CBOCS, Inc.	941 Highway 140	Adairsville	Bartow	GA
CBOCS, Inc.	1114 N. Westover Blvd.	Albany	Dougherty	GA
CBOCS, Inc.	5200 San Antonio Drive	Albuquerque	Bernalillo	NM
CBOCS, Inc.	5700 Redlands Road, NW	Albuquerque	Bernalillo	NM
CBOCS, Inc.	6108 West Calhoun Dr.	Alexandria	Rapides	LA
CBOCS, Inc.	2012 East 59th Street	Anderson	Madison	IN
CBOCS, Inc.	126 Interstate Blvd.	Anderson	Anderson	SC
CBOCS, Inc.	344 Rockwood Road	Arden	Buncombe	NC
CBOCS, Inc.	5 Crowell Road	Asheville	Buncombe	NC
CBOCS, Inc.	106 South Carter Road	Ashland	Hanover	VA
CBOCS, Inc.	1212 Kelli Drive	Athens	Limestone	AL
CBOCS, Inc.	110 Burkett Lane	Athens	McMinn	TN
CBOCS, Inc.	1410 Shook Drive	Auburn	Dekalb	IN
CBOCS, Inc.	5600 Interstate Blvd.	Austintown	Mahoning	OH
CBOCS, Inc.	225 Lakewood Drive	Batesville	Panola	MS
CBOCS, Inc.	10250 Plaza Americana Drive	Baton Rouge	East Baton Rouge Parish	LA
CBOCS, Inc.	101 McKinney Drive	Berea	Madison	KY
CBOCS, Inc.	5040 Academy Ln.	Bessemer	Jefferson	AL
CBOCS, Inc.	876 Front St.	Binghamton	Broome	NY
CBOCS, Inc.	1960 Mel Browning Street	Bowling Green	Warren	KY
CBOCS, Inc.	1475 Southwest 8th Street	Boynton Beach	Palm Beach	FL
CBOCS, Inc.	636 67th Street Circle East	Bradenton	Manatee	FL
CBOCS, Inc.	3765 West Hwy 76	Branson	Taney	MO
CBOCS, Inc.	1735 Mallory Lane	Brentwood	Williamson	TN
CBOCS, Inc.	1207 Hampton Drive	Brookhaven	Lincoln	MS

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	30405 Cracker Crossing	Brooksville	Hernando	FL
CBOCS, Inc.	211 Warren Mason Boulevard	Brunswick	Glynn	GA
CBOCS, Inc.	218 Commerce Street	Bryant	Saline	AR
CBOCS, Inc.	4758 Friendship Road (Lanier Islands Parkway as of 2010)	Buford	Hall	GA
CBOCS, Inc.	199 Supercenter Drive	Calera	Shelby	AL
CBOCS, Inc.	100 Cracker Barrel Dr.	Calhoun	Gordon	GA
CBOCS, Inc.	314 Kennedy Avenue	Calvert City	Marshall	KY
CBOCS, Inc.	2329 Southgate Parkway	Cambridge	Guernsey	OH
CBOCS, Inc.	715 Transit Ave.	Canton	Cherokee	GA
CBOCS, Inc.	3261 Williams Street	Cape Girardeau	Cape Girardeau	MO
CBOCS, Inc.	3203 Queen City Drive	Charlotte	Mecklenburg	NC
CBOCS, Inc.	2346 Shallowford Village Road	Chattanooga	Hamilton	TN
CBOCS, Inc.	50 Birmingham Hwy	Chattanooga	Hamilton	TN
CBOCS, Inc.	4700 Portsmouth Blvd.	Chesapeake	N/A	VA
CBOCS, Inc.	217 Hillcrest Parkway	Chesapeake	N/A	VA
CBOCS, Inc.	30 Hampton Blvd.	Christiansburg	Montgomery	VA
CBOCS, Inc.	8400 Pardee Road	Cicero	Onondaga	NY
CBOCS, Inc.	4902 Fields Ertel Road	Cincinnati	Warren	OH
CBOCS, Inc.	6420 Sessions Court	Clemmons	Forsyth	NC
CBOCS, Inc.	1650 Clingan Ridge Drive NW	Cleveland	Bradley	TN
CBOCS, Inc.	4 Tower Way	Clifton Park	Saratoga	NY
CBOCS, Inc.	11701 University Avenue	Clive	Polk	IA
CBOCS, Inc.	3304 Clark Lane	Columbia	Boone	MO
CBOCS, Inc.	2208 Bush River Road	Columbia	Lexington	SC
CBOCS, Inc.	2300 LeGrand Road	Columbia	Richland	SC
CBOCS, Inc.	1534 Bear Creek Pike	Columbia	Maury	TN
CBOCS, Inc.	1313 Old Hilliard-Rome Road	Columbus	Franklin	OH
CBOCS, Inc.	1175 Copperfield Blvd., NE	Concord	Cabarrus	NC
CBOCS, Inc.	7809 Lyles Lane	Concord	Cabarrus	NC
CBOCS, Inc.	525 Hwy. 65 North	Conway	Faulkner	AR

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	1182 Dogwood Drive	Conyers	Rockdale	GA
CBOCS, Inc.	1295 S Walnut Avenue	Cookeville	Putnam	TN
CBOCS, Inc.	76 Rothrock Loop	Copley	Summit	OH
CBOCS, Inc.	857 Cumberland Gap	Corbin	Laurel	KY
CBOCS, Inc.	1905 Central Avenue	Cordele	Crisp	GA
CBOCS, Inc.	2393 Pacer Court NW	Corydon	Harrison	IN
CBOCS, Inc.	530 30th Avenue	Council Bluffs	Pottawattamie	IA
CBOCS, Inc.	8001 Pinnacle Pkwy	Covington	St. Tammany Parish	LA
CBOCS, Inc.	201 Cracker Barrel Road	Crestview	Okaloosa	FL
CBOCS, Inc.	23 Executive Drive	Crossville	Cumberland	TN
CBOCS, Inc.	6020 State Hwy 157 NW	Cullman	Cullman	AL
CBOCS, Inc.	938 Market Street	Dalton	Whitfield	GA
CBOCS, Inc.	111 Dunson Lane	Davenport	Polk	FL
CBOCS, Inc.	300 Jason Way Court	Davenport	Scott	IA
CBOCS, Inc.	7171 Miller Lane	Dayton	Montgomery	OH
CBOCS, Inc.	2325 W. International Speedway	Daytona Beach	Volusia	FL
CBOCS, Inc.	1250 South West 11th Way	Deerfield Beach	Broward	FL
CBOCS, Inc.	115 Gumbranch Road	Dickson	Dickson	TN
CBOCS, Inc.	7060 Concourse Parkway	Douglasville	Douglas	GA
CBOCS, Inc.	104 Travel Center Blvd.	Dublin	Laurens	GA
CBOCS, Inc.	17115 Dumfries Road	Dumfries	Prince William	VA
CBOCS, Inc.	1525 East Main Street	Duncan	Spartanburg	SC
CBOCS, Inc.	3703 Hillsborough Road	Durham	Durham	NC
CBOCS, Inc.	122 Troy Road	E. Greenbush	Rensselaer	NY
CBOCS, Inc.	1460 North Mack Smith Road	East Ridge	Hamilton	TN
CBOCS, Inc.	11701 North U.S. 31	Edinburgh	Bartholomew	IN
CBOCS, Inc.	1047 Executive Drive	Elizabethtown	Hardin	KY
CBOCS, Inc.	110 Northpointe Blvd.	Elkhart	Elkhart	IN
CBOCS, Inc.	300 Belle Hill Road	Elkton	Cecil	MD
CBOCS, Inc.	8215 Eagle Lake Drive	Evansville	Vanderburg	IN
CBOCS, Inc.	1625 Jim Johnson Road	Fayetteville	Cumberland	NC

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	1050 South Hwy Drive	Fenton	St. Louis	MO
CBOCS, Inc.	10915 New Halls Ferry Rd	Ferguson	St. Louis	MO
CBOCS, Inc.	9700 North By Northeast Blvd.	Fishers	Hamilton	IN
CBOCS, Inc.	4 Merritt Blvd.	Fishkill	Dutchess	NY
CBOCS, Inc.	105 Commercial Blvd	Flat Rock	Henderson	NC
CBOCS, Inc.	150 Cox Creek Pkwy. South	Florence	Lauderdale	AL
CBOCS, Inc.	7399 Turfway Road	Florence	Boone	KY
CBOCS, Inc.	1824 West Lucas Street	Florence	Florence	SC
CBOCS, Inc.	155 Krome Avenue	Florida City	Dade	FL
CBOCS, Inc.	3150 McKenzie Street South	Foley	Baldwin	AL
CBOCS, Inc.	11993 Chase Plaza Drive	Forest Park	Hamilton	OH
CBOCS, Inc.	161 Bizzack Blvd.	Frankfort	Franklin	KY
CBOCS, Inc.	155 Steele Road	Franklin	Simpson	KY
CBOCS, Inc.	4210 Franklin Commons Court	Franklin	Williamson	TN
CBOCS, Inc.	7408 Shockley Drive	Frederick	Frederick	MD
CBOCS, Inc.	5200 Southpoint Parkway	Fredericksburg	Spotsylvania	VA
CBOCS, Inc.	4260 Boatways Road	Ft. Myers	Lee	FL
CBOCS, Inc.	10090 Daniels Parkway	Ft. Myers	Lee	FL
CBOCS, Inc.	2550 Peters Road	Ft. Pierce	St. Lucie	FL
CBOCS, Inc.	1609 W. Washington Center Rd	Ft. Wayne	Allen	IN
CBOCS, Inc.	10427 E. Maysville Rd	Ft. Wayne	Allen	IN
CBOCS, Inc.	101 Taylor Drive	Gadsden	Etowah	AL
CBOCS, Inc.	4001 S.W. 43rd Street	Gainesville	Alachua	FL
CBOCS, Inc.	1005 Village Green Crossing	Gallatin	Sumner	TN
CBOCS, Inc.	901 Fieldstown Road	Gardendale	Jefferson	AL
CBOCS, Inc.	1821 Remount Road	Gastonia	Gaston	NC
CBOCS, Inc.	1454 Cherry Blossom Way	Georgetown	Scott	KY
CBOCS, Inc.	W. 176 N.9778 River Crest Dr	Germantown	Washington	WI
CBOCS, Inc.	235 Long Hollow Pike	Goodlettsville	Davidson	TN
CBOCS, Inc.	2265 Barrett Drive	Greenfield	Hancock	IN
CBOCS, Inc.	4402 Landview Drive	Greensboro	Guilford	NC

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	1134 Woodruff Road	Greenville	Greenville	SC
CBOCS, Inc.	4210 Marlane Drive	Grove City	Franklin	OH
CBOCS, Inc.	460 Parkwest Drive	Grovetown	Columbia	GA
CBOCS, Inc.	11635 US Hwy 431	Guntersville	Marshall	AL
CBOCS, Inc.	18214 Col. Henry K. Douglas Dr	Hagerstown	Washington	MD
CBOCS, Inc.	201 Westin Oaks Drive	Hammond	Tangipahoa Parish	LA
CBOCS, Inc.	121 Plesant Valley Road	Harrisonburg	Rockingham	VA
CBOCS, Inc.	1909 Uncle Herschel Way S.E.	Hartselle	Morgan	AL
CBOCS, Inc.	2130 U.S. 60 E. Merrill Place	Henderson	Henderson	KY
CBOCS, Inc.	1002 Ruin Creek Road	Henderson	Vance	NC
CBOCS, Inc.	213 Indian Lake Blvd.	Hendersonville	Sumner	TN
CBOCS, Inc.	1193 Scenic Drive	Herculaneum	Jefferson	MO
CBOCS, Inc.	1250 11th Street Court SE	Hickory	Catawba	NC
CBOCS, Inc.	706 Desoto Cove	Horn Lake	Desoto	MS
CBOCS, Inc.	4110 S. Lee's Summit	Independence	Jackson	MO
CBOCS, Inc.	4350 East Southport Road	Indianapolis	Marion	IN
CBOCS, Inc.	3840 Eagle View Drive	Indianapolis	Marion	IN
CBOCS, Inc.	2340 Post Drive	Indianapolis	Marion	IN
CBOCS, Inc.	1140 Kinley Road	Irmo	Richland	SC
CBOCS, Inc.	6020 I-55 North	Jackson	Hinds	MS
CBOCS, Inc.	188 Vann Drive	Jackson	Madison	TN
CBOCS, Inc.	4680 Lenoir Avenue	Jacksonville	Duval	FL
CBOCS, Inc.	438 Commerce Ctr. Drive	Jacksonville	Duval	FL
CBOCS, Inc.	502 Chaffee Point Boulevard	Jacksonville	Duval	FL
CBOCS, Inc.	2430 Fulton Street	Janesville	Rock	WI
CBOCS, Inc.	1401 Kentucky Mills Drive	Jeffersontown	Jefferson	KY
CBOCS, Inc.	2621 Phillips Drive	Jonesboro	Craighead	AR
CBOCS, Inc.	4010 Richard Jeseph	Joplin	Newton	MO
CBOCS, Inc.	8225 North Church Road	Kansas City	Clay	MO
CBOCS, Inc.	7920 NW Tiffany Springs	Kansas City	Platte	MO
CBOCS, Inc.	3389 Busbee Drive NW	Kennesaw	Cobb	GA

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	7015 122nd Avenue	Kenosha	Kenosha	WI
CBOCS, Inc.	550 Kimball Crossing Dr.	Kimball	Marion	TN
CBOCS, Inc.	10132 Airport Pkwy	Kingsport	Sullivan	TN
CBOCS, Inc.	5400 W. Irlo Bronson Memorial	Kissimmee	Osceola	FL
CBOCS, Inc.	5001 Central Avenue Pike	Knoxville	Knox	TN
CBOCS, Inc.	9214 Park West Blvd.	Knoxville	Knox	TN
CBOCS, Inc.	1510 Cracker Barrel Lane	Knoxville	Knox	TN
CBOCS, Inc.	404 Kentucky Dr.	Kokomo	Howard	IN
CBOCS, Inc.	40 Frontage Road	Lafayette	Tippecanoe	IN
CBOCS, Inc.	116 Alcide Dominique Drive	Lafayette	Lafayette	LA
CBOCS, Inc.	105 Hoffman Drive	LaGrange	Troup	GA
CBOCS, Inc.	1414 East Crystal Drive	Lagrange	Oldham	KY
CBOCS, Inc.	1468 Commerce Blvd.	Lake City	Columbia	FL
CBOCS, Inc.	111 Colonial Lane	Lake City	Anderson	TN
CBOCS, Inc.	1295 Wisconsin Dells Pkwy S	Lake Delton	Sauk	WI
CBOCS, Inc.	4914 Timber Drive	Lake Park	Lowndes	GA
CBOCS, Inc.	4343 Lakeland Park Drive	Lakeland	Polk	FL
CBOCS, Inc.	9649 East Davies Plantation Rd	Lakeland	Shelby	TN
CBOCS, Inc.	1490 Hickory Drive	Las Cruces	Dona Ana	NM
CBOCS, Inc.	601 E. Gore Blvd.	Lawton	Comanche	OK
CBOCS, Inc.	635 South Cumberland	Lebanon	Wilson	TN
CBOCS, Inc.	2003 Village Drive	Leeds	St. Clair	AL
CBOCS, Inc.	325 Ft. Loudoun Medical Ctr Dr.	Lenoir City	Loudon	TN
CBOCS, Inc.	2220 Elkhorn Road	Lexington	Fayette	KY
CBOCS, Inc.	12 Plaza Parkway	Lexington	Davidson	NC
CBOCS, Inc.	1930 Roschmann Drive	Lima	Allen	OH
CBOCS, Inc.	970 West Pointe Court	Lithia Springs	Douglas	GA
CBOCS, Inc.	2618 S. Shackleford Road	Little Rock	Pulaski	AR
CBOCS, Inc.	80 Alamo Drive	London	Laurel	KY
CBOCS, Inc.	16 Nashua Rd	Londonderry	Rockingham	NH
CBOCS, Inc.	3375 Lackey Street	Lumberton	Robeson	NC

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	3820 Wards Rd	Lynchburg	Campbell	VA
CBOCS, Inc.	3950 Riverside Drive	Macon	Bibb	GA
CBOCS, Inc.	120 Cleghorn Blvd.	Madison	Madison	AL
CBOCS, Inc.	2003 Eatonton Road	Madison	Morgan	GA
CBOCS, Inc.	2147 East Springs Drive	Madison	Dane	WI
CBOCS, Inc.	1780 E. Center Street	Madisonville	Hopkins	KY
CBOCS, Inc.	10801 Battleview Parkway	Manassas	Prince William	VA
CBOCS, Inc.	103 Paradise Street	Manchester	Coffee	TN
CBOCS, Inc.	100 Stander Avenue	Mansfield	Richland	OH
CBOCS, Inc.	2150 Delk Road	Marietta	Cobb	GA
CBOCS, Inc.	725 Foxcroft Avenue	Martinsburg	Berkeley	WV
CBOCS, Inc.	1395 Ford Street	Maumee	Lucas	OH
CBOCS, Inc.	7367 Bell Creek Road South	Mechanicsville	Hanover	VA
CBOCS, Inc.	7225 George T. Edwards Drive	Melbourne	Brevard	FL
CBOCS, Inc.	6081 Shelby Oaks Drive	Memphis	Shelby	TN
CBOCS, Inc.	8000 Lowrance Rd	Memphis	Shelby	TN
CBOCS, Inc.	609 Hwy 11 & 80	Meridian	Lauderdale	MS
CBOCS, Inc.	6200 Opportunity Lane	Merrillville	Lake	IN
CBOCS, Inc.	3280 Towne Blvd.	Middletown	Warren	OH
CBOCS, Inc.	30 Research Drive	Milford	New Haven	CT
CBOCS, Inc.	100 Rector Road	Mineral Wells	Wood	WV
CBOCS, Inc.	43 East I-65 Service Rd South	Mobile	Mobile	AL
CBOCS, Inc.	9191 Boyd-Cooper Pkwy.	Montgomery	Montgomery	AL
CBOCS, Inc.	955 Airport Blvd	Morrisville	Wake	NC
CBOCS, Inc.	1458 Southlake Plaza Drive	Morrow	Clayton	GA
CBOCS, Inc.	6805 Hwy 63 North	Moss Point	Jackson	MS
CBOCS, Inc.	172 Howard Blvd.	Mt. Arlington	Morris	NJ
CBOCS, Inc.	350 South Mt Juliet Road	Mt. Juliet	Wilson	TN
CBOCS, Inc.	1240 Rt 73	Mt. Laurel	Burlington	NJ
CBOCS, Inc.	138 Chaffin Place	Murfreesboro	Rutherford	TN
CBOCS, Inc.	650 N. 12th Street	Murray	Calloway	KY

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	3845 Tollgate Blvd.	Naples	Collier	FL
CBOCS, Inc.	3454 Percy Priest Drive	Nashville	Davidson	TN
CBOCS, Inc.	6941 Charlotte Pike	Nashville	Davidson	TN
CBOCS, Inc.	527 Bullsboro Drive	Newnan	Cowetta	GA
CBOCS, Inc.	1021 Cosby Hwy & PO Box 727	Newport	Cocke	TN
CBOCS, Inc.	12357 Hornsby Lane	Newport News	N/A	VA
CBOCS, Inc.	6175 McDonough Drive	Norcross	Gwinnett	GA
CBOCS, Inc.	800 North Interstate Drive	Norman	Cleveland	OK
CBOCS, Inc.	6940 Sunset Strip Ave. N.W.	North Canton	Stark	OH
CBOCS, Inc.	7351 Mazyck Road	North Charleston	Charleston	SC
CBOCS, Inc.	3801 SW College Road	Ocala	Marion	FL
CBOCS, Inc.	700 Cornell Parkway	Oklahoma City	Oklahoma	OK
CBOCS, Inc.	8852 Old Lee Highway	Ooltewah	Hamilton	TN
CBOCS, Inc.	1051 Fox Run Avenue	Opelika	Lee	AL
CBOCS, Inc.	4272 Eldridge Loop	Orange Park	Clay	FL
CBOCS, Inc.	699 Citadel Rd	Orangeburg	Orangeburg	SC
CBOCS, Inc.	13300 S. Orange Blossom Trail	Orlando	Orange	FL
CBOCS, Inc.	125 Interchange Blvd	Ormond Beach	Volusia	FL
CBOCS, Inc.	9475 N. Owasso Expressway	Owasso	Tulsa	OK
CBOCS, Inc.	5035 Hinkleville Road	Paducah	McCracken	KY
CBOCS, Inc.	4 Kingswood Drive	Palm Coast	Flagler	FL
CBOCS, Inc.	410 Riverwind Drive	Pearl	Rankin	MS
CBOCS, Inc.	655 Cahaba Valley Road	Pelham	Shelby	AL
CBOCS, Inc.	260 Vaughn Lane	Pell City	St. Clair	AL
CBOCS, Inc.	1960 N W 150th Ave.	Pembroke Pines	Broward	FL
CBOCS, Inc.	8050 Lavelle Way	Pensacola	Escambia	FL
CBOCS, Inc.	101 Lect Drive	Perry	Houston	GA
CBOCS, Inc.	27491 Helen Drive	Perrysburg	Wood	OH
CBOCS, Inc.	1860 Winderly Lane	Pickerington	Fairfield	OH
CBOCS, Inc.	3960 Parkway	Pigeon Forge	Sevier	TN
CBOCS, Inc.	980 E. Ash St.	Piqua	Miami	OH

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	6256 Cambridge Way	Plainfield	Hendricks	IN
CBOCS, Inc.	800 Kings Hwy	Port Charlotte	Charlotte	FL
CBOCS, Inc.	796 Business Park Drive	Prattville	Elmore	AL
CBOCS, Inc.	161 Ambrose Lane	Princeton	Mercer	WV
CBOCS, Inc.	6050 National Road East	Richmond	Wayne	IN
CBOCS, Inc.	1797 Lexington Road	Richmond	Madison	KY
CBOCS, Inc.	3620 Mayland Court	Richmond	Henrico	VA
CBOCS, Inc.	50 Biscuit Way	Ringgold	Catoosa	GA
CBOCS, Inc.	1918 Julian Allsbrook Hwy	Roanoke Rapids	Halifax	NC
CBOCS, Inc.	2140 Manna Court	Rock Hill	York	SC
CBOCS, Inc.	4367 SR 44	Rootstown	Portage	OH
CBOCS, Inc.	211 East Harrell Drive	Russellville	Pope	AR
CBOCS, Inc.	1070 Free Land Drive	Salisbury	Rowan	NC
CBOCS, Inc.	200 Hickman Drive	Sanford	Seminole	FL
CBOCS, Inc.	3212 South NC 87 Hwy	Sanford	Lee	NC
CBOCS, Inc.	17017 Abercorn Street	Savannah	Chatham	GA
CBOCS, Inc.	1265 Alan Street	Scottsburg	Scott	IN
CBOCS, Inc.	6150 Lazy Days Blvd	Seffner	Hillsborough	FL
CBOCS, Inc.	211 N Sandy Creek Drive	Seymour	Jackson	IN
CBOCS, Inc.	2255 Sharon Rd	Sharonville	Hamilton	OH
CBOCS, Inc.	27 W. Interstate Pkwy.	Shawnee	Pottawatomie	OK
CBOCS, Inc.	1565 Mt. Eden Rd.	Shelbyville	Shelby	KY
CBOCS, Inc.	275 Brenton Way	Shepherdsville	Bullitt	KY
CBOCS, Inc.	6251 Westport Avenue	Shreveport	Caddo	LA
CBOCS, Inc.	3954 Grandview Drive	Simpsonville	Greenville	SC
CBOCS, Inc.	2409 S. Shirley Ave.	Sioux Falls	Minnehaha	SD
CBOCS, Inc.	790 I-10 East Service Road	Slidell	St. Tammany Parish	LA
CBOCS, Inc.	1109 Industrial Park Drive	Smithfield	Johnston	NC
CBOCS, Inc.	2697 Highwood Blvd.	Smyrna	Rutherford	TN
CBOCS, Inc.	1899 S. Hwy 27	Somerset	Pulaski	KY
CBOCS, Inc.	1400 Country Lane	South Hill	Mecklenburg	VA

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	30227 Eastern Shore Ct.	Spanish Fort	Baldwin	AL
CBOCS, Inc.	9021 Fairforest Road	Spartanburg	Spartanburg	SC
CBOCS, Inc.	2858 North Glenstone	Springfield	Greene	MO
CBOCS, Inc.	105 West Leffel Lane	Springfield	Clark	OH
CBOCS, Inc.	2441 State Road 16	St. Augustine	St. Johns	FL
CBOCS, Inc.	901 Fairlane Road	St. Charles	St. Charles	MO
CBOCS, Inc.	6233 Heimos Industrial Park Dr	St. Louis	St. Louis	MO
CBOCS, Inc.	2151 54th Avenue North	St. Petersburg	Pinellas	FL
CBOCS, Inc.	216 Henry Boulevard	Statesboro	Bulloch	GA
CBOCS, Inc.	1043 Glenway Drive	Statesville	Iredell	NC
CBOCS, Inc.	152 Rowe Road	Staunton	Augusta	VA
CBOCS, Inc.	7461 S W Lost River Road	Stuart	Martin	FL
CBOCS, Inc.	701 West Springfield Rd.	Sullivan	Franklin	MO
CBOCS, Inc.	60 Fourwinds Drive	Sunbury	Delaware	OH
CBOCS, Inc.	75 Gwinco Blvd.	Suwanee	Gwinnett	GA
CBOCS, Inc.	2920 Hospitality Road	Tallahassee	Leon	FL
CBOCS, Inc.	429 Margaret Avenue	Terre Haute	Vigo	IN
CBOCS, Inc.	708 U.S. 319 South	Tifton	Tift	GA
CBOCS, Inc.	4745 Helen Hauser Blvd.	Titusville	Brevard	FL
CBOCS, Inc.	3153 Lee Hwy	Troutville	Botetourt	VA
CBOCS, Inc.	4800 Doris Pate Drive	Tuscaloosa	Tuscaloosa	AL
CBOCS, Inc.	2371 East Aurora Road	Twinsburg	Summit	OH
CBOCS, Inc.	1195 St. Augustine Road	Valdosta	Lowndes	GA
CBOCS, Inc.	1880 State Rd 60E	Valrico	Hillsborough	FL
CBOCS, Inc.	445 Commercial Court	Venice	Sarasota	FL
CBOCS, Inc.	9380 19th Lane	Vero Beach	Indian River	FL
CBOCS, Inc.	4001 S. Frontage Road	Vicksburg	Warren	MS
CBOCS, Inc.	59 Cane Branch Rd.	Walterboro	Colleton	SC
CBOCS, Inc.	1289 Coffeen Street	Watertown	Jefferson	NY
CBOCS, Inc.	5636 Oakley Blvd.	Wesley Chapel	Pasco	FL
CBOCS, Inc.	309 Constitution Drive	West Monroe	Ouachita	LA

RECORD OWNER	ADDRESS	CITY	COUNTY	ST
CBOCS, Inc.	2411 Metrocentre Blvd	West Palm Beach	Palm Beach	FL
CBOCS, Inc.	370 Hester Drive	White House	Robertson	TN
CBOCS, Inc.	200 Bypass Road	Williamsburg	York	VA
CBOCS, Inc.	6643 Transit Road	Williamsville	Erie	NY
CBOCS, Inc.	6055 SOM Center Rd	Willoughby	Lake	OH
CBOCS, Inc.	21 Van Campen Blvd	Wilmington	New Hanover	NC
CBOCS, Inc.	5006 Hayes Place West	Wilson	Wilson	NC
CBOCS, Inc.	200 Front Royal Pike	Winchester	Frederick	VA
CBOCS, Inc.	160 Lithia Rd.	Wytheville	Wythe	VA
CBOCS, Inc.	305 Hartmann Drive (Bldg 1)	Lebanon	Wilson	TN
CBOCS, Inc.	305 Hartmann Drive (Retail)	Lebanon	Wilson	TN
CBOCS, Inc.	307 Hartmann Drive	Lebanon	Wilson	TN
CBOCS, Inc.	311 Hartmann Drive	Lebanon	Wilson	TN
CBOCS, Inc.	312 Hartmann Drive	Lebanon	Wilson	TN
CBOCS, Inc.	631 S. Cumberland Pkwy	Lebanon	Wilson	TN
CBOCS, Inc.	I-40 & S. Hartmann Drive	Lebanon	Wilson	TN
CBOCS, Inc.	1391 Murrays Chapel Road	Sweetwater	Monroe	TN
CBOCS, Inc.	I-26 and Highway 219	Newberry	Newberry	SC
CBOCS, Inc.	I-75 and State Route 674	Ruskin	Hillsborough	FL
CBOCS, Inc.	5483 Westmoreland Plaza	Douglasville	Douglas	GA
CBOCS, Inc.	10975 US Hwy 15-501	Southern Pines	Moore	NC
CBOCS, Inc.	Highway 75 & 71st Street	Tulsa	Tulsa	OK
Cracker Barrel Old Country Store, Inc.	106 Castle Heights Ave. N.	Lebanon	Wilson	TN

 SCHEDULE 4.01(x)

LEASED REAL PROPERTY (LESSEE)

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS Distribution, Inc.	Hartmann Drive	Lebanon	Wilson	TN	MREIC Lebanon Tennessee, Inc.	6/30/2024	*
CBOCS Pennsylvania, LLC	200 Davis Blvd	Pittsburgh	Allegheny	PA	Montour Place, LLC	8/5/2016	*
CBOCS Pennsylvania, LLC	21 Industrial Drive	Hamburg	Berks	PA	Country Stores Property I, LLC	7/31/2021	*
CBOCS Pennsylvania, LLC	100 Charlotte Drive	Altoona	Blair	PA	Morris Management Real Estate, LP	11/10/2017	*
CBOCS Pennsylvania, LLC	3611 Horizon Blvd.	Trevose	Bucks	PA	Bucks County Restaurant Row II LP	3/19/2021	*
CBOCS Pennsylvania, LLC	215 Colonnade Blvd.	State College	Centre	PA	Waddle Real Estate, LP	4/5/2021	*
CBOCS Pennsylvania, LLC	1215 E. Lancaster Avenue	Downingtown	Chester	PA	Jeffrey A. D'Ambrosio	12/8/2012	*
CBOCS Pennsylvania, LLC	2525 Brindle Drive	Harrisburg	Dauphin	PA	Country Stores Property I, LLC	7/31/2021	*
CBOCS Pennsylvania, LLC	35 S. Willowdale Dr Suite 1822	Lancaster	Lancaster	PA	FSA Enterprises and The Rockvale Group	1/30/2020	*
CBOCS Pennsylvania, LLC	2320 Highland Park Blvd	Wilkes-Barre	Luzerne	PA	Centro GA Wilkes-Barre LP	9/24/2018	*
CBOCS Pennsylvania, LLC	2095 Gallagher Road	Plymouth Meeting	Montgomery	PA	Metroplex West Associates, LP	11/19/2020	*
CBOCS Pennsylvania, LLC	956 Schuylkill Mall Rd.	Frackville	Schuylkill	PA	Country Stores Property II, LLC	7/31/2021	*
CBOCS Pennsylvania, LLC	1008 Trinity Circle	Washington	Washington	PA	Washington Mall-JCP Assoc. LTD	7/25/2019	*
CBOCS Pennsylvania, LLC	13600 Wolfe Rd.	New Freedom	York	PA	Sunrise Holdings, LP	3/6/2015	*
CBOCS Properties, Inc.	2285 Woodlake Drive	Okemos	Ingham	MI	C. J. Abraham Family, LLC	5/18/2013	*
CBOCS Properties, Inc.	4340 Kenowa Avenue	Grandville	Kent	MI	Country Stores Property I, LLC	7/31/2021	*
CBOCS Properties, Inc.	30750 Little Mack Road	Roseville	Macomb	MI	Country Stores Property II, LLC	7/31/2021	*
CBOCS Properties, Inc.	39111 W. Six Mile Road	Livonia	Wayne	MI	AmeriCenter of Livonia, LLC	3/31/2012	*
CBOCS Texas, LLC	3687 S. General Bruce Drive	Temple	Bell	TX	Morris Venture Partners II, LTD	2/22/2019	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS Texas, LLC	123 SW Loop 410	San Antonio	Bexar	TX	Cole CB San Antonio, TX LLC	7/31/2029	*
CBOCS Texas, LLC	3327 SE Military Drive	San Antonio	Bexar	TX	HEB Grocery Company, LP	9/18/2021	*
CBOCS Texas, LLC	3302 St. Michaels Drive	Texarkana	Bowie	TX	Country Stores Property II, LLC	7/31/2021	*
CBOCS Texas, LLC	11019 Shadow Creek Pkwy	Pearland	Brazoria	TX	CB.PTX LLC c/o Ron DeMilt	9/6/2019	*
CBOCS Texas, LLC	23801 SW FWY	Rosenberg	Fort Bend	TX	A-S 92 Hwy 59-Reading Rd., L.P.	11/1/2019	*
CBOCS Texas, LLC	3501 US Hwy 75 N	Sherman	Grayson	TX	Cole CB Sherman, TX LLC	7/31/2029	*
CBOCS Texas, LLC	14765 N. Freeway	Houston	Harris	TX	Country Stores Property I, LLC	7/31/2021	*
CBOCS Texas, LLC	5018 Milwaukee Avenue	Lubbock	Lubbock	TX	Canyon Hub Holdings, L.P.	6/10/2017	*
CBOCS Texas, LLC	3108 N. Loop 250 West	Midland	Midland	TX	CB.MTX LLC c/o Ron DeMilt	11/11/2017	*
CBOCS Texas, LLC	26050 Eastex Fwy	Kingwood	Montgomery	TX	CB.HTX LLC c/o Ron DeMilt	10/3/2020	*
CBOCS Texas, LLC	4229 South Padre Island Drive	Corpus Christi	Nueces	TX	Country Stores Property II, LLC	7/31/2021	*
CBOCS Texas, LLC	13821 US Hwy 69 North	Tyler	Smith	TX	Country Stores Property III, LLC	7/31/2021	*
CBOCS Texas, LLC	2700 Grapevine Mills Pkwy	Grapevine	Tarrant	TX	The Lake Family Revocable Living Trust, dated 7/5/00	10/22/2021	*
CBOCS Texas, LLC	1602 Hwy 351	Abilene	Taylor	TX	Cole CB Abilene, TX LLC	7/31/2029	*
CBOCS West, Inc.	2560 E. Lucky Lane	Flagstaff	Coconino	AZ	Country Stores Property I, LLC	7/31/2021	*
CBOCS West, Inc.	606 S. Watson Rd.	Buckeye	Maricopa	AZ	VSTC, L.L.C.	1/31/2022	*
CBOCS West, Inc.	9312 W. Glendale Ave.	Glendale	Maricopa	AZ	Litchfield Bell/Grand, LLC and Rock Valley Investments, LLC	12/31/2017	*
CBOCS West, Inc.	1007 N. Dobson Road	Mesa	Maricopa	AZ	DE Rito/Kimco Riverview, LLC	4/30/2022	*
CBOCS West, Inc.	16845 North 84th Avenue	Peoria	Maricopa	AZ	Country Stores Property I, LLC	7/31/2021	*
CBOCS West, Inc.	5022 E. Chandler Blvd	Phoenix	Maricopa	AZ	Country Stores Property I, LLC	7/31/2021	*
CBOCS West, Inc.	21611 N. 26th Avenue	Phoenix	Maricopa	AZ	Country Stores Property II, LLC	7/31/2021	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS West, Inc.	3520 Stockton Hill Rd.	Kingman	Mohave	AZ	Country Stores Property I, LLC	7/31/2021	*
CBOCS West, Inc.	8400 N.Cracker Barrel Road	Tucson	Pima	AZ	Country Stores Property II, LLC	7/31/2021	*
CBOCS West, Inc.	2281 East Florence Blvd.	Casa Grande	Pinal	AZ	Country Stores Property II, LLC	7/31/2021	*
CBOCS West, Inc.	5707 E. State Route 69	Prescott Valley	Yavapai	AZ	YK Commercial Realty, LLC	9/21/2018	*
CBOCS West, Inc.	4735 Elizabeth St North	Pueblo	Pueblo	CO	Country Stores Property I, LLC	7/31/2021	*
CBOCS West, Inc.	502 Brock Drive	Bloomington	McLean	IL	McLean County Land Trust #H-331, Jeffrey Brock, Trustee	11/24/2011	*
CBOCS West, Inc.	3160 Green Mount Crossing Dr.	Shiloh	St. Clair	IL	Green Mount Crossing LLC	2/20/2015	*
CBOCS West, Inc.	995 E. 61st North	Wichita	Sedgwick	KS	Country Stores Property II, LLC	7/31/2021	*
CBOCS West, Inc.	6700 North 27th Street	Lincoln	Lancaster	NE	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	180 Interstate Drive	Greenville	Butler	AL	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	220 Leon Smith Parkway	Oxford	Calhoun	AL	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	201 Cracker Barrel Row SW	Fort Payne	Dekalb	AL	Bewajobe Corporation	3/30/2012	*
CBOCS, Inc.	3431 Ross Clark Circle	Dothan	Houston	AL	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	3415 Colonnade Pkwy	Birmingham	Jefferson	AL	DRA/CLP Colonnade Retail Birmingham LLC	6/30/2015	*
CBOCS, Inc.	4710 Norrell Drive	Trussville	Jefferson	AL	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	2001 Drake Avenue S.W.	Huntsville	Madison	AL	Robert E. Tabb	6/30/2016	*
CBOCS, Inc.	845-A Schillinger Rd S.	Mobile	Mobile	AL	JDFTC, LLC	5/12/2012	*
CBOCS, Inc.	407 Beltline Rd SW	Decatur	Morgan	AL	Beltline and Sandlin, LLC	4/30/2012	*
CBOCS, Inc.	173 Valley St.	Arkedelphia	Clark	AR	Gail P. Montgomery & Susan Montgomery	1/24/2014	*
CBOCS, Inc.	431 Hwy 71 North	Alma	Crawford	AR	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	1600 N 6TH Street	W. Memphis	Crittenden	AR	Country Stores Property I, LLC	7/31/2021	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	170 Pakis Street	Hot Springs	Garland	AR	Garrett Enterprises, Inc.	10/1/2020	*
CBOCS, Inc.	3101 Springhill Drive	North Little Rock	Pulaski	AR	Baptist Health	2/17/2020	*
CBOCS, Inc.	1022 South 48th St.	Springdale	Washington	AR	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	145 Prospect Hill Rd.	East Windsor	Hartford	CT	Balch Bridge Street Corporation	2/28/2017	*
CBOCS, Inc.	19550 Coastal Hwy.	Rehoboth Beach	Sussex	DE	Galday Inn, Inc	1/27/2017	*
CBOCS, Inc.	1175 Palm Bay Rd.	Melbourne	Brevard	FL	Melbourne, CB L.L.C.	5/13/2013	*
CBOCS, Inc.	13250 City Station Drive	Jacksonville	Duval	FL	Ramco Jacksonville, LLC c/o Ramco-Gershenson, Inc.	5/21/2016	*
CBOCS, Inc.	1371 Commercial Way	Spring Hill	Hernando	FL	CB.SHFL LLC c/o Ron DeMilt	12/31/2018	*
CBOCS, Inc.	3125 Cove Bend Drive	Tampa	Hillsborough	FL	JEM Investments, LTD, II, LLLP	8/31/2012	*
CBOCS, Inc.	13833 W. Hillsborough Avenue	Tampa	Hillsborough	FL	SCI Northbay Commerce Fund, LLC	4/19/2015	*
CBOCS, Inc.	1520 E. Hwy 50	Clermont	Lake	FL	Lucas Clermont Limited Partnership	2/21/2017	*
CBOCS, Inc.	9450 US Hwy 441	Leesburg	Lake	FL	City of Leesburg	4/22/2016	*
CBOCS, Inc.	2203 Cortez Road West	Bradenton	Manatee	FL	Lineberry Properties, Inc.	3/21/2014	*
CBOCS, Inc.	13561 SW 17th Court	Ocala	Marion	FL
Donald G. Garlits as Trustee of the Donald G. Garlits revocable living trust, dated November 20, 1989, and Patricia L. Garlits as Trustee of the Patricia L. Garlits revocable living trust, dated November 20, 1989
						11/5/2016	*
CBOCS, Inc.	4101 Federal Hwy	Jensen Beach	Martin	FL	C B Jensen Beach, LLC	11/26/2012	*
CBOCS, Inc.	34930 Emerald Coast Pkwy	Destin	Okaloosa	FL	WRI-SPP Paradise Isle, LLC	12/4/2016	*
CBOCS, Inc.	6699 S. Semoran Blvd	Orlando	Orange	FL	Richard T. Lee	1/28/2018	*
CBOCS, Inc.	3316 Daniels Road	Winter Garden	Orange	FL	Cole MT Winter Garden FL, LLC	6/15/2018	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	7878 W. Irlo Bronson Memorial	Kissimmee	Osceola	FL	Formosa of Central Florida, Inc.	10/31/2013	*
CBOCS, Inc.	5341 US Highway 19	New Port Richey	Pasco	FL	New Plan Florida Holdings, LLC	4/30/2018	*
CBOCS, Inc.	4011 Ulmerton Rd.	Clearwater	Pinellas	FL	Pinellas County	2/27/2020	*
CBOCS, Inc.	285 Douglas Avenue	Altamonte Springs	Seminole	FL	R. Bruce Pringle	4/30/2012	*
CBOCS, Inc.	13637 U.S. Hwy. 27 / 441	Lady Lake	Sumter	FL	D & G Properties, LLC	6/30/2013	*
CBOCS, Inc.	138 Eisenhower Drive	Commerce	Banks	GA	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	5631 Hwy 20 Northeast	Cartersville	Bartow	GA	J. F. Gelzer c/o Equity Management Co.	11/15/2012	*
CBOCS, Inc.	5000 Eisenhower Pkwy	Macon	Bibb	GA	B.F. Lowery	6/2/2016	*
CBOCS, Inc.	1200 Boone Avenue Extention	Kingsland	Camden	GA	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	106 Price Creek Road	Bremen	Carroll	GA	Cole CB Bremen, GA LLC	7/31/2029	*
CBOCS, Inc.	1000 East Hwy. 80	Pooler	Chatham	GA	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	544 N. Belair Road	Evans	Columbia	GA	Cole MT Evans GA, LLC	12/16/2018	*
CBOCS, Inc.	5580 Windward Pkwy	Alpharetta	Fulton	GA	Plaza Outparcel III, LLC	8/31/2016	*
CBOCS, Inc.	1124 Highway 20/81	McDonough	Henry	GA	McDonough (McDonough) WMC, LLC	12/1/2012	*
CBOCS, Inc.	2700 Watson Blvd.	Warner Robins	Houston	GA	DDR Warner Robins LLC	12/31/2012	*
CBOCS, Inc.	301 Exchange Way	Braselton	Jackson	GA	Cole CB Braselton, GA LLC	7/31/2029	*
CBOCS, Inc.	1500 Bradley Park Dr.	Columbus	Muscogee	GA	Cole CB Columbus, GA LLC	7/31/2029	*
CBOCS, Inc.	1913 Epps Bridge Pkwy	Athens	Oconee	GA	Cracker-Athens, Inc. c/o Ed and Arlice Backstein	5/13/2012	*
CBOCS, Inc.	I-65 and Route 334	Whitestown	Boone	IN	SJC, Inc.	10/31/2021	*
CBOCS, Inc.	350 Triangle Rd.	Sellersburg	Clark	IN	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	4984 S. Kay Bee Drive	Gas City	Grant	IN	Country Stores Property I, LLC	7/31/2021	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	7750 Corinne Drive	Hammond	Lake	IN	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	9340 Michigan Road	Indianapolis	Marion	IN	Tayco Pershall Road, LP	4/2/2016	*
CBOCS, Inc.	380 N. Jacob Drive	Bloomington	Monroe	IN	CB Whitehall, LLC	9/23/2016	*
CBOCS, Inc.	1898 N. Morristown Rd.	Shelbyville	Shelby	IN	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	800 Happy Valley Street	Cave City	Barren	KY	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	40 Cassady Avenue	Danville	Boyle	KY	Chancery Lane, Ltd.	4/25/2012	*
CBOCS, Inc.	5311 Frederica	Owensboro	Daviess	KY	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	1927 Stanton Way	Lexington	Fayette	KY	Paine Farms, LLC c/o A. Robert Doll	7/30/2014	*
CBOCS, Inc.	1131 Fashion Ridge Rd	Dry Ridge	Grant	KY	Dry Ridge Capital, LLC	11/25/2016	*
CBOCS, Inc.	10150 Brookridge Village Blvd.	Louisville	Jefferson	KY	Brookridge Village, LLC	4/21/2018	*
CBOCS, Inc.	2701 Crittenden Dr.	Louisville	Jefferson	KY	Commonwealth of KY, the Finance and Administraction Cabinet of the Commonwealth of KY, and the KY State Fair Board	2/21/2019	*
CBOCS, Inc.	4089 Lexington Road	Nicholasville	Jessamine	KY	White/Reach Brannon Rd., LLC	6/30/2019	*
CBOCS, Inc.	110 Stone Trace Road	Mt. Sterling	Montgomery	KY	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	10 Old Filiatreau Lane	Bardstown	Nelson	KY	Culpeper VII, LLC	8/31/2021	*
CBOCS, Inc.	74 Hospitality Ln.	Cadiz	Trigg	KY	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	1100 Pintail Rd	Sulphur	Calcasieu	LA	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	2313 South Tanger Blvd.	Gonzales	Parish of Ascension	LA	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	227 Whiting Farms Rd.	Holyoke	Hampden	MA	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	1795 Andover St.	Tewksbury	Middlesex	MA	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	1048 South Street Suite 40	Wrentham	Norfolk	MA	CPG Partners, LP	7/4/2014	*
CBOCS, Inc.	215 Charlton Rd	Sturbridge	Worcester	MA	Colonial Motel, Inc.	9/25/2020	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	3742 Crain Hwy	Waldorf	Charles	MD	Schiff Enterprises	3/8/2021	*
CBOCS, Inc.	1440 Handlir Drive	Bel Air	Harford	MD	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	115 Blue Jay Court	Stevensville	Queen Anne's	MD	Phoenicia Properties, LLC	10/4/2018	*
CBOCS, Inc.	357 Maine Mall Rd	South Portland	Cumberland	ME	Vaneastland, LLC	6/10/2020	*
CBOCS, Inc.	915 N. Woodbine Road	St. Joseph	Buchanan	MO	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	128 St. Robert Blvd.	St Robert	Pulaski	MO	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	120 Progress Point Ct.	O'Fallon	St. Charles	MO	Chimney Rock Company	5/10/2014	*
CBOCS, Inc.	6659 US Hwy 49	Hattiesburg	Forrest	MS	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	15255 Crossroads Pkwy.	Gulfport	Harrison	MS	Royal Casino Corporation	11/15/2016	*
CBOCS, Inc.	1270 Cross Creek Dr.	Saltillo	Lee	MS	Cross Creek Station, Inc.	7/31/2019	*
CBOCS, Inc.	850 Huffman Mill Road	Burlington	Alamance	NC	John W. Spears	9/30/2015	*
CBOCS, Inc.	135 Spring Forrest Drive	Mebane	Alamance	NC	Cole CB Mebane, NC LLC	7/31/2029	*
CBOCS, Inc.	34 Tunnel Road	Asheville	Buncombe	NC	Sea Nic Enterprises, Inc.	8/31/2015	*
CBOCS, Inc.	3701 Elmsley Ct.	South Greensboro	Guilford	NC	Cole CB S Greensboro, NC LLC	7/31/2029	*
CBOCS, Inc.	1102 E. Cumberland Rd	Dunn	Harnett	NC	Jessie-Casper, LLC	4/4/2014	*
CBOCS, Inc.	123 Regency Center Drive	Mooresville	Iredell	NC	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	5199 Hwy 42 West	Garner	Johnston	NC	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	9330 E. Independence Blvd.	Matthews	Mecklenburg	NC	Donald Real Estate Investors, LLC	11/6/2018	*
CBOCS, Inc.	238 Enterprise Drive	Rocky Mount	Nash	NC	Cole CB Rocky Mount, NC LLC	7/31/2029	*
CBOCS, Inc.	1260 Western Blvd.	Jacksonville	Onslow	NC	Walter Whitehurst revocable trust & Jenny Whitehurst Hawkins separate property trust	3/13/2016	*
CBOCS, Inc.	710 SW Greenville Blvd	Greenville	Pitt	NC	Craig F. Goess and Craig M. Goess	11/7/2016	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	1717 North Carolina 67 Hwy	Jonesville	Yadkin	NC	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	110 Hancock Lane	Westampton	Burlington	NJ	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	14 Frontage Road	Clinton	Hunterdon	NJ	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	825 Market Place Blvd.	Hamilton Township	Mercer	NJ	JDN Real Estate Hamilton, LP	3/22/2013	*
CBOCS, Inc.	427 North Broadway	Pennsville	Salem	NJ	Pennsville Commercial Land, Inc.	8/31/2017	*
CBOCS, Inc.	1480 West Maloney	Gallup	McKinley	NM	Rio West Partners	12/31/2012	*
CBOCS, Inc.	4360 Milestrip Road	Hamburg	Erie	NY	Laurence Erb et ux	11/2/2017	*
CBOCS, Inc.	2075 Hylan Dr.	Rochester	Monroe	NY	Marketplace Center, LLC	12/13/2013	*
CBOCS, Inc.	67781 Mall Rd	St. Clairsville	Belmont	OH	Ohio Valley Mall	4/22/2021	*
CBOCS, Inc.	475 River's Edge Drive	Milford	Clermont	OH	CUC Properties, LLC	10/31/2012	*
CBOCS, Inc.	5100 Tiedeman Rd	Brooklyn	Cuyahoga	OH	Morris L. Stoebner as Trustee for the Morris L. Stoebner Revocable Trust under Trust Agreement dated September 10, 1991	6/7/2012	*
CBOCS, Inc.	4216 Milan Rd	Sandusky	Erie	OH	Sandusky Mall Company	2/28/2017	*
CBOCS, Inc.	5770 Wilmington Pike	Centerville	Greene	OH	Sugarcreek Crossing Permanent, LLC	12/21/2016	*
CBOCS, Inc.	615 Ring Road	Harrison	Hamilton	OH	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	1031 Interstate Court	Findlay	Hancock	OH	George M. Whitson	10/23/2013	*
CBOCS, Inc.	5205 Detroit Rd.	Sheffield	Lorain	OH	Sheffield Ridge Equities, LLC	8/9/2013	*
CBOCS, Inc.	225 Scenic Crest Drive	Zanesville	Muskingum	OH	J. O. K., Inc.	3/31/2013	*
CBOCS, Inc.	4901 N.E. 122nd Street	Edmond	Oklahoma	OK	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	8008 E. 31st Street	Tulsa	Tulsa	OK	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	825 Centre of New England Blvd	Coventry	Kent	RI	Commerce Park Associates 5, LLC	11/22/2019	*
CBOCS, Inc.	591 Hwy 153	Piedmont	Anderson	SC	Cole CB Piedmont, SC LLC	7/31/2029	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	1370 N. Main Street	Summerville	Berkeley	SC	Luco Realty, LLC	9/5/2020	*
CBOCS, Inc.	8 Factory Shops Blvd	Gaffney	Cherokee	SC	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	101 Commons Drive	Greenwood	Greenwood	SC	William H and Margaret Corley	12/9/2016	*
CBOCS, Inc.	1303 Tadlock Drive	Murrells Inlet	Horry	SC	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	1208 N. Retail Ct.	Myrtle Beach	Horry	SC	Mall of South Carolina Beach Outparcel Limited Partnership	4/20/2015	*
CBOCS, Inc.	4835 Hwy 17 South	North Myrtle Beach	Horry	SC	Plantation Properties of NMB, LLC	4/1/2014	*
CBOCS, Inc.	250 Britain Street	Santee	Orangeburg	SC	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	253 Forum Drive	Columbia	Richland	SC	VAS Outparcels II, LLC	5/11/2018	*
CBOCS, Inc.	295 Carowinds Boulevard	Fort Mill	York	SC	Cole CB Fort Mill, SC LLC	7/31/2029	*
CBOCS, Inc.	771 Louisville Rd	Alcoa	Blount	TN	FFE, L.P.	1/13/2012	*
CBOCS, Inc.	2406 Music Valley Drive	Nashville	Davidson	TN	Rudy Properties c/o Frank Rudy	4/30/2013	*
CBOCS, Inc.	4323 Sidco Drive	Nashville	Davidson	TN	Cracker Barrel Associates, LLC c/o McCay Real Estate Group	7/31/2021	*
CBOCS, Inc.	133 Cracker Road	Morristown	Hamblen	TN	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	716 Campbell Station Road	Knoxville	Knox	TN	Campbell Station Lakes Development	10/31/2013	*
CBOCS, Inc.	2920 South Mall Rd	Knoxville	Knox	TN	Tiger G.P. c/o Graham Corp.	12/11/2013	*
CBOCS, Inc.	2020 Crossings Circle	Spring Hill	Maury	TN	Spring Hill Development Partners, GP	2/28/2018	*
CBOCS, Inc.	200 Cracker Barrel Drive	Clarksville	Montgomery	TN	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	1839 South Roane Street	Harriman	Roane	TN	Bryson Oil Co., Inc.; Harriman Hospitality GP	8/31/2018	*
CBOCS, Inc.	2115 South Church	Murfreesboro	Rutherford	TN	Rosa E. Handley/Reba Pinney & James C.Cope, Co-conservators	6/15/2018	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	2285 Parkway	Pigeon Forge	Sevier	TN	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	154 Stadium Drive	Sevierville	Sevier	TN	Lynn Ted II, LLC & William Ted Phillips, Jr.	1/29/2016	*
CBOCS, Inc.	690 Winfield Dunn Pkwy	Sevierville	Sevier	TN	Holrob-Southern-Cullom General Partnership	10/14/2017	*
CBOCS, Inc.	2692 Boones Creek Road	Johnson City	Washington	TN	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	101 Appletree Lane	Waynesboro	Augusta	VA	Cole CB Waynesboro, VA LLC	7/31/2029	*
CBOCS, Inc.	1440 Greenbrier Parkway	Chesapeake	Chesapeake	VA	Mike & Cory - Greenbriar, L.L.C.	5/24/2017	*
CBOCS, Inc.	12401 Red Water Creek Road	Chester	Chesterfield	VA	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	4720 Craig Rath Blvd.	Midlothian	Chesterfield	VA	Swift Creek Associates, LP	6/30/2013	*
CBOCS, Inc.	103 Sadler Lane	Emporia	Greensville	VA	Cole CB Emporia, VA LLC	7/31/2029	*
CBOCS, Inc.	106 Marketplace Drive	Hampton	Hampton	VA	Mercury Mall Associates	5/8/2015	*
CBOCS, Inc.	4435 S. Laburnum Avenue	Richmond	Henrico	VA	Laburnum Investment, LLC	11/30/2018	*
CBOCS, Inc.	125 Village Circle	Bristol	N/A	VA	Cole CB Bristol, VA LLC	7/31/2029	*
CBOCS, Inc.	757 Lynnhaven Parkway	Virginia Beach	N/A	VA	Lynnhaven Mall, L.L.C.	9/5/2020	*
CBOCS, Inc.	451 West Reservoir Rd	Woodstock	Shenandoah	VA	Cole CB Woodstock, VA LLC	7/31/2029	*
CBOCS, Inc.	1971 Carl D. Silver Pkwy.	Fredericksburg	Spotsylvania	VA	Central Park 1207, LLC	6/20/2014	*
CBOCS, Inc.	15 Riverton Commons Plaza	Front Royal	Warren	VA	ISIS Real Property Investments, LLC	12/2/2017	*
CBOCS, Inc.	3 Cracker Barrel Drive	Barboursville	Cabell	WV	Country Stores Property I, LLC	7/31/2021	*
CBOCS, Inc.	5720 MacCorkle Ave SE	Charleston	Kanawha	WV	Sarah and Pauline Maier Foundation, Inc.	2/26/2015	*
CBOCS, Inc.	#11 Goff Crossing Drive	Cross Lanes	Kanawha	WV	Country Stores Property III, LLC	7/31/2021	*
CBOCS, Inc.	2206 Pleasant Valley Road	Fairmont	Marion	WV	Country Stores Property II, LLC	7/31/2021	*
CBOCS, Inc.	2000 University Town Centre Drive	Morgantown	Monongalia	WV	Granville Restaurant Group, LLC	12/2/2017	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Lessee	Street Address	City	County	State	Lessor	Expiration Date	Annual Rental Cost ($)
CBOCS, Inc.	127 Fort Henry Road	Triadelphia	Ohio	WV	Ohio County Development Authority	4/9/2016	*
CBOCS, Inc.	2112 Harper Road	Beckley	Raleigh	WV	Country Stores Property III, LLC	7/31/2021	*
Cracker Barrel Old Country Store, Inc.	Franklin Road	Lebanon	Wilson	TN	City of Lebanon	8/31/2019	*

*Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 4.01(y)

LEASED REAL PROPERTY (LESSOR)

Sub-Lessor*	Street Address	City	County	State	Lessee	Expiration Date	Annual Rental Cost ($)**
CBOCS, Inc.	4360 Milestrip Road	Hamburg	Erie	NY	Buffalo Restaurant Group, Ltd.	11/2/2017	***
*Subject to Lease with Laurence E. Erb et ux							**Payment by Sub-lessor on Erb Lease is ***

***Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 4.01(z)

INVESTMENTS

See Schedule 4.01(b), which sets forth the Equity Interests of all Subsidiaries owned by each Loan Party.

SCHEDULE 4.01(aa)

INTELLECTUAL PROPERTY

Trademarks

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
AROUND THE CORNER. OR AROUND THE COUNTRY [AROUND THE CORNER. OR AROUND THE COUNTRY logo]	USA	SN:78-601000 RN:3,195,089	Registered January 2, 2007	January 2, 2017 (8&15 due by January 2, 2013)	CBOCS Properties, Inc.
AUTUMN APPLEFEST [AUTUMN APPLEFEST logo]	USA	SN:77-293897 RN:3,435,649	Registered May 27, 2008	May 27, 2018 (8&15 due by May 27, 2014)	CBOCS Properties, Inc.
AUTUMN APPLEFEST [AUTUMN APPLEFEST logo]	USA	SN:77-293900 RN:3,585,359	Registered March 10, 2009	March 10, 2019 (8&15 due by March 10, 2015)	CBOCS Properties, Inc.
COMIN' RIGHT UP [COMIN' RIGHT UP logo]	USA	SN:77-053725 RN:3,521,230	Registered October 21, 2008	October 21, 2018 (8&15 due by October 21, 2014)	CBOCS Properties, Inc.
COUNTRY'S COOKBOOK [COUNTRY'S COOKBOOK logo]	USA	SN:85-170344	Filed November 5, 2010	N/A	CBOCS Properties, Inc.
CRACKER BARREL [CRACKER BARREL logo]	USA	SN:85-058107 RN:3,886,461	Registered December 7, 2010	December 7, 2020 (8&15 due by December 7, 2016)	CBOCS Properties, Inc.
CRACKER BARREL [CRACKER BARREL logo]	USA	SN:85-058111 RN:3,900,702	Registered January 4, 2011	January 4, 2021 (8&15 due by January 4, 2017)	CBOCS Properties, Inc.
CRACKER BARREL BREAKFAST IN THE COUNTRY	USA	SN:75-004119 RN:2,003,067	Registered September 24, 1996	September 24, 2016	CBOCS Properties, Inc.
CRACKER BARREL GOOD COUNTRY COOKIN'	USA	SN:75-004123 RN:2,003,068	Registered September 24, 1996	September 24, 2016	CBOCS Properties, Inc.

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
CRACKER BARREL OF FOOD & FUN [CRACKER BARREL OF FOOD & FUN logo]	USA	SN:78-845477 RN:3,264,590	Registered July 17, 2007	July 17, 2017 (8&15 due by July 17, 2013)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE	USA	SN:74-578235 RN:1,931,274	Registered October 31, 1995	October 31, 2015	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE	USA	SN:74-664245 RN:2,034,882	Registered February 4, 1997	February 4, 2017	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE	USA	SN:75-461800 RN:2,260,787	Registered July 13, 1999	July 13, 2019	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE [CRACKER BARREL OLD COUNTRY STORE logo]	USA	SN:78-819941 RN:3,403,323	Registered March 25, 2008	March 25, 2018 (8&15 due by March 25, 2014)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE [CRACKER BARREL OLD COUNTRY STORE logo]	USA	SN:85-012544 RN:3,910,461	Registered January 25, 2011	January 25, 2021 (8&15 due by January 25, 2017)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE and Design [CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:73-176420 RN:1,142,958	Registered December 9, 1980	December 9, 2020	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE and Design [CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:78-819948 RN:3,403,324	Registered March 25, 2008	March 25, 2018 (8&15 due by March 25, 2014)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE and Design [CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:77-053877 RN:3,305,557	Registered October 9, 2007	October 9, 2017 (8&15 due by October 9, 2013)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE and Design [CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:77-053883 RN:3,305,558	Registered October 9, 2007	October 9, 2017 (8&15 due by October 9, 2013)	CBOCS Properties, Inc.

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
CRACKER BARREL OLD COUNTRY STORE and Design [CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:77-480058 RN:3,505,237	Registered September 23, 2008	September 23, 2018 (8&15 due by September 23, 2014)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE and Design [CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:77-540873 RN:3,684,215	Registered September 15, 2009	September 15, 2019 (8&15 due by September 15, 2015)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE and Design [CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:85-012555 RN:3,910,462	Registered January 25, 2011	January 25, 2021 (8&15 due by January 25, 2017)	CBOCS Properties, Inc.
CRACKER BARREL OLD COUNTRY STORE MUSIC and Design [CRACKER BARREL OLD COUNTRY STORE MUSIC and Design logo]	USA	SN:85-099611 RN:3,947,254	Registered April 19, 2011	April 19, 2021 (8&15 due by April 19, 2017)	CBOCS Properties, Inc.
CRACKER BARREL SHARES [CRACKER BARREL SHARES logo]	USA	SN:77-863503 RN:3,848,892	Registered September 14, 2010	September 14, 2020 (8&15 due by September 14, 2016)	CBOCS Properties, Inc.
DILLY DALLY [DILLY DALLY logo]	USA	SN:85-181349	Filed November 19, 2010	N/A	CBOCS Properties, Inc.
DILLY DALLY [DILLY DALLY logo]	USA	SN:85-181358	Filed November 19, 2010	N/A	CBOCS Properties, Inc.

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
DILLY DALLY [DILLY DALLY logo]	USA	SN:85-181367	Filed November 19, 2010	N/A	CBOCS Properties, Inc.
DILLY DALLY [DILLY DALLY logo]	USA	SN:85-262925	Filed March 10, 2011	N/A	CBOCS Properties, Inc.
DILLY DALLY and Design [DILLY DALLY and Design logo]	USA	SN:85-181373	Filed November 19, 2010	N/A	CBOCS Properties, Inc.
DILLY DALLY and Design [DILLY DALLY and Design logo]	USA	SN:85-181378	Filed November 19, 2010	N/A	CBOCS Properties, Inc.
DILLY DALLY and Design [DILLY DALLY and Design logo]	USA	SN:85-181380	Filed November 19, 2010	N/A	CBOCS Properties, Inc.
DILLY DALLY and Design [DILLY DALLY and Design logo]	USA	SN:85-262927	Filed March 10, 2011	N/A	CBOCS Properties, Inc.
EAT.SHOP.RELAX. [EAT.SHOP.RELAX. logo]	USA	SN:77-681071 RN:3,663,671	Registered August 4, 2009	August 4, 2019 (8&15 due by August 4, 2015)	CBOCS Properties, Inc.
EAT.SHOP.RELAX. [EAT.SHOP.RELAX. logo]	USA	SN:77-681077 RN:3,663,672	Registered August 4, 2009	August 4, 2019 (8&15 due by August 4, 2015)	CBOCS Properties, Inc.
FAMILY. FRIENDLY. FIXIN'S. [FAMILY. FRIENDLY. FIXIN'S. logo]	USA	SN:85-170361	Filed November 5, 2010	N/A	CBOCS Properties, Inc.

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
FANCY FIXIN'S [FANCY FIXIN'S logo]	USA	SN:77-318725 RN:3,435,856	Registered May 27, 2008	May 27, 2018 (8&15 due by May 27, 2014)	CBOCS Properties, Inc.
FIRESIDE COUNTRY SKILLETS [FIRESIDE COUNTRY SKILLETS logo]	USA	SN:77-549120 RN:3,580,430	Registered February 24, 2009	February 24, 2019 (8&15 due by February 24, 2015)	CBOCS Properties, Inc.
FIRESIDE COUNTRY SKILLETS [FIRESIDE COUNTRY SKILLETS logo]	USA	SN:77-708777 RN:3,698,793	Registered October 20, 2009	October 20, 2019 (8&15 due by October 20, 2015)	CBOCS Properties, Inc.
FRONT PORCH FRIENDS [FRONT PORCH FRIENDS logo]	USA	SN:77-806860 RN:3,858,032	Registered October 5, 2010	October 5, 2020 (8&15 due by October 5, 2016)	CBOCS Properties, Inc.
GOOD COUNTRY COOKIN' FOR TRAVELERS AND NEIGHBORS ALIKE	USA	SN:78-341293 RN:2,962,293	Registered Jun 14, 2005	June 14, 2015	CBOCS Properties, Inc.
GOOD COUNTRY COOKING FOR TRAVELERS AND NEIGHBORS ALIKE	USA	SN:78-209575 RN:2,830,012	Registered April 6, 2004	April 6, 2014	CBOCS Properties, Inc.
GRANDPA'S COUNTRY FRIED BREAKFAST	USA	SN:76-302524 RN:2,588,285	Registered July 2, 2002	July 2, 2012	CBOCS Properties, Inc.
HALF RESTAURANT HALF STORE ALL COUNTRY	USA	SN:76-325063 RN:2,621,037	Registered September 17, 2002	September 17, 2012	CBOCS Properties, Inc.
HALF RESTAURANT HALF STORE ALL COUNTRY	USA	SN:76-325064 RN:2,621,038	Registered September 17, 2002	September 17, 2012	CBOCS Properties, Inc.
HAPPY SUMMER TRAVELS [HAPPY SUMMER TRAVELS logo]	USA	SN:77-454065 RN:3,655,623	Registered July 14, 2009	July 14, 2019 (8&15 due by July 14, 2015)	CBOCS Properties, Inc.
HAPPY SUMMER TRAVELS [HAPPY SUMMER TRAVELS logo]	USA	SN:77-454070 RN:3,655,624	Registered July 14, 2009	July 14, 2019 (8&15 due by July 14, 2015)	CBOCS Properties, Inc.
HOMESTYLE FOR THE HOLIDAYS [HOMESTYLE FOR THE HOLIDAYS logo]	USA	SN:77-289262 RN:3,558,585	Registered January 6, 2009	January 6, 2019 (8&15 due by January 6, 2015)	CBOCS Properties, Inc.

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
HOMESTYLE FOR THE HOLIDAYS [HOMESTYLE FOR THE HOLIDAYS logo]	USA	SN:77-289264 RN:3,517,754	Registered October 14, 2008	October 14, 2018 (8&15 due by October 14, 2014)	CBOCS Properties, Inc.
HOMESTYLE. HOSPITALITY. [HOMESTYLE. HOSPITALITY. logo]	USA	SN:85-170352	Filed November 5, 2010	N/A	CBOCS Properties, Inc.
IT'S NOT HOME BUT IT'S CLOSE [IT'S NOT HOME BUT IT'S CLOSE logo]	USA	SN:77-113526 RN:3,540,918	Registered December 2, 2008	December 2, 2018 (8&15 due by December 2, 2014)	CBOCS Properties, Inc.
MISCELLANEOUS DESIGN [MISCELLANEOUS DESIGN logo]	USA	SN:73-797449 RN:1,575,813	Registered January 2, 1990	January 2, 2020	CBOCS Properties, Inc.
MOMMA'S FRENCH TOAST BREAKFAST	USA	SN:78-482333 RN:3,070,362	Registered March 21, 2006	March 21, 2016 (8&15 due by March 21, 2012)	CBOCS Properties, Inc.
MOMMA'S PANCAKE BREAKFAST	USA	SN:78-482327 RN:3,078,703	Registered April 11, 2006	April 11, 2016 (8&15 due by April 11, 2012)	CBOCS Properties, Inc.
MUSIC CATALOGUE CRACKER BARREL OLD COUNTRY STORE and Design [MUSIC CATALOGUE CRACKER BARREL OLD COUNTRY STORE and Design logo]	USA	SN:76-394221 RN:2,801,065	Registered December 30, 2003	December 30, 2013	CBOCS Properties, Inc.
OLD FASHIONED COUNTRY CANDIES	USA	SN:73-699191 RN:1,550,323	Registered August 1, 1989	August 1, 2019	CBOCS Properties, Inc.
OLD FASHIONED COUNTRY FIXIN'S	USA	SN:75-435999 RN:2,334,313	Registered March 28, 2000	March 28, 2020	CBOCS Properties, Inc.
OLD FASHIONED COUNTRY FIXIN'S	USA	SN:75-436001 RN:2,334,314	Registered March 28, 2000	March 28, 2020	CBOCS Properties, Inc.
OLD FASHIONED COUNTRY FIXIN'S [OLD FASHIONED COUNTRY FIXIN'S logo]	USA	SN:77-658172 RN:3,759,029	Registered March 9, 2010	March 9, 2020 (8&15 due by March 9, 2016)	CBOCS Properties, Inc.

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
ORIGINAL CRACKER BARREL OLD COUNTRY STORE CAST IRON and Design [ORIGINAL CRACKER BARREL OLD COUNTRY STORE CAST IRON and Design logo]	USA	SN:76-420421 RN:2,697,764	Registered March 18, 2003	March 18, 2013	CBOCS Properties, Inc.
PLEASING PEOPLE [PLEASING PEOPLE logo]	USA	SN:77-735653 RN:3,800,872	Registered June 8, 2010	June 8, 2020 (8&15 due by June 8, 2016)	CBOCS Properties, Inc.
PLEASING PEOPLE [PLEASING PEOPLE logo]	USA	SN:77-735656 RN:3,745,404	Registered February 2, 2010	February 2, 2020 (8&15 due by February 2, 2016)	CBOCS Properties, Inc.
ROCKIN' READER [ROCKIN' READER logo]	USA	SN:77-408680 RN:3,544,926	Registered December 9, 2008	December 9, 2018 (8&15 due by December 9, 2014)	CBOCS Properties, Inc.
SERVING BREAKFAST ALL DAY. EVERY DAY. FOR TRAVELERS AND NEIGHBORS ALIKE	USA	SN:78-341277 RN:2,970,160	Registered July 19, 2005	July 19, 2015	CBOCS Properties, Inc.
SMOKEHOUSE BREAKFAST	USA	SN:78-482339 RN:3,062,633	Registered Principal Register - Sec. 2(F) February 28, 2006	February 28, 2016 (8&15 due by February 20, 2012)	CBOCS Properties, Inc.
SUNDAY HOMESTYLE CHICKEN [SUNDAY HOMESTYLE CHICKEN logo]	USA	SN:77-348059 RN:3,566,675	Registered January 27, 2009	January 27, 2019 (8&15 due by January 27, 2015)	CBOCS Properties, Inc.
SUNRISE SAMPLER	USA	SN:76-302523 RN:2,604,521	Registered August 6, 2002	August 6, 2012	CBOCS Properties, Inc.
THE CRACKER BARREL BUDDIES [THE CRACKER BARREL BUDDIES logo]	USA	SN:78-845416 RN:3,264,589	Registered July 17, 2007	July 17, 2017 (8&15 due by July 17, 2013)	CBOCS Properties, Inc.
THE CRACKER BARREL'S COUNTRY BOY BREAKFAST	USA	SN:76-302521 RN:2,561,809	Registered April 16, 2002	April 16, 2012	CBOCS Properties, Inc.

Trademark/ Trade Name/ Service Mark	Jurisdiction of Registration	Registration Number (application number, if pending)	Date of Registration (date application filed, if pending)	Expiration Date	Applicant/Registrant
THE GREATEST FAMILY ROAD TRIP [THE GREATEST FAMILY ROAD TRIP logo]	USA	SN:77-453531 RN:3,548,144	Registered December 16, 2008	December 16, 2018 (8&15 due by December 16, 2014)	CBOCS Properties, Inc.
THE GREATEST FAMILY ROAD TRIP [THE GREATEST FAMILY ROAD TRIP logo]	USA	SN:77-453533 RN:3,667,506	Registered August 11, 2009	August 11, 2019 (8&15 due by August 11, 2015)	CBOCS Properties, Inc.
THE GREATEST FAMILY ROAD TRIP [THE GREATEST FAMILY ROAD TRIP logo]	USA	SN:77-453535 RN:3,670,410	Registered August 18, 2009	August 18, 2019 (8&15 due by August 18, 2015)	CBOCS Properties, Inc.
THE GREATEST FAMILY ROAD TRIP GAME [THE GREATEST FAMILY ROAD TRIP GAME logo]	USA	SN:77-452492 RN:3,667,502	Registered August 11, 2009	August 11, 2019 (8&15 due by August 11, 2015)	CBOCS Properties, Inc.
THE GREATEST FAMILY ROAD TRIP GAME [THE GREATEST FAMILY ROAD TRIP GAME logo]	USA	SN:77-452519 RN:3,664,629	Registered August 4, 2009	August 4, 2019 (8&15 due by August 4, 2015)	CBOCS Properties, Inc.
THE WARMEST OF WELCOMES [THE WARMEST OF WELCOMES logo]	USA	SN:77-322477 RN:3,500,007	Registered September 9, 2008	September 9, 2018 (8&15 due by September 9, 2014)	CBOCS Properties, Inc.
THE WARMEST OF WELCOMES [THE WARMEST OF WELCOMES logo]	USA	SN:77-322481 RN:3,500,008	Registered September 9, 2008	September 9, 2018 (8&15 due by September 9, 2014)	CBOCS Properties, Inc.
UNCLE HERSCHEL'S FAVORITE	USA	SN:76-302522 RN:2,570,054	Registered May 14, 2002	May 14, 2012	CBOCS Properties, Inc.
WHERE COMFORT MEETS FOOD	USA	SN:78-096330 RN:2,607,720	Registered August 13, 2002	August 13, 2012	CBOCS Properties, Inc.

Copyrights
Copyright	Jurisdiction of Registration	Registration Number	Date of Registration (Date application filed, if pending)	Claimant
Hang Up My Spurs/Asleep at the Wheel	USA	SR-322-569	2/5/03	CBOCS Properties, Inc.
Band of Angels/Stony Point Quartet	USA	SR-322-570	2/5/03	CBOCS Properties, Inc.
Dieselbilly Road Trip/Bill Kirchen	USA	SR-322-571	2/5/03	CBOCS Properties, Inc.
Masters of the Piedmont Blues /Cephas and Wiggins	USA	SR-322-572	2/5/03	CBOCS Properties, Inc.
Bob French’s Original Tuxedo Jazz Band	USA	SR-322-573	2/5/03	CBOCS Properties, Inc.
J.D. Crowe and the New South	USA	SR-322-574	2/5/03	CBOCS Properties, Inc.
Spirit of the Gael/Danny Doyle	USA	SR-322-575	2/5/03	CBOCS Properties, Inc.
Linda’s Mercantile Store/Linda Lay	USA	SR-322-576	2/5/03	CBOCS Properties, Inc.
Siyotanka: Courting Flute of the Northern Plains/Robert “Tree” Cody	USA	SR-322-577	2/5/03	CBOCS Properties, Inc.
Sacred Steel Guitar Masters	USA	SR-322-578	2/5/03	CBOCS Properties, Inc.
Pleasures of Home/Winifred Horan & Friends	USA	SR-322-579	2/5/03	CBOCS Properties, Inc.
Creators of Urban Bluegrass / The Seldom Scene	USA	SR-322-580	2/5/03	CBOCS Properties, Inc.
Legends of Cajun Music/The Balfa Brothers	USA	SR-322-585	2/5/03	CBOCS Properties, Inc.
In the Garden/The Birmingham Sunlights	USA	SR-322-586	2/5/03	CBOCS Properties, Inc.
Mexican Music Fiesta/Fiesta De Musica Mexicana	USA	SR-322-587	2/5/03	CBOCS Properties, Inc.
Springfield Exit	USA	SR-340-438	10/15/03	CBOCS Properties, Inc.
Home on the	USA	SR-370-653	6/6/05	CBOCS Properties, Inc.

Highways/Alison Krauss and the Union Station Band
Feels Like Home	USA	PENDING	1/6/09	CBOCS Properties, Inc.
My Christmas List	USA	PENDING	1/6/09	CBOCS Properties, Inc.
Working Man’s Journey	USA	PENDING	1/6/09	CBOCS Properties, Inc.
The Charlie Daniels Band – Country Stars N’ Stripes	USA	PENDING	1/6/09	CBOCS Properties, Inc.
Amy Grant – Hymns For The Journey	USA	PENDING	1/6/09	CBOCS Properties, Inc.
He Believed	USA	PENDING	1/6/09	CBOCS Properties, Inc.
Alabama – The Last Stand	USA	PENDING	1/6/09	CBOCS Properties, Inc.
Josh Turner- Live At The Ryman	USA	PENDING	1/6/09	CBOCS Properties, Inc.

SCHEDULE 4.01(ee)

LABOR AND COLLECTIVE BARGAINING AGREEMENTS

None

EXHIBIT A-1

FORM OF
REVOLVING CREDIT NOTE

$__________	Dated: __________, 20__

FOR VALUE RECEIVED, the undersigned, CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), HEREBY PROMISES TO PAY _______________ or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Termination Date the aggregate principal amount of the Revolving Credit Advances, the L/C Credit Extensions and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 8, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors party thereto, the Lender and certain other lender parties party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender and such other Lender Parties.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance, L/C Credit Extension and Swing Line Advance from the date of such Revolving Credit Advance, L/C Credit Extension or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States to Wells Fargo, as Administrative Agent, in same day funds.  Each Revolving Credit Advance, L/C Credit Extension and Swing Line Advance owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of advances and extensions of credit (variously, the “Revolving Credit Advances,” the “L/C Credit Extensions” or the “Swing Line Advances”) by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the Debt of the Borrower resulting from each such Revolving Credit Advance, L/C Credit Extension and Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.  TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

CRACKER BARREL OLD COUNTRY STORE, INC.

By:
Name:
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT A-2

FORM OF
TERM NOTE

$__________	Dated: __________, 20__

FOR VALUE RECEIVED, the undersigned, CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), HEREBY PROMISES TO PAY _______________ or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 8, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors party thereto, the Lender and certain other Lender Parties party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender and such other Lender Parties on the dates and in the amounts specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States to Wells Fargo, as Administrative Agent, in same day funds.  The Term Advance owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of one or more term advances (collectively, the “Term Advance”) by the Lender to the Borrower in an amount not to exceed the Dollar amount first above mentioned, the Debt of the Borrower resulting from such Term Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.  TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF

CRACKER BARREL OLD COUNTRY STORE, INC.

By:
Name:
Title:

PAYMENTS OF PRINCIPAL

Date	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

FORM OF
NOTICE OF BORROWING

Wells Fargo Bank, National Association,
  as Administrative Agent
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC  28262
Attention of:  Syndication Agency Services

[Date]

Ladies and Gentlemen:

The undersigned, CRACKER BARREL OLD COUNTRY STORE, INC., refers to the Credit Agreement dated as of July 8, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the Guarantors party thereto, the Lender Parties party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(a)           The Business Day of the Proposed Borrowing is _________, 20__.

(b)           The Facility under which the Proposed Borrowing is requested is the [Term][Revolving Credit] Facility.

(c)           The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(d)           The aggregate amount of the Proposed Borrowing is $__________.

The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [1][2][3][6] month[s].

The Borrower hereby requests that on the Business Day of the Proposed Borrowing, the Administrative Agent deliver by wire transfer, in immediately available funds, $[______] in the following amounts to the accounts specified below:

[INSERT ACCOUNT INFORMATION AND WIRING INSTRUCTIONS]

The undersigned acknowledges that, pursuant to Section 3.02(a) of the Credit Agreement, the delivery of this Notice of Borrowing and the acceptance of the proceeds of the Proposed Borrowing requested hereby constitute a representation and warranty by the Borrower that on the date both of this Notice of Borrowing and of the Proposed Borrowing, and before and after giving effect to the application of the proceeds of the Proposed Borrowing:

(i)
The representations and warranties contained in each Loan Document are true and correct in all material respects, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of this Notice of Borrowing or the date of the Proposed Borrowing, in which case, as of such specific date; and

(ii)	No Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

The Borrower agrees that if, prior to the time of the Proposed Borrowing, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Proposed Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of the Proposed Borrowing as if then made.

This Notice of Borrowing, and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

CRACKER BARREL OLD COUNTRY STORE, INC.

By:
Name:
Title:

EXHIBIT C-1

FORM OF
LENDER ADDENDUM

Dated as of _______, 2011

This Lender Addendum (the “Lender Addendum”) is dated as of the date set forth above and is entered into by each Lender Party identified below (each, a “Lender Party”).  It is understood and agreed that the rights and obligations of the Lender Parties hereunder are several and not joint.  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Lender Party.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Lender Addendum as if set forth herein in full.

For an agreed consideration, each Lender Party hereby acknowledges, confirms and agrees, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the date hereof its Commitments under the Credit Agreement are in the amounts and percentage interests set forth below under the respective Facilities.

[Remainder of Page Intentionally Left Blank]

1.	Lender Party:	Wells Fargo Bank, National Association

2.	Borrower:	CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee Corporation.

3.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement.

4.	Credit Agreement:
The Credit Agreement dated as of July 8, 2011 among the Borrower, the Guarantors party thereto, the Lender Parties party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties.

5.	Commitments:

Facility	Aggregate Amount of Commitment/ Advances for all Lender Parties	Amount of Commitment/ Advances for the Lender Party named above	Percentage of Commitment/ Advances held by the Lender Party named above
Term Facility	$250,000,000	$	%
Revolving Credit Facility	$500,000,000	$	%
Swing Line Facility	$25,000,000	$25,000,000	100%
Letter of Credit Facility	$50,000,000	$50,000,000	100%

6.           Applicable Lending Office:

Domestic Lending Office	Eurodollar Lending Office

The terms set forth in this Lender Addendum are hereby agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender Party

By:
Name:
Title:

Acknowledged:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

CRACKER BARREL OLD COUNTRY STORE, INC., as Borrower

By:
Name:
Title:

[1.	Lender Party:

2	Borrower:	CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee Corporation.

3	Administrative Agent:	Wells Fargo Bank, National Association, as the Administrative agent under the Credit Agreement.

4	Credit Agreement:
The Credit Agreement dated as of July 8, 2011 among the Borrower, the Guarantors party thereto, the Lender Parties party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties.

5	Commitments:

Facility	Aggregate Amount of Commitment/ Advances for all Lender Parties	Amount of Commitment/ Advances for the Lender Party named above	Percentage of Commitment/ Advances held by the Lender Party named above
Term Facility	$250,000,000	$	%
Revolving Credit Facility	$500,000,000	$	%

6.           Applicable Lending Office:

Domestic Lending Office	Eurodollar Lending Office

The terms set forth in this Lender Addendum are hereby agreed to:

[NAME OF LENDER PARTY]

By:
Name:
Title:

Acknowledged:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

CRACKER BARREL OLD COUNTRY STORE, INC., as Borrower

By:
Name:
Title:

ANNEX 1

Credit Agreement dated as of July 8, 2011 (the “Credit Agreement”)
among
CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), the Guarantors party thereto,
the Lender Parties party thereto,
Wells Fargo Bank, National Association (“Wells Fargo”),
as Collateral Agent
and
Wells Fargo, as Administrative Agent

STANDARD TERMS AND CONDITIONS

1.           Representations and Warranties.

1.1.           Lender Parties.  Each Lender Party (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Addendum and to consummate the transactions contemplated by the Credit Agreement and to become a Lender Party thereunder, (ii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender Party thereunder and, to the extent of its Commitments, shall have the obligations of a Lender Party thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and either it, or the person exercising discretion in making its decision to acquire the assets represented by the Commitments, is experienced in acquiring assets of such type, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial information delivered pursuant to Section 3.01 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Lender Addendum and to make its Commitments set forth herein, (v) it has, independently and without reliance upon the Administrative Agent or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Lender Addendum and to make its Commitments set forth herein, and (vi) if it is a Lender Party organized under the laws of a jurisdiction outside of the United States, attached to the Lender Addendum is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender Party.

2.           General Provisions.  This Lender Addendum shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Lender Addendum may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Lender Addendum by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Lender Addendum.  This Lender Addendum shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT C-2

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any Letters of Credit, guarantees, and Swing Line Advances included in such Facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the Advances governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.
4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.	Borrower:	CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee Corporation.

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:
The Credit Agreement dated as of July 8, 2011 among the Borrower, the Guarantors party thereto, the Lender Parties party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent, and Wells Fargo, as Administrative Agent for the Lender Parties.

6.           Assigned Interests:

Assignor[s]5	Assignee[s]6	Facility Assigned7	Aggregate Amount of Commitment/ Advances for all Lenders8	Amount of Commitment/ Advances Assigned8	Percentage Assigned of Commitment/ Advances9	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	_____________]10

Effective Date: ____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]11

[NAME OF ASSIGNOR]

By:
Name:
Title:

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Commitment,” Letter of Credit Commitment, “Swing Line Commitment”).
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
11Add additional signature blocks as needed.

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]12

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

12Add additional signature blocks as needed.

[Consented to]13 and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Approved:]14

CRACKER BARREL OLD COUNTRY STORE, INC.

By:
Name:
Title:

13To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
14To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.10(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.03(c) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT

Dated July 8, 2011

From

CRACKER BARREL OLD COUNTRY STORE, INC.

and

the other Pledgors referred to herein,

as Pledgors

to

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

i

Schedules

Schedule I	Chief Executive Office, Type Of Organization, Jurisdiction Of Organization, Organizational Identification Number and Trade Names
Schedule II	Initial Equity Interests
Schedule III	Changes in Name, Location, Etc.

Exhibit

Exhibit A	Form of Pledge Agreement Supplement

ii

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated July 8, 2011 made by CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), the other Persons listed on the signature pages and on Schedule I hereto and the Additional Pledgors (as defined in Section 15) (the Borrower, the Persons so listed and the Additional Pledgors being, collectively, the “Pledgors”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

(1) The Borrower has entered into a Credit Agreement dated as of July 8, 2011 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lender Parties and the Agents (each as defined therein).

(2) Pursuant to the Credit Agreement, the Pledgors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

(3) Each Pledgor is the owner of the shares of stock or other Equity Interests set forth opposite such Pledgor’s name on and as otherwise described in Schedule II hereto (the “Initial Equity Interests”) and issued by the Persons named therein.

(4) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement, the entry into Secured Hedge Agreements by the Hedge Banks from time to time and the entry into the Secured Cash Management Agreements by the Cash Management Banks from time to time, that the Pledgors shall have granted the security interest contemplated by this Agreement.

(5) Each Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements.

(6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and issue Letters of Credit under the Credit Agreement, to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time and to induce the Cash Management Banks to enter into the Secured Cash Management Agreements from time to time, each Pledgor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security.  Each Pledgor hereby assigns and pledges to the

Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties a security interest in such Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) the following (the “Security Collateral”):

(i) the Initial Equity Interests, excluding preferred shares of Rocking Chair, Inc. owned by any Pledgor that are intended by such Pledgor to provide investment opportunities to employees of the Loan Parties (such preferred stock of Rocking Chair, Inc. being hereinafter referred to as the “Excluded Equity”) (the Initial Equity Interests less the Excluded Equity being hereinafter referred to as the “Initial Pledged Shares”) and the certificates, if any, representing the Initial Pledged Shares, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii) all additional shares of stock and other Equity Interests (other than Excluded Equity) from time to time acquired by such Pledgor in any manner (such shares and other Equity Interests (other than Excluded Equity), together with the Initial Pledged Shares, being the “Pledged Shares”), and the certificates, if any, representing such additional shares or other Equity Interests (other than Excluded Equity), and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests (other than Excluded Equity) and all subscription warrants, rights or options issued thereon or with respect thereto; and

(b) all Proceeds of, collateral for and Supporting Obligations relating to, any and all of the Collateral (including, without limitation, Proceeds, collateral and Supporting Obligations that constitute property of the types described in clause (a) of this Section 1 and this clause (b)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) cash proceeds received with respect to the Collateral.

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Section 2. Security for Secured Obligations.  This Agreement secures, in the case of each Pledgor, the payment of all Secured Obligations of such Pledgor now or hereafter existing under the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements.

Section 3. Pledgors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable under the contracts and agreements included in such Pledgor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, any other Loan Document (other than the safe keeping of the certificates, if any, evidencing the Security Collateral from the date of receipt by the Collateral Agent of such certificates), any Secured Hedge Agreement or any Secured Cash Management Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral.

(a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 8(a). For the better perfection of the Collateral Agent’s rights in and to the Security Collateral, each Pledgor shall forthwith, at the request of the Collateral Agent, after the occurrence and during the continuance of an Event of Default, cause such Security Collateral to be registered in the name of the Collateral Agent or such of its nominees as the Collateral Agent shall direct, subject only to the revocable rights specified in Section 8(a). In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral in which any Pledgor has any right, title or interest and that constitutes an Uncertificated Security, such Pledgor will cause the issuer thereof (each such issuer of Security Collateral (including any Issuer as defined in the UCC), an “Issuer”) either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Pledgor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Pledgor, such authenticated record to be in form and substance satisfactory to the Collateral Agent.

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(c) With respect to any Security Collateral in which any Pledgor has any right, title or interest and that constitutes an Uncertificated Security, each Issuer of such Uncertificated Security party hereto, hereby agrees (i) upon the request of the Collateral Agent, to register the Collateral Agent as the registered owner of such security and (ii) to comply with instructions with respect to each such Uncertificated Security originated by the Collateral Agent without further consent of such Pledgor.  Each Issuer party hereto further agrees that this Agreement constitutes an authenticated record with respect to the agreements herein.

(d) With respect to any Security Collateral in which any Pledgor has any right, title or interest and that is not certificated, and is not an Uncertificated Security, upon the request of the Collateral Agent, such Pledgor will notify each such Issuer of Pledged Shares that such Pledged Shares are subject to the security interest granted hereunder.

Section 5. Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a) Such Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, and taxpayer identification number, is correctly set forth in Schedule I hereto. Such Pledgor has only the trade names listed on Schedule I hereto. Such Pledgor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Pledgor is true and accurate in all respects. Such Pledgor has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

(b) All Security Collateral consisting of certificated securities and instruments has been delivered to the Collateral Agent.

(c) Such Pledgor is the legal and beneficial owner of the Collateral of such Pledgor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or as otherwise created or permitted by the other Loan Documents. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Pledgor or any trade name of such Pledgor as debtor with respect to such Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents.

(d) The Security Collateral pledged by such Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Shares that are Uncertificated Securities, such Pledgor has caused the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Pledgor and the Collateral Agent that such Issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Pledgor. If such Pledgor is an Issuer of Pledged Shares that are Uncertificated Securities, such Pledgor confirms that it has received notice of such security interest.

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(e) The Initial Pledged Shares pledged by such Pledgor constitutes the percentage of the issued and outstanding Equity Interests of the Issuers thereof indicated on Schedule II hereto.

(f) All filings and other actions (including without limitation, actions necessary to obtain control of Collateral as provided in Sections 8-106 and 9-106 of the UCC) necessary to perfect the security interest in the Collateral of such Pledgor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Pledgor, securing the payment of the Secured Obligations.

(g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Pledgor of the assignment and security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) the perfection or maintenance of the pledge, assignment and security interest created hereunder (including the first priority nature of such security interest), except for the actions described in Section 4 with respect to Security Collateral, which actions have been taken and are in full force and effect or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

Section 6. Further Assurances.

(a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Pledgor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Pledgor. Without limiting the generality of the foregoing, each Pledgor will promptly with respect to Collateral of such Pledgor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Pledgor hereunder; (iii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iv) take all action necessary to allow the Collateral Agent to take and maintain control of Collateral consisting of investment property as provided in Sections 8-106 and 9-106 of the UCC; and (v) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security’ interest created by such Pledgor under this Agreement has been taken.

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(b)  Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all investment property (or words of similar effect) comprising Pledged Shares of such Pledgor, in each case without the signature of such Pledgor. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)  Each Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Pledgor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

Section 7. Post-Closing Changes.  No Pledgor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 5(a) without first giving at least thirty days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Pledgor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) that purports to cover the Collateral without giving the Collateral Agent thirty days’ prior written notice thereof and taking all action required by the Collateral Agent to ensure that the continued perfection and first priority nature of the Collateral Agent’s security interest in the Collateral will be maintained. Each Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

Section 8. Voting Rights; Dividends; Etc.

(a)        So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral pledged by such Pledgor hereunder or any part thereof for any purpose; provided however, that such Pledgor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

(ii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of or in exchange for the Security Collateral of such Pledgor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

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(B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) of this Section 8(a) and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) of this Section 8(a).

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall, upon notice to such Pledgor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

Section 9. Transfers and Other Liens; Additional Shares.

(a) Each Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Pledgor except for the pledge, assignment and security interest created under this Agreement and Permitted Liens.

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(b) Each Pledgor agrees that it will (i) cause each Issuer of the Pledged Shares pledged by such Pledgor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Shares issued by such Issuer, except to such Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities owned by the Pledgor of each such Issuer of the Pledged Shares.

Section 10. Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

Section 11. Collateral Agent May Perform.  If any Pledgor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Pledgor under Section 14.

Section 12. The Collateral Agent’s Duties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

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(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Pledgor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral to the same extent granted to the Collateral Agent hereunder, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 13. Remedies.  If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of any of the Pledgors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Pledgor agrees that, unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 16 below at least ten Business Days’ notice prior to the time of any sale or disposition shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter

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applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 14) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with Section 2.11(f) of the Credit Agreement.  Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after (i) payment in full of (A) all of the Secured Obligations and (B) any other amount required by any provision of Applicable Law, including, without limitation, Sections 9-610 and 9-615 of the UCC and (ii) the termination of the Commitments, shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(d) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Pledgor pursuant to this Section 13, each Pledgor agrees that, upon request of the Collateral Agent, such Pledgor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(e) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 13, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any offering memorandum or prospectus, and all supplements and amendments thereto, in each case in compliance with applicable law; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

(f) Each Pledgor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in Section 13(d) and, consequently, agrees that, if such Pledgor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with Section 13(d).

Section 14. Indemnity and Expenses.

(a) Each Pledgor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

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(b) Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral of such Pledgor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

Section 15. Amendments; Waivers; Additional Pledgors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Pledgor” and shall be and become a Pledgor hereunder, and each reference in this Agreement and the other Loan Documents to “Pledgor” shall also mean and be a reference to such Additional Pledgor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Pledgor, and (ii) the supplemental Schedules I-III attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-III, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Pledge Agreement Supplement.

Section 16. Notices, Etc.  All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of any Pledgor (including the Borrower), addressed to it at the address of the Borrower or, in the case of the Collateral Agent, addressed to it at its address, in each case, specified in Section 9.01(a) of the Credit Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective three days after being deposited in the mails, or, if sent by overnight courier, on the next Business Day following the day of delivery to the overnight courier, or when delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any

11

provision of this Agreement or of any Pledge Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 17. Continuing Security Interest; Assignments Under the Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.10 of the Credit Agreement.

Section 18. Release; Termination.

(a) Upon any (i) sale, transfer or other disposition of any item of Collateral of any Pledgor in accordance with the terms of the Loan Documents or (ii) merger or consolidation of the Borrower with CBOCS as permitted pursuant to Section 5.02(d)(iv) of the Credit Agreement, the Collateral Agent will, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such item of Collateral from the security interest granted hereby (including, upon any merger of or consolidation referenced in clause (ii) of this Section 18(a), such documents as are reasonably necessary to evidence the release of Collateral from the security interest granted in CBOCS by the Borrower, in its capacity as a Pledgor, prior to the consummation of such merger or consolidation); provided, however, that (A) at the time of such request and such release no Event of Default shall have occurred and be continuing, (B) such Pledgor shall have delivered to the Collateral Agent, at least ten Business Days (or such later date as the Collateral Agent may agree) prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Pledgor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may request, (C) the proceeds of any such sale, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement and (D) upon the merger of the Borrower with and into CBOCS in accordance with the terms of Section 5.02(d)(iv) of the Credit Agreement, the resulting “Borrower” shall provide all documentation reasonably requested by the Administrative Agent to evidence the merger, the name changes and to ensure continued perfection of all Collateral pledged or required to be pledged by such new “Borrower” concurrently with the release contemplated by Section 18(a)(ii) above.

12

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations and the termination of the Commitments, (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination, the Collateral Agent will, at the applicable Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

Section 19. Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 20. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without reference to any other conflicts of law principles thereof (it being understood that perfection of the security interest hereunder in respect of any particular Collateral may be governed by the laws of a jurisdiction other than the State of New York).

13

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CRACKER BARREL OLD COUNTRY STORE, INC., as a Pledgor

By
Name:
Title:

CBOCS, INC., as a Pledgor and an Issuer

By
Name:
Title:

CBOCS SUPPLY, INC., as an Issuer

By
Name:
Title:

CBOCS WEST, INC., as a Pledgor and an Issuer

By
Name:
Title:

[Signature Pages Continue]

Cracker Barrel Old Country Store, Inc.
Pledge Agreement (2011)
Signature Page

CB MUSIC LLC, as an Issuer

By
Name:
Title:

CBOCS PENNSYLVANIA, LLC, as an Issuer

By
Name:
Title:

CBOCS DISTRIBUTION, INC., as a Pledgor and an Issuer

By
Name:
Title:

ROCKING CHAIR, INC., as an Issuer

By
Name:
Title:

CBOCS TEXAS, LLC, as an Issuer

By
Name:
Title:

Cracker Barrel Old Country Store, Inc.
Pledge Agreement (2011)
Signature Page

CBOCS PROPERTIES, INC., as an Issuer

By
Name:
Title:

Cracker Barrel Old Country Store, Inc.
Pledge Agreement (2011)
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Cracker Barrel Old Country Store, Inc.
Pledge Agreement (2011)
Signature Page

Schedule I to the
Pledge Agreement

CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF
ORGANIZATION, TAXPAYER IDENTIFICATION NUMBER AND ORGANIZATIONAL
IDENTIFICATION NUMBER

Schedule II to the
Pledge Agreement

INITIAL EQUITY INTERESTS

Schedule III to the
Pledge Agreement

CHANGES IN NAME, LOCATION, ETC.

1.	Changes in the Pledgor’s Name (including new Pledgor with a new name and names associated with all predecessors in interest of the Pledgor):

	Pledgor	Changes

2.	Changes in the Pledgor’s Location:

	Pledgor	Changes

3.	Changes in the Pledgor’s Chief Executive Office:

	Pledgor	Changes

4.	Changes in the Type of Organization:

	Pledgor	Changes

5.	Changes in the Jurisdiction of Organization:

	Pledgor	Changes

6.	Changes in the Organizational Identification Number:

	Pledgor	Changes

Exhibit A to the
Pledge Agreement

FORM OF PLEDGE AGREEMENT SUPPLEMENT

[Date of Pledge Agreement Supplement]

Wells Fargo Bank, National Association,
as the Collateral Agent for the
Secured Parties referred to in the
Credit Agreement referred to below
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC  28262
Attention: Syndication Agency Services
Telephone No.:  (704) 590-2703
Telecopy No.:  (704) 590-3481

With a copy to:

Wells Fargo Bank, National Association
101 Federal Street, 20th Floor
Boston, MA 02110
Attention of: Meghan Hinds
Telecopy No.: (617) 574-6370

CRACKER BARREL OLD COUNTRY STORE, INC.

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of July 8, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation, as the Borrower, the Guarantors party thereto, the Lender Parties party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement, the “Collateral Agent”), and Wells Fargo, as administrative agent for the Lender Parties, and (ii) the Pledge Agreement dated July 8, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) made by the Pledgors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Pledge Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Pledge Agreement.

SECTION 1.  Grant of Security.  The undersigned hereby assigns and pledges to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the supplements to the Schedules to the Pledge Agreement delivered pursuant to Section 3 of this Pledge Agreement Supplement.

SECTION 2.  Security for Secured Obligations.  The grant of a security interest in, the Collateral by the undersigned under this Pledge Agreement Supplement and the Pledge Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements.

SECTION 3.  Supplements to Pledge Agreement Schedules.  The undersigned has attached hereto supplements to Schedules I through III, respectively, to the Pledge Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Pledge Agreement and are complete and correct.

SECTION 4.  Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5 of the Pledge Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Pledgor.

SECTION 5.   Obligations Under the Pledge Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Pledgor and/or an Issuer, as applicable, by all of the terms and provisions of the Pledge Agreement to the same extent as each of the other Pledgors and/or Issuers. The undersigned further agrees, as of the date first above written, that each reference in the Pledge Agreement to an “Additional Pledgor”, a “Pledgor” or an “Issuer” shall also mean and be a reference to the undersigned, as applicable.

SECTION 6.  Governing Law.  This Pledge Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without reference to any other conflicts of law principles thereof (it being understood that perfection of the security interest hereunder in respect of any particular Collateral may be governed by the laws of a jurisdiction other than the State of New York).

Very truly yours,

[NAME OF ADDITIONAL PLEDGOR]

By
Title:
Address for notices:

[NAME OF ISSUER]

By
Title:
Address for notices:

EXHIBIT E

FORM OF
GUARANTY SUPPLEMENT

________ ___, 20___

Wells Fargo Bank, National Association,
  as Administrative Agent
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC  28262
Attention of:  Syndication Agency Services

Credit Agreement dated as of July 8, 2011
(the “Credit Agreement”)
among
CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Borrower”), the Guarantors party thereto,
the Lender Parties party thereto,
Wells Fargo Bank, National Association (“Wells Fargo”), as Collateral Agent
and
Wells Fargo, as Administrative Agent

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty incorporated in Article VIII thereof (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”).  The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.          Guaranty; Limitation of Liability.  (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Secured Obligations of each other Loan Party now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the Secured Obligations), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including Post Petition Interest), premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (all of the foregoing, collectively, the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement.  Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)           The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the obligations of the undersigned hereunder and thereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance (after taking into account the provisions of paragraph (c) below).

(c)           The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 2.         Obligations Under the Guaranty.  The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder.  The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.           Delivery by Telecopier.  Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 4.           Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.  (a) This Guaranty Supplement shall be governed by, construed and enforced in accordance with, the law of the State of New York (including Section 5.1401 and Section 5.1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

(b)           The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and for purposes of enforcement of collateral security or related matters, the courts of the jurisdiction where such Collateral is located, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any other Loan Document to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by Applicable Law, in such Federal court.  The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other mariner provided by law.  Nothing in this Guaranty Supplement, the Guaranty or in any other Loan Document shall affect any right of the undersigned to bring any action or proceeding relating to this Guaranty Supplement, the Guaranty or any other Loan Document to which the undersigned is a party in the courts of any other jurisdiction.

(c)           The undersigned irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any court referred to in paragraph (b) of this Section.  The undersigned hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT, THE GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY SUPPLEMENT, THE GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

EXHIBIT F

FORM OF
SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

Certificate of Chief Financial Officer

CRACKER BARREL OLD COUNTRY STORE, INC.

I, _________________, hereby certify that I am the Chief Financial Officer of CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Company”), and that I am duly authorized to execute this Solvency Certificate on behalf of the Company, which is being delivered pursuant Section 3.01(a)(viii) of the Credit Agreement dated as of July 8, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Subsidiary Guarantors party thereto, the Lender Parties party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as collateral agent (in such capacity, the “Collateral Agent”), and Wells Fargo, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

I do hereby further certify that I am generally familiar with the prospects, businesses, assets and finances of the Company and have carefully reviewed the contents of this Solvency Certificate and, in connection herewith, have reviewed such other documentation and information and have made such investigation and inquiries as I deem necessary and prudent therefor.

I understand that the Agents and the other Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents.

I do hereby further certify to the Administrative Agent, in good faith and to the best of my knowledge and belief, as follows:

1. The financial projections delivered to the Lenders pursuant to Section 3.01(a)(x) of the Credit Agreement and contained in the Information Memorandum (the “Projections”) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of the conditions then existing and continue to be fair in light of the conditions existing on the date hereof (it being understood that (x) projections as to future events are not to be viewed as fact; and (y) because certain assumptions may not materialize, either partially or wholly, and because unanticipated events may occur and circumstances may arise subsequent to the date of the Projections, actual results during the period or periods covered by the Projections may differ materially from the projected results. I believe the Projections provide reasonable estimation of future performance subject, as stated above, to the uncertainty and approximation inherent in any projections.

2. I have concluded, in good faith and to the best of my knowledge and belief that, as of the date hereof, immediately before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, each Loan Party is, individually and together with its Subsidiaries, Solvent.

3. In reaching the conclusions set forth in this Solvency Certificate, I have considered, on behalf of the Company, among other things:

(a) the cash and other current assets of each Loan Party and its respective Subsidiaries;

(b) all unliquidated and contingent liabilities of each Loan Party and its respective Subsidiaries including, without limitation, any claims arising out of pending or threatened litigation against any Loan Party or any Subsidiary thereof, or any of their respective property and assets, and in so doing, the Company has, in good faith, computed the maximum amount of such unliquidated and contingent liabilities as the maximum amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

(c) all of the other obligations and liabilities of each Loan Party and its respective Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, without limitation, any claims arising out of pending or threatened litigation against any Loan Party or any Subsidiary thereof or any of their respective property and assets;

(d) the amortization requirements of the Credit Agreement and the other Loan Documents, the anticipated interest payable on the Advances and the fees payable under the Credit Agreement and the other Loan Documents, respectively;

(e) the level of capital customarily maintained by each Loan Party and its respective Subsidiaries and other entities engaged in the same or similar business as the business of the Loan Parties and their respective Subsidiaries;

(f) the values of real property, equipment, inventory, accounts receivables, trade secrets and proprietary information, leases, trademarks, goodwill, and all other property, real and personal, tangible and intangible of the Loan Parties and their respective Subsidiaries;

(g) the experience of management of each Loan Party and its respective Subsidiaries in acquiring and disposing of its assets and managing its business; and

(h) historical and anticipated growth in sales volume of each Loan Party and its respective Subsidiaries, and in the income stream generated by each Loan Party and its respective Subsidiaries.

For purposes of this Solvency Certificate, the “fair salable value” of the Loan Parties’ and their Subsidiaries’ assets has been determined on the basis of the amount that I have concluded, in good faith and to the best of my knowledge and belief, may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate this 8th day of July, 2011.

Lawrence E. Hyatt
Senior Vice President and Chief Financial Officer